UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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JPMORGAN CHASE & CO.
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Annual Meeting of Shareholders

Proxy Statement 2024

JPMorgan Chase & Co.

JPMorgan Chase & Co.
383 Madison Avenue
New York, New York 10179-0001
April 8, 2024
Dear fellow shareholders:
We are pleased to invite you to attend the annual meeting of shareholders to be held in a virtual meeting format, via the Internet, on May 21, 2024 at 10:00 a.m. Eastern Time. Shareholders are provided an opportunity to ask questions about topics of importance to the Firm’s business and affairs, to consider matters described in the proxy statement and to receive an update on the Firm’s activities and performance.
We hope that you will attend the meeting. We encourage you to designate the persons named as proxies on the proxy card to vote your shares even if you are planning to attend. This will ensure that your common stock is represented at the meeting.
This proxy statement explains more about the matters to be voted on at the annual meeting, about proxy voting, and other information about how to participate. Please read it carefully. We look forward to your participation.
Sincerely,
James Dimon
Chairman and Chief Executive Officer

A Letter from Jamie Dimon, Our Chairman and CEO, and Stephen B. Burke, Our Lead Independent Director
April 8, 2024
Dear Fellow Shareholders:
In connection with the 2024 Annual Meeting, we want to share with you some of the highlights of the work of the Board. The Board oversaw the Firm’s continued strong financial performance in 2023, building upon its momentum from prior years. We experienced growth across all of our market-leading lines of business and maintained a fortress balance sheet. We achieved managed revenue of $162.4 billion, which was a record for the 6th consecutive year, as well as record net income of $49.6 billion and ROTCE of 21%. The Firm increased its quarterly common dividend from $1.00 to $1.05 per share. In addition, we successfully navigated and supported our clients and customers through the regional bank turmoil, and completed our acquisition of the assets of First Republic Bank.
The Board is focused on the many factors that contribute to the Firm’s long-term strong performance, including continued investment in products, technology and people. We remain vigilant and prepared to work with our customers, clients and communities around the world across a broad range of economic environments. At all times, we are guided by our fundamental business principles and our commitment to building long-term value for our shareholders. This was especially important to our work in the past year, as geopolitics and conflicts developments around the world produced much uncertainty. The ongoing wars in Ukraine and the Middle East, growing tensions with China and a politically divided America have the potential to lead to a restructuring of the global order, in addition to having profound human consequences.
In this environment, the Board’s efforts are focused on making informed decisions and taking appropriate actions to help ensure that our Firm is resilient and we can be there for our clients – in both good times and bad times. Among other matters, in the past year the Board focused on the following:
•Executive succession planning
One of the Board’s top priorities is to plan for an orderly CEO transition in the medium term. As discussed in more detail in this proxy statement, the Board is spending significant time on developing Operating Committee members who are well-known to shareholders as strong potential CEO candidates. Earlier this year, the Firm announced leadership and organizational changes to continue to position the Firm for the future. Jennifer Piepszak and Troy Rohrbaugh were named Co-CEOs of the expanded Commercial & Investment Bank, and Marianne Lake became sole CEO of Consumer & Community Banking. Mary Erdoes remains CEO of Asset &
Wealth Management, and Daniel Pinto continues as President and Chief Operating Officer. The Board believes that these senior management changes and new alignment will help the Firm better serve its clients as well as further develop the Firm's most senior leaders. Should the need arise in the near-term, we view Mr. Pinto as a key executive who is immediately ready to fulfill the responsibilities of the CEO. We also continue to develop a deep bench of potential leaders who can execute the Firm’s strategy and enhance our strong culture.
•Board refreshment
We are committed to maintaining a vital Board for today and the future. In January of this year, we were fortunate to add Mark Weinberger to our Board and are pleased to nominate him for election by shareholders at the annual meeting. As retired Chairman and Chief Executive Officer of Ernst & Young LLP, he brings to the Board an impressive combination of skills, experience and personal qualities that will serve our shareholders, the Firm and the Board well. We would also like to take this opportunity to thank Tim Flynn and Mike Neal, who are retiring from the Board this year. We benefited greatly from their respective insights and contributions as directors and trusted advisors.
•Oversight of key issues
We are pleased to report that your Board has been diligently focused on overseeing key issues that are critical to the success and sustainability of our institution. One such area is Artificial Intelligence (AI), which is revolutionizing the world around us. While the full impact of AI on our business remains to be seen, we recognize its potential to transform every aspect of our operations. To capitalize on this and other groundbreaking technological advances, we are making strategic investments in resources and expertise, positioning the Firm for success in a rapidly changing competitive landscape. Concurrently, we are taking steps to prevent unintended misuse of AI and to mitigate potential cybersecurity risks.
In addition, the Board is actively overseeing the Firm's efforts in addressing climate change and promoting diversity, equity, and inclusion (DEI). As a global financial institution, we play a crucial role in supporting our clients' decarbonization strategies and helping to address the broader challenges of transitioning to a low-carbon economy. We are committed to making informed decisions based on the best interests of our Firm and clients, rather than adhering to simplistic statements or arbitrary rules. Furthermore, we firmly believe in the value of DEI, both as a moral imperative and as a strategic driver of success. By fostering a diverse and inclusive workforce, we enable innovation, smarter decision-making, and better financial results for our business and the economy as a whole. We continue to work closely with management to promote equal treatment, opportunity and access throughout our organization.
Our company’s success is built upon the efforts of thousands of employees, our superb senior management team and our outstanding Board members. And it is with a heavy heart that we remember one such Board member, our colleague and friend, Jim Crown, who served as a member of our Board of Directors from 2004 until his unexpected passing last year. His wisdom and spirit are profoundly missed.
We look forward to continuing to deliver value to our customers, shareholders and stakeholders while remaining firm in our business principles. On behalf of the entire Board, we are grateful for your support of the Board and the Firm.

James Dimon Chairman and Chief Executive Officer

Stephen B. Burke Lead Independent Director

Notice of 2024 Annual Meeting of Shareholders and Proxy Statement

DATE	Tuesday, May 21, 2024

TIME	10:00 a.m. Eastern Time

ACCESS
The 2024 Annual Meeting will be held in a virtual meeting format, via the Internet. If you plan to participate in the virtual meeting, please see “Information about the annual shareholder meeting.” Shareholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) via the Internet and will be able to examine the shareholder list before the meeting. Shareholders may participate online by logging in at www.virtualshareholdermeeting.com/JPM2024.
We encourage you to submit your proxy prior to the annual meeting.

RECORD DATE	March 22, 2024

MATTERS TO BE	•Election of directors
VOTED ON
•Advisory resolution to approve executive compensation
•Approval of amended and restated long-term incentive plan effective May 21, 2024
•Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024
•Shareholder proposals, if they are properly introduced at the meeting
•Any other matters that may properly be brought before the meeting
By order of the Board of Directors
John H. Tribolati
Secretary
April 8, 2024

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE PROMPTLY.
JPMorgan Chase & Co. uses the Securities and Exchange Commission (“SEC”) rule permitting companies to furnish proxy materials to their shareholders via the Internet. In accordance with this rule, on or about April 8, 2024, we sent to shareholders of record at the close of business on March 22, 2024, a Notice of Internet Availability of Proxy Materials (“Notice”), which includes instructions on how to access our 2024 Proxy Statement and 2023 Annual Report online, and how to vote online for the 2024 Annual Shareholder Meeting.
If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.
To be admitted to the annual meeting at www.virtualshareholdermeeting.com/JPM2024, you must enter the control number found on your proxy card, voting instruction form or Notice you previously received. See “Information about the annual shareholder meeting” on page 107. At the virtual meeting site, you may follow the instructions to vote and ask questions before or during the meeting.
If you hold your shares through a broker, your shares will not be voted unless (i) you provide voting instructions or (ii) the matter is one for which brokers have discretionary authority to vote. Of the matters to be voted on at the annual meeting, the only one for which brokers have discretionary authority to vote is Proposal 4, the ratification of the independent registered public accounting firm. See “What is the voting requirement to approve each of the proposals?” on page 109.

Table of Contents	RECOMMENDATIONS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe” or other words of similar meaning. Forward-looking statements provide JPMorgan Chase & Co.’s (“JPMorgan Chase” or the “Firm”) current expectations or forecasts of future events, circumstances, results or aspirations. All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond the Firm’s control. JPMorgan Chase’s actual future results may differ materially from those set forth in its forward-looking statements. Certain of such risks and uncertainties are described in JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2023 ("2023 Form 10-K"). Any forward-looking statements made by or on behalf of the Firm speak only as of the date they are made, and JPMorgan Chase does not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.
No reports, documents or websites that are cited or referred to in this proxy statement shall be deemed to form part of, or to be incorporated by reference into, this proxy statement.

PROXY SUMMARY
2024 Proxy Summary
This summary highlights information in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting. Terms not defined in the text of this proxy statement can be found in the “Glossary of selected terms and acronyms” on page 121.
Your vote is important. For more information on voting and attending the annual meeting, see “Information about the annual shareholder meeting” on page 107. This proxy statement has been prepared by our management and approved by the Board of Directors, and is being sent or made available to our shareholders on or about April 8, 2024.
Annual meeting overview: Matters to be voted on

MANAGEMENT PROPOSALS

The Board of Directors recommends you vote FOR each director nominee and proposals 2, 3 and 4 (for more information see page referenced):

1.	Election of directors	7
2.	Advisory resolution to approve executive compensation	34
3.	Approval of amended and restated long-term incentive plan effective May 21, 2024	76
4.	Ratification of independent registered public accounting firm	84

SHAREHOLDER PROPOSALS (if they are properly introduced at the meeting)

The Board of Directors recommends you vote AGAINST each of the following shareholder proposals (for more information see page referenced):

5.	Independent board chairman	92
6.	Humanitarian risks due to climate change policies	94
7.	Indigenous peoples' rights indicators	96
8.	Proxy voting alignment	97
9.	Report on due diligence in conflict-affected and high-risk areas	100
10.	Shareholder opportunity to vote on excessive golden parachutes	101
11.	Report on respecting workforce civil liberties	104

2024 PROXY STATEMENT	1	JPMORGAN CHASE & CO.

PROXY SUMMARY

The Firm demonstrated strong financial performance in 2023

The Firm continued its focus on serving our clients and customers amid ongoing, growing geopolitical tensions, economic uncertainty, elevated inflation and higher rates, while investing in and executing on long-term strategic initiatives. The Firm experienced growth across all of our market-leading lines of business, achieved record financial results and maintained a fortress balance sheet.

JPMORGAN CHASE & CO.

REVENUE		PRE-TAX INCOME		NET INCOME	RETURN ON EQUITY ("ROE")	RETURN ON TANGIBLE COMMON EQUITY ("ROTCE")[2]
$158.1B	$162.4B	$61.6B	$69.0B	$49.6B	17%	21%
REPORTED	MANAGED[1,2]	REPORTED	EXCLUDING LOAN LOSS RESERVES ("Ex. LLR")[1,2]

EARNINGS PER SHARE ("EPS")		BOOK VALUE PER SHARE ("BVPS")	TANGIBLE BOOK VALUE PER SHARE ("TBVPS")[2]	MARKET CAPITALIZATION	NET CAPITAL DISTRIBUTIONS[3]
$16.23		$104.45	$86.08	$489.3B	$19.8B

CONSUMER & COMMUNITY BANKING ("CCB")		CORPORATE & INVESTMENT BANK ("CIB")		COMMERCIAL BANKING ("CB")		ASSET & WEALTH MANAGEMENT ("AWM")
REVENUE[1]	PRE-TAX INCOME ex. LLR[1,2]	REVENUE[1]	PRE-TAX INCOME[1]	REVENUE[1]	PRE-TAX INCOME ex. LLR[1,2]	REVENUE[1]	PRE-TAX INCOME[1]
$70.1B	$30.0B	$48.8B	$20.1B	$15.5B	$9.9B	$19.8B	$6.9B

NET INCOME	ROE	NET INCOME	ROE	NET INCOME	ROE	NET INCOME	ROE
$21.2B	38%	$14.1B	13%	$6.1B	20%	$5.2B	31%

•#1 market share in U.S. retail deposits[4] •#1 market share in Card, based on U.S. sales and outstandings •#1 primary bank for U.S. small businesses •#1 banking platform in the U.S.[4]		•#1 in Global Investment Banking ("IB") fees for 15 consecutive years, with 8.8% wallet share[5] •#1 in Markets revenue[5] •#1 in USD payments volume[6] •#3 custodian globally by revenue[7]
•Record revenues overall and in Middle Market Banking & Specialized Industries ("MMBSI") of $7.4B, Corporate Client Banking & Specialized Industries ("CCBSI") of $4.8B and Commercial Real Estate ("CRE") of $3.3B
•Record average loans of $268.3B (up 20%)
•Strong credit performance with a net charge-off ratio of 12bps

•Pre-tax margin of 35%
•Long-term Assets Under Management ("AUM") flows of $140B, top 2 rank in Client Asset Flows[8] over a 5-year period
•Average deposits of $216.2B (down 17%); record average loans of $220.5B (up 2%)

Excluding the impact of First Republic Bank9: the Firm achieved managed revenue1,2 of $154.2 billion, pre-tax income ex. LLR1,2 of $63.2 billion, net income of $45.4 billion, or $14.84 per share, and ROTCE2 of 19%; CCB achieved managed revenue1 of $66.9 billion, pre-tax income ex. LLR1,2 of $27.9 billion, net income of $20.0 billion, and ROE of 38%; CB achieved managed revenue1 of $14.6 billion, pre-tax income ex. LLR1,2 of $9.0 billion, net income of $6.0 billion, and ROE of 20%; AWM achieved managed revenue1 of $18.7 billion, pre-tax income1 of $5.9 billion, net income of $4.5 billion and ROE of 27%.
1The Firm reviews the results of the Firm and the lines of business on a managed basis. Refer to Note 2, on page 113 for a definition of managed basis.
2Managed Revenue, Pre-Tax Income (ex. LLR), ROTCE and TBVPS are each non-GAAP financial measures; refer to Notes 1 and 2 on page 113 for a further discussion of these measures.
3Reflects common dividends and common stock repurchases, net of common stock issued to employees.
4Refer to Notes 2 and 3 on page 59.
5Refer to Notes 2 and 3 on page 57.
6Based on third-party data.
7Coalition Greenwich FY23 Competitor Analytics (preliminary). Rank is based on JPMorgan Chase's internal business structure and revenue and Coalition Index Banks for Securities Services.
8Refer to Note 2 on page 58.
9On May 1, 2023, JPMorgan Chase acquired certain assets and assumed certain liabilities of First Republic Bank. All references to excluding the impact of First Republic Bank refer to excluding the relevant effects of the First Republic Bank acquisition, as well as subsequent related business and activities, as applicable. Refer to Note 34 to the Firm’s Consolidated Financial Statements in the 2023 Annual Report on pages 307 - 309.

JPMORGAN CHASE & CO.	2	2024 PROXY STATEMENT

PROXY SUMMARY

We are committed to strong corporate governance practices

Board composition reflects an effective mix of experience, refreshment, skills and diversity to provide independent oversight

•Our directors have experience and demonstrated success in executive fields relevant to the Firm’s business and operations, and contribute to the Board’s effective oversight of management and its diversity across a range of attributes, executive experience and skills
•The Board has a well-balanced tenure with a mix of experience and fresh perspectives

A strong Lead Independent Director role facilitates independent Board oversight of management

•The Firm’s Corporate Governance Principles (“Governance Principles”) require the independent directors to appoint a Lead Independent Director if the role of the Chair is combined with that of the CEO
•The Board reviews its leadership structure annually
•The Lead Independent Director's responsibilities demonstrate the Board's commitment to empowering the Lead Independent Director to serve as an effective counterbalance to the CEO

Our Board guides succession planning

•The Board is focused on enabling an orderly CEO transition to take place in the medium-term
•As part of succession planning, the Board continues to oversee management's development of several Operating Committee ("OC") members who are well-known to shareholders as strong potential candidates to succeed Mr. Dimon
•Individual OC members have been provided with opportunities to gain exposure to different parts of the business and to deepen their leadership experience in new and expanded roles
•In January 2024, the Firm announced leadership changes and a streamlined business to continue to position the Firm for the future

Our Board provides independent oversight of the Firm’s business and affairs

•Sets the cultural “tone at the top”
•Oversees the business and affairs of the Firm based on sound governance practices and effective leadership structure
•Reviews and approves the Firm’s strategic plan, and oversees strategic objectives
•Oversees the Firm’s financial performance and condition
•Oversees the Firm's risk management and internal control frameworks
•Oversees executive performance, talent management and succession planning

We actively engage with shareholders

•We regularly engage with shareholders throughout the year on a wide variety of topics, such as strategy, financial and operating performance, competitive environment, regulatory landscape and environmental, social and governance ("ESG")-related matters
•In 2023, our shareholder engagement initiatives included:
–Shareholder Engagement: We solicited feedback through approximately 200 engagements with 120 shareholders that represented 50% of the Firm's outstanding common stock, in addition to other key stakeholder listening and learning sessions. Our engagements with shareholders focused on board and management succession planning, executive compensation, technology, including artificial intelligence, cybersecurity and the Firm's sustainability efforts, including its climate strategy, in addition to a variety of discussions on the Firm's strategy and its financial and operating performance
–Meetings/Conferences: Senior management hosted approximately 28 investor meetings, and presented at approximately 15 investor conferences

Our governance practices promote Board effectiveness and shareholder interests

•Annual Board and committee assessment •Robust shareholder rights: –proxy access –right to call a special meeting –right to act by written consent
•Majority voting for all director elections
•Stock ownership requirements for directors
•100% principal standing committee independence
•Executive sessions of independent directors at each regular Board meeting

2024 PROXY STATEMENT	3	JPMORGAN CHASE & CO.

PROXY SUMMARY

Proposal 1: Election of directors – page 7

The Board of Directors has nominated the 10 individuals listed below. All are independent other than our CEO. If elected at the annual meeting, all nominees are expected to serve until next year’s annual meeting.

Nominee/Director of JPMorgan Chase since[1]	Age	Principal Occupation	Other U.S.-Listed Public Company Directorships	Committee Membership[2,3]

Stephen B. Burke Lead Independent Director Director since 2004	65	Retired Chairman and Chief Executive Officer of NBCUniversal, LLC	2	Compensation & Management Development (Chair); Corporate Governance & Nominating

Linda B. Bammann Director since 2013	68	Retired Deputy Head of Risk Management of JPMorgan Chase & Co.[4]	0	Risk (Chair); Compensation & Management Development

Todd A. Combs Director since 2016	53	Chairman, President and Chief Executive Officer of GEICO and Investment Officer at Berkshire Hathaway Inc.	0	Corporate Governance & Nominating (Chair); Compensation & Management Development

Alicia Boler Davis Director since 2023	55	Chief Executive Officer of Alto Pharmacy, LLC	0	Risk

James Dimon Director since 2004	68	Chairman and Chief Executive Officer of JPMorgan Chase & Co.	0

Alex Gorsky Director since 2022	63	Retired Chairman and Chief Executive Officer of Johnson & Johnson	2	Risk

Mellody Hobson Director since 2018	55	Co-Chief Executive Officer and President of Ariel Investments, LLC	1	Public Responsibility (Chair); Risk

Phebe N. Novakovic Director since 2020	66	Chairman and Chief Executive Officer of General Dynamics Corporation	1	Audit; Public Responsibility

Virginia M. Rometty Director since 2020	66	Retired Executive Chairman, President and Chief Executive Officer of International Business Machines Corporation ("IBM")	0	Compensation & Management Development; Corporate Governance & Nominating

Mark A. Weinberger Director since 2024	62	Retired Global Chairman and Chief Executive Officer of Ernst & Young LLP	2	Audit

1Director of a heritage company of the Firm as follows: Bank One Corporation: Mr. Burke (2003–2004), Mr. Dimon, Chairman of the Board (2000–2004)
2Principal standing committees
3If elected, Mr. Weinberger will serve as the Chair of the Audit Committee, and Mr. Gorsky will serve on the Audit and Public Responsibility Committees, concluding his service on the Risk Committee
4Retired from JPMorgan Chase & Co. in 2005

JPMORGAN CHASE & CO.	4	2024 PROXY STATEMENT

PROXY SUMMARY

Proposal 2: Advisory resolution to approve executive compensation – page 34

We are submitting an advisory resolution to approve the compensation of our Named Executive Officers (“NEOs”).

We believe shareholders should consider three key factors in their evaluation of this year’s proposal:

1. How we think about pay decisions
The Firm’s Business Principles and strategic framework form the basis of our OC members’ strategic priorities. The Compensation & Management Development Committee ("CMDC") references those strategic priorities and the Firm’s compensation philosophy to assess OC members’ performance and to determine their respective total compensation levels and pay mix.
2. How we performed against our business strategy
We continued to deliver strong multi-year financial performance, invest in our future, strengthen our risk and control environment, and reinforce our culture and values, including our long-standing commitment to serve our customers, employees and communities, and conduct business in a responsible way to drive inclusive growth.
3. How performance determined pay in 2023
In determining OC member pay, the CMDC took into account performance across four broad performance dimensions: Business Results; Risk, Controls & Conduct; Client/Customer/Stakeholder; and Teamwork & Leadership. CEO pay is strongly aligned to the Firm’s short-, medium- and long-term performance, with approximately 86% of the CEO’s variable pay deferred into equity, of which 100% is in at-risk Performance Share Units ("PSUs") for both our CEO and our President & COO. Other NEO pay is also strongly aligned to Firm and line of business ("LOB") performance, with a majority of variable pay deferred into equity, of which 50% is in at-risk PSUs.

Disciplined performance assessment process to determine pay

The CMDC uses a balanced holistic approach to determine annual compensation, which includes a disciplined assessment of performance against the aforementioned four broad dimensions over a sustained period of time.
The table below summarizes the salary and incentive compensation awarded to our NEOs for 2023 performance.

		Incentive Compensation
Name and principal position[1]	Salary	Cash	Restricted stock units	Performance share units	Total

James Dimon Chairman and CEO	$1,500,000	$5,000,000	$—	$29,500,000	$36,000,000

Daniel Pinto President & Chief Operating Officer Former CEO, Corporate & Investment Bank	1,500,000	5,000,000	—	23,500,000	30,000,000

Mary Callahan Erdoes CEO, Asset & Wealth Management	750,000	10,500,000	7,875,000	7,875,000	27,000,000

Marianne Lake CEO, Consumer & Community Banking Former Co-CEO, Consumer & Community Banking	750,000	7,100,000	5,325,000	5,325,000	18,500,000

Jennifer Piepszak Co-CEO, Commercial & Investment Bank Former Co-CEO, Consumer & Community Banking	750,000	7,100,000	5,325,000	5,325,000	18,500,000

Jeremy Barnum Chief Financial Officer	750,000	5,700,000	4,275,000	4,275,000	15,000,000

1Officer position titles within this Proxy Statement reflect current roles and responsibilities as of the record date. On January 25, 2024, the Firm announced new responsibilities for certain executives: Ms. Piepszak, along with Troy Rohrbaugh, the Firm’s Co-Head of Markets and Securities Services, became Co-Chief Executive Officers of the expanded Commercial & Investment Bank; Mr. Pinto continues as the Firm’s President and Chief Operating Officer but is no longer Chief Executive Officer of the former Corporate & Investment Bank; and Ms. Lake became the sole Chief Executive Officer of Consumer & Community Banking.

2024 PROXY STATEMENT	5	JPMORGAN CHASE & CO.

PROXY SUMMARY

Proposal 3: Approval of amended and restated long-term incentive plan effective May 21, 2024 - page 76

We are seeking approval of our Amended and Restated Long-Term Incentive Plan (the “2024 Plan”), to renew the term of the Amended and Restated Long-Term Incentive Plan approved by shareholders on May 18, 2021 (the “2021 Plan”) to a term date of May 31, 2028, and to authorize approximately 38.2 million additional shares, bringing the total number of shares authorized for awards under the 2024 Plan to 81 million shares (which is less than the total number of shares authorized under the 2021 Plan by 4 million shares). During our semi-annual shareholder outreach program and discussion of our equity compensation practices, our shareholders indicated a preference for more frequent requests for approval of a smaller quantity of shares, as opposed to requesting larger quantities less frequently. As a result, the Compensation & Management Development Committee of the Board considered this feedback in determining the number of shares to request for authorization under the 2024 Plan.
The 2024 Plan would also continue to incorporate our compensation program for non-employee directors, with certain established retainers (both cash and equity) and certain limitations on future changes to those retainers.

Proposal 4: Ratification of independent registered public accounting firm – page 86

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2024. A resolution is being presented to our shareholders requesting ratification of PwC’s appointment.

JPMORGAN CHASE & CO.	6	2024 PROXY STATEMENT

Corporate Governance

Proposal 1: Election of directors

Our Board of Directors has nominated 10 directors, who, if elected by shareholders at our annual meeting, will be expected to serve until next year’s annual meeting.
RECOMMENDATION: Vote FOR all nominees

2024 PROXY STATEMENT	7	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Key factors for shareholder consideration

1
Director nominees, Director independence & recruitment
•Nominees have executive experience and skills aligned with the Firm’s business and strategy
•Ongoing recruitment and refreshment promote a balance of experience and fresh perspective

Pages 9-18

2	Board governance
•Lead Independent Director facilitates independent oversight of management •Board conducts an annual self-assessment and review of its leadership structure
•Board carries out a significant portion of its oversight responsibilities through its principal standing committees, allowing more in-depth attention devoted to overseeing key issues. Each of these committees consists solely of independent members of the Board

Pages 19-24

3	Board oversight of the business and affairs of the Firm

•Board sets the cultural “tone at the top”
•Board actively oversees the business and affairs of the Firm based on sound governance practices and effective leadership structure
•Board reviews and approves the Firm's annual strategic plan, and oversees strategic objectives

•Board oversees the Firm’s financial performance and condition
•Board oversees the Firm's risk management and internal control frameworks
•Board evaluates CEO performance and compensation and oversees succession planning for the CEO and talent management for other senior executives

Pages 25-26

4	Board engagement with the Firm’s stakeholders

•In 2023, we solicited feedback through approximately 200 engagements with 120 shareholders that represented 50% of the Firm’s outstanding common stock, in addition to other key stakeholder listening and learning sessions. Our engagements with shareholders focused on board and management succession planning, executive compensation, technology, including artificial intelligence, cybersecurity and the Firm's sustainability efforts, including its climate strategy and progress, in addition to a variety of discussions on the Firm’s strategy and its financial and operating performance. We also conducted engagement sessions with leading proxy advisory firms. Our Lead Independent Director participated in a number of these discussions, as appropriate.

Pages27-28

JPMORGAN CHASE & CO.	8	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
1. Director nominees
Our directors
The Board is responsible for overseeing management and promoting sound corporate governance on behalf of shareholders. JPMorgan Chase seeks director candidates who uphold the highest standards, are committed to the Firm’s values and are strong independent stewards of the long-term interests of shareholders, employees, customers, suppliers and communities in which we work. The Board, including the Corporate Governance & Nominating Committee (“Governance Committee”), considers Board composition holistically, with a focus on recruiting directors who have the qualities required to effectively oversee the Firm, including its present and future strategy. The Board seeks directors with expertise in executive fields who will bring experienced and fresh perspectives and insight, and come together to effectively challenge and provide independent oversight of management. The Board looks for candidates with a diversity of experiences, backgrounds, perspectives and viewpoints.
The individuals presented on the following pages have been nominated for election because they possess the skills, experience, personal attributes and tenure needed to guide the Firm’s strategy, and to effectively oversee the Firm’s risk management and internal control frameworks, and management’s execution of its responsibilities.
In the biographical information about our director nominees that follows, the ages indicated are as of May 21, 2024, and the other information is as of the date of this proxy statement. There are no family relationships among the director nominees or between any director nominee and any executive officer.
Timothy P. Flynn, who has served as a director of the Firm since 2012, and Michael A. Neal, who has served as a director of the Firm since 2014, have decided to retire from the Board and are not standing for re-election when their terms expire on the eve of this year's annual meeting.
All of the nominees are currently directors of the Firm. Each nominee has agreed to be named in this proxy statement and, if elected, to serve a one-year term expiring at our 2025 annual meeting.
Directors are expected to attend our annual shareholder meetings. All 12 directors serving on our Board at the time of the 2023 annual meeting attended the meeting.
QUALIFICATIONS AND ATTRIBUTES
When recruiting and selecting candidates, the Board considers a wide range of attributes, executive experience and skills. Below are brief summaries of the key qualifications of our director nominees. The following page provides a matrix of Board qualifications and other attributes.

All of our nominees possess: independent perspective, integrity, judgment, strong work ethic, strength of conviction, collaborative approach to engagement, inquisitiveness and willingness to appropriately challenge management

Finance and Accounting	Knowledge of or experience in accounting, financial reporting or auditing processes and standards is important to effectively oversee the Firm’s financial position and condition and the accurate reporting thereof, and to assess the Firm’s strategic objectives from a financial perspective

Financial Services
Experience in the financial services industry, including investment banking, asset management, global financial markets or consumer products and services, or work with the industry in an advisory or policy-making capacity, is important to evaluate the Firm’s business model, strategies and the industry in which we compete

International Business Operations	Experience in diverse geographic, political and regulatory environments is important to effectively oversee the Firm as it serves customers and clients across the globe

Leadership of a Large, Complex Organization	Executive experience managing business operations and strategic planning is important to effectively oversee the Firm’s complex worldwide operations

Human Capital Management
Experience in human capital management, including senior executive development, succession planning and compensation matters, helps the Board to effectively oversee the Firm’s efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers

Public Company Governance
Knowledge of public company governance matters, policies and best practices assists the Board in considering and adopting applicable corporate governance practices, interacting with stakeholders and understanding the impact of various policies on the Firm’s functions

Technology
Experience with or oversight of innovative technology, cybersecurity, information systems/data management, information security, fintech or privacy is important in overseeing the security of the Firm’s operations, assets and systems as well as the Firm’s ongoing investment in and development of innovative technology

Regulated Industries	Experience with regulated businesses, regulatory requirements and relationships with global regulators is important because the Firm operates in a heavily regulated industry

Risk Management and Controls	Skills and experience in assessment and management of business and financial risk factors is important to effectively oversee risk management and understand the most significant risks facing the Firm

ESG Matters
Experience with ESG-related matters is important to provide effective oversight of efforts to assess and manage potential risks and opportunities in relation to our ESG-related business strategy, including advancing inclusive growth, promoting sustainable development and supporting our clients with their transition to a low-carbon economy

2024 PROXY STATEMENT	9	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
BOARD DIVERSITY AND EXPERIENCE MATRIX1

10 Director Nominees:
Qualifications
Finance and Accounting
Financial Services
International Business Operations
Leadership of a Large, Complex Organization
Human Capital Management
Public Company Governance
Technology
Regulated Industries
Risk Management and Controls
ESG Matters
Background
Gender
Male
Female
Non-binary
Race/Ethnicity
American Indian or Alaska Native
Asian
Black or African American
Hispanic or Latino
Native Hawaiian or other Pacific Islander
White
Two or more races or ethnicities
LGBTQ+
Heterosexual
LGBTQ+
Military Status
Reservist and/or National Guard
Veteran/Prior Military Service
Age/Tenure
Age	65	68	53	55	68	63	55	66	66	62
Years on the Board	20	11	8	2	20	2	6	4	4	1
1The information in the Board Diversity and Experience Matrix was provided by the nominees. The race and ethnicity information is based on U.S. Equal Employment Opportunity race/ethnicity categories.

JPMORGAN CHASE & CO.	10	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement

Stephen B. Burke
Retired Chairman and Chief Executive Officer of NBCUniversal, LLC
Lead Independent Director since 2021

Age: 65 Director since: 2004	Committees: •Compensation & Management Development Committee (Chair) •Corporate Governance & Nominating Committee
Qualification Highlights
•Public Company Governance: As an experienced board member and executive, brings valuable insight on corporate governance best practices and effective engagement with diverse stakeholders
•Human Capital Management: Brings a balanced perspective on executive development, succession planning and compensation matters
•Leadership of a Large, Complex Organization: Experience managing a complex, global business, including setting and executing long-term strategic direction
•Finance and Accounting: Strong financial acumen gained through executive roles
Career Highlights
Comcast Corporation/NBCUniversal, LLC, leading providers of entertainment, information and communication products and services
•Senior Advisor, Comcast Corporation (since 2021)
•Chairman of NBCUniversal, LLC and NBCUniversal Media, LLC (2020)
•Senior executive officer of Comcast Corporation (2011-2020)
•Chief Executive Officer and President of NBCUniversal, LLC and NBCUniversal Media, LLC (2011-2019)
•Chief Operating Officer, Comcast (2004–2011)
•President, Comcast Cable Communications Inc. (1998–2010)
Education
•Graduate of Colgate University
•M.B.A., Harvard Business School
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•Snowflake Inc. (since 2023)
•Berkshire Hathaway Inc. (since 2009)
Other Experience
•Chairman, Children's Hospital of Philadelphia

Linda B. Bammann
Retired Deputy Head of Risk Management of JPMorgan Chase & Co.

Age: 68 Director since: 2013	Committees: •Risk Committee (Chair) •Compensation & Management Development Committee
Qualification Highlights
•Risk Management and Controls: Retired risk management executive with deep experience in assessing and managing financial risk
•Financial Services: Wide-ranging experience in the financial services sector, including with respect to capital markets and consumer financial products
•Regulated Industries: Significant experience navigating the financial services regulatory landscape and engaging with regulators
•Human Capital Management: Brings valuable insight on succession planning and senior executive development matters
Career Highlights
JPMorgan Chase & Co. (merged with Bank One Corporation in 2004)
•Deputy Head of Risk Management (2004–2005)
•Chief Risk Management Officer and Executive Vice President, Bank One Corporation (2001–2004)
•Senior Managing Director, Bank One Capital Markets (2000–2001)
Education
•Graduate of Stanford University
•M.A., Public Policy, University of Michigan
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•None
Other Experience
•Former Board Member, Risk Management Association
•Former Chair, Loan Syndications and Trading Association
•Board Member, Travis Mills Foundation
•Senior Advisor, The Brydon Group

2024 PROXY STATEMENT	11	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement

Todd A. Combs
Chairman, President and Chief Executive Officer of GEICO and Investment Officer at Berkshire Hathaway Inc.

Age: 53 Director since: 2016	Committees: •Corporate Governance & Nominating Committee (Chair) •Compensation & Management Development Committee
Qualification Highlights
•Public Company Governance: As Investment Officer at Berkshire Hathaway, brings a rigorous investor perspective to public company governance practices and their effect on shareholder interests
•Human Capital Management: Deep experience and insight into management succession planning and compensation matters as President and CEO of GEICO and through service on Berkshire Hathaway subsidiary boards
•Financial Services: Investment management and financial markets expertise through more than two decades of executive experience
•Regulated Industries: Experience managing complex governmental and regulatory matters as the CEO of a business in the highly regulated insurance industry
Career Highlights
Berkshire Hathaway Inc., a holding company whose subsidiaries engage in a number of diverse business activities including finance, insurance and reinsurance, and utilities and energy
•Chairman, President and Chief Executive Officer, GEICO, a subsidiary of Berkshire Hathaway (since 2020)
•Investment Officer (since 2010)
Castle Point Capital Management, an investment management firm
•Chief Executive Officer and Managing Member (2005–2010)
Education
•Graduate of Florida State University
•M.B.A., Columbia Business School
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•None
Other Experience
•Board Member, Precision Castparts Corp.
•Board Member, Duracell Inc.
•Board Member, Charter Brokerage LLC

Alicia Boler Davis
Chief Executive Officer of Alto Pharmacy, LLC

Age: 55 Director since: 2023	Committees: •Risk Committee
Qualification Highlights
•Risk Management and Controls: Expertise in risk management and controls matters gained from experience in senior executive roles
•Technology: Insight into the development and deployment of innovative technology including through her experience leading Amazon’s worldwide network of customer service operations, and robotics and technology
•Regulated Industries: Strong understanding of regulatory processes and the ability to effectively navigate the regulatory landscape as CEO of a business in a highly regulated industry
•International Business Operations: Wide-ranging experience in overseeing businesses with global operations, customers and stakeholders
Career Highlights
Alto Pharmacy, LLC, a digital pharmacy
•Chief Executive Officer (since 2022)
Amazon.com, Inc., a global e-commerce company
•Senior Vice President, Global Customer Fulfillment (2021-2022)
•Senior Team Member (2020-2022)
•Vice President, Global Customer Fulfillment (2019-2021)
The General Motors Company, a multinational automotive manufacturing company
•Executive Vice President, Global Manufacturing and Labor Relations (2016-2019)
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•General Mills, Inc. (2016 - 2019)
Other Experience
•Trustee, Northwestern University
•Former Board Member, Beaumont Health Systems
•Former Board Member, CARE House of Oakland County
Education
•Graduate of Northwestern University
•Master of Science and Honorary Doctor of Engineering, Rensselaer Polytechnic Institute
•M.B.A., Indiana University

JPMORGAN CHASE & CO.	12	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement

James Dimon
Chairman and Chief Executive Officer of JPMorgan Chase & Co.

Age: 68 Director since: 2004 and Chairman of the Board since 2006
Qualification Highlights
•Financial Services: Experienced leader in the financial services industry with deep knowledge of all aspects of the Firm’s business activities
•Leadership of a Large, Complex Organization: Leadership of JPMorgan Chase and its predecessors for more than two decades, with a track record of growth, market leadership, and focus on the Firm’s clients
•Human Capital Management: Unique insight into all aspects of recruitment, retention, and development of key talent and succession planning for senior executives
•Regulated Industries: In-depth experience in responding to an evolving regulatory landscape and cultivating constructive relationships with regulators and government leaders around the world
•International Business Operations: Executive management of business operations that serve customers and clients in 100+ global markets and across diverse geographic, political and regulatory environments
Career Highlights
JPMorgan Chase & Co. (merged with Bank One Corporation in 2004)
•Chairman of the Board (since 2006) and Director (since 2004); Chief Executive Officer (since 2005)
•President (2004–2018)
•Chief Operating Officer (2004–2005)
•Chairman and Chief Executive Officer at Bank One Corporation (2000–2004)
Education
•Graduate of Tufts University
•M.B.A., Harvard Business School
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•None
Other Experience
•Member of Board of Deans, Harvard Business School
•Director, Catalyst
•Member, Business Roundtable
•Member, Business Council
•Trustee, New York University School of Medicine

Alex Gorsky
Retired Chairman and Chief Executive Officer of Johnson & Johnson

Age: 63 Director since: 2022	Committees: •Risk Committee
Qualification Highlights
•Finance and Accounting: Deep understanding of financial reporting standards and oversight of enterprise financial condition from experience as CEO of Johnson & Johnson
•Technology: Expertise in overseeing innovative technologies, information security, and privacy issues through executive and board positions
•International Business Operations: Seasoned executive experience operating in diverse geographic, political and regulatory environments
•Public Company Governance: Broad governance expertise through public company board service and as former Chair of the Business Roundtable's Corporate Governance Committee
Career Highlights
Johnson & Johnson, a global healthcare company
•Executive Chairman (2022)
•Chairman, Chief Executive Officer, Chairman of the Executive Committee (2012-2021)
•Worldwide Chairman of the Surgical Care Group and the Medical Devices and Diagnostics Group and member of the Executive Committee (2009)
•Company Group Chairman, Ehticon (2008-2009)
Novartis Pharmaceuticals Corporation, a multinational medicines company
•Head of North America pharmaceutical business (2004-2008)
Education
•Graduate of the U.S. Military Academy at West Point
•M.B.A., The Wharton School of the University of Pennsylvania
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•Apple Inc. (since 2021)
•IBM (since 2014)
•Johnson & Johnson (2012-2022)
Other Experience
•Board Member, Neurotech Pharmaceuticals, Inc.
•Board Member, Travis Manion Foundation
•Board Member, National Academy Foundation
•Board Member, Wharton Board of Overseers
•Former Trustee, NewYork-Presbyterian Hospital
•Former Member and Chairman of the Corporate Governance Committee of the Board of Business Roundtable

2024 PROXY STATEMENT	13	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement

Mellody Hobson
Co-Chief Executive Officer and President of Ariel Investments, LLC

Age: 55 Director since: 2018	Committees: •Public Responsibility Committee (Chair) •Risk Committee
Qualification Highlights
•Financial Services: Co-CEO and President of Ariel Investments, LLC with over three decades of experience in asset management
•Risk Management and Controls: Deep understanding of risk management developed through C-suite positions at Ariel and current and prior service on public company boards
•ESG Matters: A recognized leader in civic and industry associations with focus on financial education and inclusive economic growth
•Public Company Governance: Significant corporate governance experience and insights gained from roles at Ariel Investments, LLC and through service on other public company boards
Career Highlights
Ariel Investments, LLC, a private global asset management firm
•Co-Chief Executive Officer (since 2019)
•President and Director (since 2000)
•Chairman of the Board of Trustees of Ariel Investment Trust, a registered investment company (since 2006)
Education
•Graduate of the School of Public and International Affairs at Princeton University
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•Starbucks Corporation — Chair (since 2021); Vice Chair (2018-2021); member (since 2005)
Other Experience
•Chair, After School Matters
•Board of Governors and Executive Committee, Investment Company Institute
•Ex Officio/Former Chair, The Economic Club of Chicago
•Former Vice Chair, World Business Chicago
•Former regular contributor and analyst on finance, the markets and economic trends for CBS News

Phebe N. Novakovic
Chairman and Chief Executive Officer of General Dynamics Corporation

Age: 66 Director since: 2020	Committees: •Audit Committee •Public Responsibility Committee
Qualification Highlights
•Technology: In-depth understanding and experience overseeing innovative technology, information security, data management systems and other technology-related matters as Chairman and CEO of General Dynamics and a former director of Abbott Laboratories
•Finance and Accounting: Strong background in overseeing strategic objectives from a financial perspective gained through executive leadership roles
•ESG Matters: Unique perspective on ESG-related matters gained through leadership roles in the public and private sectors
•Leadership of a Large, Complex Organization: Trusted leader with experience in various senior officer positions at a global public company
Career Highlights
General Dynamics Corporation, a global aerospace and defense company
•Chairman and Chief Executive Officer (since 2013)
•President and Chief Operating Officer (2012)
•Executive Vice President, Marine Systems (2010-2012)
•Senior Vice President, Planning and Development (2005-2010)
•Vice President (2002-2005)
Education
•Graduate of Smith College
•M.B.A., The Wharton School of the University of Pennsylvania
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•General Dynamics Corporation — Chairman (since 2013); member (since 2012)
•Abbott Laboratories (2010-2021)
Other Experience
•Chairman of the Board of Directors, Association of the United States Army
•Chairman of the Board of Trustees, Ford's Theatre
•Director, Northwestern Memorial Hospital
•Member, Business Roundtable

JPMORGAN CHASE & CO.	14	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement

Virginia M. Rometty
Retired Executive Chairman, President and Chief Executive Officer of IBM

Age: 66 Director since: 2020	Committees: •Compensation & Management Development Committee •Corporate Governance & Nominating Committee
Qualification Highlights
•Technology: Exceptional leader in the technology sector with deep knowledge of innovative technology, information security and data management gained through four decades at IBM
•Public Company Governance: Extensive public company governance experience as Chairman of IBM
•Human Capital Management: C-suite and director positions at both public and private companies provide comprehensive understanding of human capital management matters
•International Business Operations: In-depth experience managing international business operations as CEO of IBM and in senior oversight and advisory roles including with respect to international trade and global supply chain matters
Career Highlights
IBM, a global information technology company
•Executive Chairman (2020)
•Chairman, President and Chief Executive Officer (2012-2020)
Education
•Graduate of Northwestern University
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•IBM (2012-2020)
Other Experience
•Member, Board of Directors, Cargill
•Member, Mitsubishi UFJ Financial Group Global Advisory Board
•Trustee, Brookings Institution
•Member, BDT Capital Advisory Board
•Co-Chair, OneTen
•Member, Council on Foreign Relations
•Member and Trustee, Peterson Institute for International Economics
•Vice Chairman, Board of Trustees, Northwestern University
•Board of Trustees, Memorial Sloan-Kettering Cancer Center
•Former Member, Business Roundtable
•Former Member, President’s Export Council

Mark A. Weinberger
Retired Global Chairman and Chief Executive Officer of Ernst & Young LLP (“EY”)

Age: 62 Director since: 2024	Committees: •Audit Committee
Qualification Highlights
•Finance and Accounting: Distinctive expertise in finance, tax and accountancy from leadership roles in those fields for over three decades prior to his retirement
•ESG Matters: Unique perspective gained through leadership roles at JUST Capital, Council for Inclusive Capitalism and World Economic Forum
•Leadership of a Large, Complex Organization: Led over 270,000 people in over 150 countries as the former CEO of EY
•Regulated Industries: Comprehensive experience in a highly regulated industry combined with government policy and legislative positions
Career Highlights
EY, a leading global professional services organization providing assurance, consulting, strategy and transactions, and tax services
•Global Chairman and Chief Executive Officer (2013–2019)
•Member, Global Executive Board (2008–2019)
U.S. Government, appointments by four presidential administrations
•Member, President's Strategic and Policy Forum (2017)
•Member, President's Infrastructure Task Force (2015–2016)
•Assistant Secretary, U.S. Department of Treasury (Tax Policy) (2001–2002)
•Member, U.S. Social Security Administration Advisory Board (2000)
•Chief Tax and Budget Counsel, U.S. Senate (1991–1994)
Education
•Graduate of Emory University
•M.B.A. and J.D., Case Western Reserve University
•Master of Laws in Taxation, Georgetown University Law Center
Other U.S.-Listed Public Company Directorships Within the Past Five Years
•Johnson & Johnson (since 2019)
•MetLife, Inc. (since 2019)
•Accelerate Acquisition Corp. (2021–2022)
Non-U.S.-Listed Public Company Directorships Within the Past Five Years
•Saudi Arabian Oil Co. (Saudi Aramco) (since 2019)
Other Experience
•Board Member, JUST Capital
•Board Member, National Bureau of Economic Research
•Advisor and Member, Council for Inclusive Capitalism
•Former Member of the International Business Council and Global Agenda Steward for Economic Progress, World Economic Forum

2024 PROXY STATEMENT	15	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
Director independence
All of the Firm’s non-management Board members are independent, under both the New York Stock Exchange ("NYSE") corporate governance listing standards and the Firm’s independence standards as set forth in its Governance Principles.
To be considered independent, a director must have no disqualifying relationships, as defined by the NYSE, and the Board must have affirmatively determined that he or she has no material relationships with JPMorgan Chase, either directly or as a partner, shareholder or officer of another organization that has a relationship with the Firm.
In assessing the materiality of relationships with the Firm, the Board considers relevant facts and circumstances. Given the nature and broad scope of the products and services provided by the Firm, there are from time to time ordinary course of business transactions between the Firm and a director, his or her immediate family members, or principal business affiliations. These may include, among other relationships: extensions of credit; provision of other financial and financial advisory products and services; business transactions for property or services; and charitable contributions made by the JPMorgan Chase Foundation or the Firm to a nonprofit organization of which a director is an officer. The Board reviews these relationships to assess their materiality and determine if any such relationship would impair the independence and judgment of the relevant director. The Board considered:
•Consumer credit: credit cards and other lines of credit and loans for directors Bammann, Burke, Combs, Flynn, Hobson, Neal, Novakovic, Weinberger and/or their immediate family members
•Wholesale/commercial credit: extensions of credit and other financial and financial advisory products and services provided to: Berkshire Hathaway Inc., for which Mr. Combs is an Investment Officer, and its subsidiaries; Alto Pharmacy, LLC, for which Ms. Davis is the Chief Executive Officer, and its subsidiaries; Ariel Investments, LLC, for which Ms. Hobson is Co-Chief Executive Officer and President, and its subsidiaries, affiliates and funds; certain entities wholly-owned by Ms. Hobson’s spouse and trusts for which such spouse serves as trustee; General Dynamics Corporation, for which Ms. Novakovic is Chairman and Chief Executive Officer, and its subsidiaries; Louis Dreyfus Company B.V., for which a sibling of Mrs. Rometty serves as the Trading Operations Officer and Cotton Platform Head, and its subsidiaries; and Hearthside Food Solutions, LLC, for which a sibling of Mrs. Rometty serves as Chief Executive Officer, and its affiliates
•Goods and services: purchases from Berkshire Hathaway and subsidiaries of private aviation services and professional services related to the Firm’s corporate-owned aircraft; and purchases of corporate aircraft and associated maintenance services and parts provided by General Dynamics subsidiaries
The Board, having reviewed the relevant relationships between the Firm and each non-management director, determined, in accordance with the NYSE’s listing standards and the Firm’s independence standards, that each non-management director (Linda B. Bammann, Stephen B. Burke, Todd A. Combs, Alicia Boler Davis, Timothy P. Flynn, Alex Gorsky, Mellody Hobson, Michael A. Neal, Phebe N. Novakovic, Virginia M. Rometty, and Mark A. Weinberger) had only immaterial relationships with JPMorgan Chase and accordingly is independent.
All directors who served on the Audit and Compensation & Management Development Committees of the Board were also determined to meet the additional independence and qualitative criteria of the NYSE listing standards applicable to directors serving on those committees. For more information about the committees of the Board, see pages 21-23.

JPMORGAN CHASE & CO.	16	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Director recruitment
The Governance Committee oversees the ongoing evaluation of candidates for Board membership and the candidate nomination process.

BOARD REVIEWS ITS NEEDS	CANDIDATE RECOMMENDATIONS	ASSESSMENT

The Board considers its composition and needs holistically, determining the diversity of experiences, backgrounds, perspectives and viewpoints required to effectively oversee the Firm, including its present and future strategy.

The Governance Committee solicits candidate recommendations from shareholders, directors, and management and, from time to time, has been assisted by a third-party advisor in identifying qualified candidates.

The Governance Committee considers the following in evaluating prospective directors, among other items:
•The Firm’s Governance Principles
•The Firm’s strategy, risk profile and current Board composition
•Candidate’s specific skills and experiences based on the needs of the Firm
•Candidate's contribution to Board diversity in experiences, backgrounds, perspectives and viewpoints

FULL BOARD CONSIDERATION	CANDIDATE MEETINGS

The Governance Committee puts the candidate forward for consideration by the full Board.	The potential nominee meets with the Governance Committee, Lead Independent Director, Chair of the Board, other members of the Board and senior management, as appropriate.

The Governance Committee is engaged in an ongoing recruitment process designed to build a strong pipeline of prospective directors for the near and long term. This includes candidates who are not available for board membership immediately but may become available in the future, such as candidates whose current professional commitments preclude board service and emerging leaders who require more experience. Often the Board works to develop a relationship with prospective candidates, becoming familiar with their skills and effectiveness, before the candidate is formally considered. The Board looks to recruit those who will contribute individually, and it seeks to balance skills, experience, personal attributes and tenure. All candidates recommended to the Governance Committee are evaluated based on the same standards outlined above.
The Firm's By-laws also provide for a right of proxy access. Our By-laws enable shareholders, under specified conditions, to include their nominees for election as directors in the Firm's proxy statement. Under these provisions, a shareholder group of up to 20 shareholders who have continuously owned at least 3% of the Firm’s outstanding shares for at least three years may nominate up to 20% of the Board (but in any event at least two directors). For further information, see page 112.
Recent board refreshment
Since our last annual shareholder meeting, the Board elected Mark Weinberger to the Board effective January 2024. The Board used the process described above and took into account the considerations outlined on pages 9-10 and shareholder interest in board refreshment. Mr. Weinberger has been among a select group of individuals considered as part of the Governance Committee’s evaluation of prospective Board members in recent years.
Mr. Weinberger was familiar to a number of directors and executives based on his leadership roles at Ernst & Young and his active involvement with the World Economic Forum and other economic, government and business roles. Members of the Governance Committee suggested that he be considered as a prospective candidate. They met with him and reviewed his qualifications including his distinctive expertise in finance, tax and accountancy as a leader in those fields for over three decades prior to his retirement. His executive experience and skills were among the Board's recruitment priorities as they complement the Board's existing composition and support effective oversight of the Firm's strategy. The Committee also reviewed his constructive personal attributes and independence, and recommended his election by the Board.
For more information on Mr. Weinberger's qualifications, see page 15.

2024 PROXY STATEMENT	17	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
Director re-nomination
The Governance Committee also oversees the re-nomination process. In determining whether to re-nominate a director for election at our annual meeting, the Governance Committee reviews each director, considering:
Retirement policy
Our Governance Principles require a non-management director to offer not to stand for re-election in each calendar year following a year in which the director will be 72 or older. The Board (other than the affected director) then determines whether to accept the offer. The Board believes that the appropriate mix of experience and fresh perspectives is an important consideration in assessing Board composition, and the best interests of the Firm are served by taking advantage of all available talent, and evaluations as to director candidacy should not be determined solely on age.
None of our director nominees will be 72 or older this year.
For a description of the annual Board and committee self-assessment process, see page 24.

JPMORGAN CHASE & CO.	18	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
2. Board governance
Strong governance practices
Our Board is guided by the Firm’s Governance Principles, and we adhere to the Commonsense Corporate Governance Principles and the Investor Stewardship Group’s Corporate Governance Principles for U.S. Listed Companies. Our sound governance practices include:

Annual election of all directors by majority vote	100% principal standing committee independence
Robust shareholder engagement process, including participation by our Lead Independent Director and semi-annual Board review of investor feedback	Ongoing consideration of Board composition and refreshment, including diversity in director succession and annual review of board leadership structure
Lead Independent Director with an independent perspective and judgment as well as clearly-defined responsibilities	Limits on directors' board and audit committee memberships
Executive sessions of independent directors at each regular Board meeting without the presence of the CEO	Direct Board access to, and regular interaction with, management
Annual Board and committee self-assessment guided by Lead Independent Director and review of progress on key action items throughout the year	Strong director attendance: each director attended 75% or more of total meetings of the Board and committees on which he or she served during 2023
No poison pill	Robust anti-hedging and anti-pledging policies
Ongoing director education	Stock ownership requirements for directors
Our board’s leadership structure
The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management.
Based on consideration of the factors described on page 20, our Board has determined that combining the roles of Chair and CEO is the most effective leadership structure for the Board at this time. The Board believes the present structure provides the Firm and the Board with strong leadership, appropriate independent oversight of management, continuity of experience that complements ongoing Board refreshment, and the ability to communicate the Firm's business and strategy to shareholders, clients, employees, regulators and the public in a single voice.
As required by the Firm’s Governance Principles, when the role of the Chair is combined with that of the CEO, the independent directors appoint a Lead Independent Director. Our Lead Independent Director provides a strong counterbalance to the Chair, including by facilitating independent oversight of management, promoting open dialogue among the independent directors during and in between Board meetings, leading executive sessions at each regular Board meeting without the presence of the CEO, and focusing on the Board's priorities and processes.
In March 2024, the independent directors conducted their annual review of the Board’s leadership structure. This review was conducted first by the Governance Committee, which considered the factors on page 20, the Firm’s governance practices, which include executive sessions of independent directors as part of each regularly scheduled Board meeting and the directors’ frequent and open interactions with senior management, and the effectiveness of the Lead Independent Director role. Following its review, the Governance Committee recommended that the Board continue its current leadership structure and that Stephen B. Burke be re-appointed as Lead Independent Director. The independent directors of the Board then conducted their own review, again taking into account the factors on page 20, the Governance Committee’s recommendation and Mr. Burke’s strong performance in the Lead Independent Director role over the course of the prior year, and determined to maintain the current leadership structure with Mr. Burke serving as Lead Independent Director.
The Board maintains the ability to change its leadership structure at any time should it elect to do so and is not limited to its annual review of leadership structure. The Board has a general policy, upon the next CEO transition, that the Chair and CEO positions shall be separate, subject to the Board's determination of the leadership structure that best serves the Firm and its shareholders at that time. This policy is reflected in the Firm's Governance Principles and reinforces the Board's longstanding commitment to independent oversight while also maintaining the Board's ability to fulfill its fiduciary duty to determine the leadership structure that best serves shareholders.

2024 PROXY STATEMENT	19	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
Factors the Board considers in reviewing its leadership structure
The Board reviews its leadership structure not less than annually, and conducted its most recent review in March 2024, considering the following factors:
•The respective responsibilities for the positions of Chair and Lead Independent Director (see table below for detailed information)
•The people currently in the roles of Chair and Lead Independent Director and their record of strong leadership and performance in their roles
•The current composition of the Board
•The policies and practices in place to provide independent Board oversight of management (including Board oversight of CEO performance and compensation, regular executive sessions of the independent directors, Board input into agendas and meeting materials, and Board self-assessment)
•The Firm’s circumstances, including its financial performance
•The views of our stakeholders, including shareholders
•Trends in corporate governance, including practices at other public companies, and studies on the impact of leadership structures on shareholder value
•Such other factors as the Board determines
Respective duties and responsibilities of the Chair and Lead Independent Director

CHAIR	calls Board and shareholder meetings
presides at Board and shareholder meetings
approves Board meeting schedules, agendas and materials, subject to the approval of the Lead Independent Director
LEAD INDEPENDENT DIRECTOR	has the authority to call for a Board meeting or a meeting of independent directors presides at Board meetings in the Chair’s absence or when otherwise appropriate approves agendas and adds agenda items for Board meetings and meetings of independent directors acts as liaison between independent directors and the Chair/CEO presides over executive sessions of independent directors
engages and consults with major shareholders and other constituencies, where appropriate provides advice and guidance to the CEO on executing long-term strategy guides the annual performance review of the Chair/CEO
advises the CEO of the Board’s information needs
guides the annual independent director consideration of CEO compensation meets one-on-one with the Chair/CEO following executive sessions of independent directors guides the Board in its consideration of CEO succession
guides the annual self-assessment of the Board

JPMORGAN CHASE & CO.	20	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Board meetings and attendance

12 Board Meetings Communication between meetings as appropriate	8 Executive sessions of independent directors Led by Lead Independent Director	43 Meetings of principal standing committees	9 Meetings of specific purpose committees

The Board conducts its business as a whole and through a well-developed committee structure in adherence to our Governance Principles. The Board has established practices and processes to actively manage its information flow, set meeting agendas and promote sound, well-informed decisions.
Board members have direct access to management and regularly receive information from, and engage with, management during and outside of formal Board meetings.
In addition, the Board and each committee has the authority and resources to seek legal or other expert advice from sources independent of management.
The full Board met 12 times in 2023. For more information on committees, see below. Each director attended 75% or more of the total meetings of the Board and the committees on which he or she served in 2023.
Committees of the board
A significant portion of our Board’s oversight responsibilities is carried out through its five independent, principal standing committees: Audit Committee, CMDC, Governance Committee, Public Responsibility Committee ("PRC") and Risk Committee. Allocating responsibilities among committees allows more in-depth attention devoted to the Board’s oversight of the business and affairs of the Firm.
Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed. Each committee reviews reports from senior management and reports its actions to, and discusses its recommendations with, the full Board.
Each principal standing committee operates pursuant to a written charter. These charters are available on our website at jpmorganchase.com/about/governance/board-committees. Each charter is reviewed at least annually as part of the Board’s and each respective committee’s self-assessment.
The Board annually reviews the allocation of responsibility among the committees as part of the Board and committee self-assessment. For more information about the self-assessment process, see page 24.
Each committee has oversight of specific activities and risk, and engages with the Firm’s senior management responsible for those areas.
All committee chairs are appointed at least annually by our Board. Committee chairs are responsible for:
•Calling meetings of their committees
•Approving agendas for their committee meetings
•Presiding at meetings of their committees
•Serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO
•Working directly with the senior management responsible for committee mandates
The Board has determined each member of the Audit Committee (Timothy P. Flynn, Michael A. Neal, Phebe N. Novakovic and Mark A. Weinberger) to be an audit committee financial expert in accordance with the definition established by the SEC1, and that Ms. Bammann, the chair of the Risk Committee, has experience in identifying, assessing and managing risk exposures of large, complex financial firms in accordance with rules issued by the Board of Governors of the Federal Reserve System (“Federal Reserve”).
1    In anticipation of his service on the Audit Committee, the Board has determined that Alex Gorsky is an audit committee financial expert in accordance with the definition established by the SEC.

2024 PROXY STATEMENT	21	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement

Key oversight responsibilities of the principal standing committees of the Board

BOARD OF DIRECTORS

Audit	CMDC	Risk	PRC	Governance

15 meetings in 2023
Oversees:
•The independent registered public accounting firm’s qualifications and independence
•The performance of the internal audit function and the independent public accounting firm
•Management’s responsibilities to ensure that there is an effective system of controls reasonably designed to:
•Safeguard the assets and income of the Firm
•Ensure integrity of financial statements
•Maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations
•Internal control framework
•Reputational risks and conduct risks within its scope of responsibility

8 meetings in 2023
Oversees:
•Development of and succession for key executives
•Compensation principles and practices
•Compensation and qualified benefit programs
•Operating Committee performance assessments and compensation
•Firm’s Business Principles, culture and significant employee conduct issues and any related actions
•Reputational risks and conduct risks within its scope of responsibility

7 meetings in 2023
Oversees:
•Management’s responsibility to implement an effective global risk management framework reasonably designed to identify, assess and manage the Firm’s risks, including:
•Strategic risk
•Market risk
•Credit and investment risk
•Operational risk
•Applicable primary risk management policies
•Risk appetite results and breaches
•The Firm’s capital and liquidity planning and analysis
•Reputational risks and conduct risks within its scope of responsibility

5 meetings in 2023
Oversees:
•Community investing and fair lending practices
•Political contributions, major lobbying priorities and principal trade association memberships related to public policy
•Sustainability
•Consumer practices, including consumer experience, consumer complaint resolution and consumer issues related to disclosures, fees or the introduction of major new products
•Reputational risks and conduct risks within its scope of responsibility

8 meetings in 2023
Oversees:
•Review of the qualifications of proposed nominees for Board membership
•Corporate governance practices applicable to the Firm
•The framework for the Board’s self-assessment
•Shareholder matters
•Board and committee composition
•Reputational risks and conduct risks within its scope of responsibility

For more information about committee responsibilities, see Committee Charters available at: jpmorganchase.com/about/governance/board-committees.
Other standing committees
The Board has two additional standing committees:
Stock Committee: The committee is responsible for implementing the declaration of dividends, authorizing the issuance of stock, administering the dividend reinvestment plan and implementing share repurchase plans. The committee acts within Board-approved limitations and capital plans.
Executive Committee: The committee may exercise all the powers of the Board that lawfully may be delegated, but with the expectation that it will not take material actions absent special circumstances.
The Board may establish additional standing committees as needed.
Specific purpose committees
The Board establishes Specific Purpose Committees as appropriate to address specific issues. The Board currently has two such committees, the Markets Compliance Committee and the Omnibus Committee. The Markets Compliance Committee provides oversight in connection with certain markets-related matters, including the Deferred Prosecution Agreement entered into with the U.S. Department of Justice to resolve the Firm's precious metals and U.S. Treasuries investigations and issues related to trading venues and trade surveillance data feeds.
The Omnibus Committee reviews matters delegated by the Board.
As the Firm achieves its objectives in a specific area, the work of the relevant Specific Purpose Committee will be concluded and the Committee appropriately disbanded.
Additional Specific Purpose Committees may be established from time to time in the future to address particular issues.

JPMORGAN CHASE & CO.	22	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Current board committee membership

Director	Audit	CMDC	Governance	PRC	Risk	Specific Purpose[1]
Stephen B. Burke[2]		Chair	Member			A
Linda B. Bammann		Member			Chair	B
Todd A. Combs		Member	Chair			A
Alicia Boler Davis					Member
James Dimon
Timothy P. Flynn[3]	Chair
Alex Gorsky[4]					Member
Mellody Hobson				Chair	Member	A
Michael A. Neal[5]	Member			Member		B
Phebe N. Novakovic	Member			Member
Virginia M. Rometty		Member	Member			A
Mark A. Weinberger[6]	Member
1The Board’s Specific Purpose Committees in 2023 were:
A – Markets Compliance Committee
B – Omnibus Committee
2Lead Independent Director
3Mr. Flynn is not standing for re-election when his term expires on the eve of this year's annual meeting
4If elected, Mr. Gorsky will serve on the Audit and Public Responsibility Committees, concluding his service on the Risk Committee
5Mr. Neal is not standing for re-election when his term expires on the eve of this year's annual meeting
6If elected, Mr. Weinberger will serve as the Chair of the Audit Committee
Mr. Weinberger was elected to the Board and appointed as a member of the Audit Committee in January 2024. All other directors of the Firm were elected by shareholders in 2023. All of the directors of the Firm comprise the full Boards of JPMorgan Chase Bank, National Association (the “Bank”) and an intermediate holding company, JPMorgan Chase Holdings LLC (the “IHC”). Mr. Burke is the independent Chair of the Board of the Bank; IHC does not have a Chair of the Board.

2024 PROXY STATEMENT	23	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
Board and committee self-assessment
The Board conducts an annual self-assessment aimed at enhancing its effectiveness. Through this practice, including an assessment of its policies, procedures and performance, the Board identifies areas for further consideration and improvement. In assessing itself, the Board takes a multi-year perspective. The Board self-assessment is guided by the Lead Independent Director and is conducted in phases.

Self-assessment framework The Governance Committee reviews and provides feedback on the annual self-assessment process.

Board and Committee assessments
The Board reviews the actions taken in response to the previous year’s self-assessment and reviews the Board’s performance against regulatory requirements, including its responsibilities under the Office of the Comptroller of the Currency's “Heightened Standards” for large national banks, as well as the Federal Reserve's Supervisory Guidance on Board of Directors' Effectiveness.
Topics addressed in the Board assessment generally include: strategic priorities; Board composition and structure; how the Board spends its time; oversight of and interaction with management; oversight of culture; diversity and talent, and related risk controls framework; committee effectiveness; and specific matters that may be relevant.
Each principal standing committee conducts a self-assessment that includes a review of performance against committee charter requirements and focuses on committee agenda planning and the flow of information received from management. Committee discussion topics include committee composition and effectiveness, leadership, and the content and quality of meeting materials.

One-on-one discussions
The directors hold private individual discussions with the General Counsel using a discussion guide that frames the self-assessment.
The General Counsel and Lead Independent Director review feedback from the individual discussions.

Action items
The General Counsel and Lead Independent Director report the feedback received to the Board.
Appropriate action plans are developed to address the feedback received from the Board and committee assessments. Throughout the year, the Board and committees partner with management to execute and evaluate progress on action items.

Director education
Our director education program focuses on incorporating key strategic and important cross-business issues and is designed to assist Board members in fulfilling their responsibilities. The director education program commences with an orientation program when a new director joins the Board. Ongoing education for all directors is conducted throughout the year through “deep dive” presentations from LOBs, discussions and presentations by subject matter experts and other events. In 2023, directors participated in programs on a number of subjects, including:
•deep dive sessions from each LOB covering topics such as products, services, strategy and control environment;
•diversity, equity and inclusion ("DEI"), and Racial Equity Commitment;
•ESG-related matters, including sustainability and climate risk management;
•geopolitical risks;
•global philanthropy;
•key laws, regulations and supervisory requirements applicable to the Firm;
•significant and emerging risks; and
•technology, generative AI and large language models, cybersecurity updates and data management.

JPMORGAN CHASE & CO.	24	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
3. Board oversight
The Board is responsible for oversight of the business and affairs of the Firm on behalf of shareholders. It is also responsible for setting the cultural “tone at the top.” Among its core responsibilities, the Board oversees:
Strategy
The Board of Directors oversees the formulation and implementation of the Firm's strategic initiatives and reviews and approves the Firm’s annual strategic plan. Annual strategic plans include evaluation of performance against the prior year’s initiatives, assessment of the current operating environment, refinement of existing strategies and development of new strategic initiatives. Throughout the year, the CEO and senior management provide updates on the Firm’s overall strategic direction, including updates on the opportunities and performance, priorities and implementation of strategies in their respective LOBs and Corporate Functions. These management presentations are the foundation of active dialogue with, and feedback from, the Board about the strategic risks and opportunities facing the Firm and its businesses.
Executive performance, talent management and succession planning
The CMDC reviews the Firm’s performance periodically during the course of the year, and formally, at least annually. The CMDC’s review of the CEO’s performance is presented to the Board in connection with the Board’s review of executive officer annual compensation.
In accordance with our Governance Principles, succession planning is considered at least annually by the non-management directors with the CEO. The CMDC reviews the succession plan for the CEO in preparation for discussion by the Board, with such discussion guided by the Lead Independent Director. These discussions occur with and without the CEO and include consideration of recommendations, evaluations and development plans for potential CEO successors, in addition to ongoing review of the Firm's long-term strategy and analyses of CEO transitions at other companies, among other factors.
The Board is focused on enabling an orderly CEO transition to take place in the medium-term. As part of succession planning, the Board continues to oversee management's development of several Operating Committee members who are well-known to shareholders as strong potential candidates to succeed Mr. Dimon. Individual OC members have been provided with opportunities to gain exposure to different parts of the business and to deepen their leadership experience in new and expanded roles. In January 2024, the Firm announced leadership changes and a streamlined business to continue to position the Firm for the future.
Jennifer Piepszak and Troy Rohrbaugh were named Co-CEOs of the expanded Commercial & Investment Bank, and
Marianne Lake became sole CEO of Consumer & Community Banking ("CCB"). Mary Erdoes remains CEO of Asset & Wealth Management ("AWM"), and Daniel Pinto continues as President and Chief Operating Officer. The Board believes that these senior management changes and new alignment will help the Firm better serve its clients as well as further develop the Firm's most senior leaders. Should the need arise in the near-term, the Board views Mr. Pinto as a key executive who is immediately ready to lead the Firm and fulfill the responsibilities of CEO, as his exceptional leadership capabilities are well-known to our shareholders.
The CMDC also periodically reviews the succession plan for members of the OC other than the CEO to build a robust talent pipeline for specific critical roles. The Board has numerous opportunities to meet with, and assess development plans for, members of the OC and other high-potential senior management leaders. This occurs through various means, including informal meetings, presentations to the Board and its committees, and Board dinners. For further information, see Compensation Discussion and Analysis (“CD&A”) on page 35.
Financial performance and condition
Throughout the year, the Board reviews the Firm’s financial performance and condition, including overseeing management’s execution against the Firm’s capital, liquidity, strategic and financial operating plans.
Reports on the Firm’s financial performance and condition are presented at each regularly scheduled Board meeting. The Firm’s annual Comprehensive Capital Analysis and Review (“CCAR”) submission, which contains the Firm’s proposed plans to make capital distributions, such as dividend payments, stock repurchases and other capital actions, is reviewed and approved prior to its submission to the Federal Reserve. In addition, the Audit Committee assists the Board in the oversight of the Firm’s financial statements and internal control framework. The Audit Committee also assists the Board in the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm. For further information, see “Risk management and internal control framework" below.
Risk management and internal control framework
Risk is an inherent part of JPMorgan Chase’s business activities. When the Firm extends a consumer or wholesale loan, advises customers and clients on their investment decisions, makes markets in securities, or offers other products or services, the Firm takes on some degree of risk. The Firm’s overall objective is to manage its business, and the associated risks, in a manner that balances serving the interests of its clients, customers and investors, and protecting the safety and soundness of the Firm.

2024 PROXY STATEMENT	25	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
The Firm's risk governance framework is managed on a firmwide basis. The Board of Directors oversees management’s strategic decisions, and the Board Risk Committee oversees Independent Risk Management (“IRM”) and the Firm’s risk governance framework. Cybersecurity risk is overseen by the full Board, with additional oversight of the relevant risk framework and controls provided by the Audit and Risk Committees. Board committees support the Board’s oversight responsibility by overseeing the risk categories related to such committee’s specific area of focus.
Committee chairs report significant matters discussed at committee meetings to the full Board. Issues escalated to the full Board may be dealt with in several ways, as appropriate, for example: oversight of risk may remain with the particular principal standing committee of the Board, the Board may establish or direct a Specific Purpose Committee to oversee such matters, or the Board may ask management to present more frequently to the full Board on the issue.
Environmental, social and
governance matters
Oversight of ESG-related matters is an important part of the Board's work in setting the policies and principles that govern our business, including:
•the Firm’s governance-related policies and practices;
•our systems of risk management and controls;
•our investment in our employees;
•the manner in which we serve our customers and support our communities; and
•how we advance sustainability in our business and operations.
Much of this work is done through the Board's committees. In particular, the PRC provides oversight of the Firm’s positions and practices on public responsibility matters such as community investment, fair lending, consumer practices, sustainability and other public policy issues that reflect the Firm’s values and character and impact its reputation among its stakeholders. Other Board committees consider ESG-related matters within their scope of responsibility. For instance, the CMDC oversees the Firm's culture, including reviewing employee DEI programs; the Risk Committee considers climate risk; the Governance Committee reviews board diversity and also considers ESG-related matters raised by shareholders; and the Audit Committee provides oversight of compliance with the Firm's ethical standards, policies, and procedures, and with laws and regulations. In the past year, Board and committee discussion topics included, among others, sustainability, DEI, Racial Equity Commitment, climate risk management, and reputational risks associated with ESG-related matters.
The Firm is committed to being transparent about our approach to and performance on ESG topics. We publish an annual ESG Report, which provides information on how we are addressing the ESG-related matters that we and our stakeholders view as important to our business. In 2023, we also published a Climate Report, which included extensive disclosure about the Firm's approach to climate-related risks, opportunities and targets. We monitor the evolving disclosure landscape and evaluate which frameworks address our stakeholders' interest. In 2023, our ESG disclosures were informed by the Global Reporting Initiative, Sustainability Accounting Standards Board and the Task Force on Climate-related Financial Disclosures. The ESG information page on our website is available at jpmorganchase.com/about/governance/esg.

JPMORGAN CHASE & CO.	26	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
4. Board engagement
Our directors meet periodically throughout the year with the Firm’s shareholders, employees, regulators, community and business leaders, and other persons interested in our strategy, business practices, governance, culture and performance. For more information, see the CD&A on pages 35-62.
Shareholders and other interested parties
We have an active and ongoing approach to engagement on a wide variety of topics (e.g., strategy, performance, competitive environment, governance) throughout the year. We interact with and receive feedback from our shareholders and other interested parties. Our shareholder engagement efforts are outlined below.

How we communicate:	Who we engage:	How we engage:

•Annual Report •Proxy statement and supplemental filings •SEC filings •Earnings materials •Press releases •Firm website •ESG-related publications, and Firm-hosted events •External events and conferences
•Institutional shareholders, including portfolio managers, investment analysts and stewardship teams
•Retail shareholders
•Fixed income investors and analysts
•Sell side and financials-focused analysts
•Proxy advisory firms
•ESG rating firms
•Non-governmental organizations
•Industry thought leaders
•Community and business leaders
•Quarterly earnings calls •Investor meetings and conferences •Shareholder Outreach Program •Annual Meeting of Shareholders •Investor queries to Investor Relations

Semiannual Shareholder Outreach Program:
•In addition to ad-hoc engagements requested by shareholders, twice a year, we conduct a comprehensive Shareholder Outreach Program focused on topics that include but are not limited to, executive compensation, management succession planning, Board composition and renewal, and shareholder rights. We also discuss and solicit shareholder feedback on the Firm’s approach to technology, including artificial intelligence, cybersecurity and ESG-related matters including climate and DEI
•We reached out to more than 200 of our larger shareholders as well as proxy advisory firms to invite them to join engagement sessions with directors, management and other subject matter experts within the Firm. In these meetings, we share information and provide updates on topics of shareholder interest, address shareholder questions and solicit shareholders' perspectives and feedback. Directors participate in these meetings as appropriate
•We provide the Board with shareholders' areas of focus and feedback from these engagements sessions

Investor Engagements

•Senior Management Engagement
◦Hosted approximately 28 investor meetings
◦Presented at approximately 15 investor conferences
◦Met with shareholders, fixed income holders and other interested parties around the world
•Shareholder Engagement
◦Approximately 200 engagements with 120 shareholders that represented 50% of the Firm's outstanding common stock
◦Directors participated as appropriate
◦Frequently discussed topics included:
▪Board and management succession planning, including recent changes to the Board’s composition and future leadership structure in preparation for CEO succession
▪The Board's responsiveness to shareholder feedback that led to 89% shareholder support for Say on Pay at the 2023 Annual Meeting
▪The Firm's sustainability efforts, including its climate strategy and progress
▪Board composition, skills, diversity and renewal
▪The Firm’s human capital management, including DEI, and efforts to advance racial equity
▪The Firm's approach to the dynamic regulatory environment
▪The Firm's risk management in relation to cybersecurity, geopolitics and macro-economics

2024 PROXY STATEMENT	27	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
Employees
The Board is committed to maintaining a strong corporate governance culture that instills and enhances a sense of personal accountability on the part of all of the Firm’s employees.
In addition to discussions at Board meetings with senior management about these efforts, our directors participate in events outside of the boardroom including meetings with employees that emphasize this commitment. These meetings include employee town halls, LOB and leadership team events such as our annual senior leaders’ meetings and informal sessions with members of the OC and other senior leaders. In 2023, members of our Board participated in Regional Director dinners, Firmwide senior leadership events, LOB industry events and Business Resource Groups' ("BRGs") events.
Regulators
Our Board and senior leaders regularly meet with regulators. These interactions help us learn first-hand from regulators about matters of importance to them and their expectations of us. They also provide a forum for the Board and management to keep our regulators well-informed about the Firm’s performance and business practices.
Stakeholders
As we strive to deliver value, management engages with our stakeholders, including our customers, suppliers and communities in which we work, on a range of issues and in a variety of ways. These may include, for example, participation in consumer advisory panels and meetings with policy advocacy groups and nonprofit organizations. We actively seek feedback on key topics to help us better understand what is important to our stakeholders and find ways to deliver value while also navigating financial, legal and regulatory considerations. In recent years, we have engaged in extensive stakeholder outreach pertaining to, among other topics, sustainability and DEI.
Management shares feedback from these relationships and engagements with the Board, providing the Board with valuable insights. Board members also participate in engagements with stakeholders through client events, town halls, industry conferences, and shareholder discussions as appropriate.

JPMORGAN CHASE & CO.	28	2024 PROXY STATEMENT

CORPORATE GOVERNANCE | DIRECTOR COMPENSATION
Director compensation
The Governance Committee is responsible for reviewing director compensation and making recommendations to the Board. In making its recommendations, the Governance Committee annually reviews the Board’s responsibilities and the compensation practices of peer firms, which include the primary financial services peer group referenced with respect to the compensation of our NEOs. For more information see “Evaluating market practices” on page 42.
The Board believes a best practice is to link director compensation to the Firm’s performance; therefore, a significant portion of director compensation is paid in common stock.
Annual compensation
For 2023, each non-employee director was entitled to receive an annual cash retainer of up to $100,000 and, if the non-employee director was on the Board at the time when annual performance year equity awards were granted, an annual grant of deferred stock units valued at $250,000.
Pursuant to discretion authorized under the Firm's Long-Term Incentive Plan approved by shareholders at the 2021 Annual Meeting (the "2021 Plan"), the Governance Committee recommended, and the Board approved, an increase to director compensation to maintain competitive compensation relative to peers. Effective January 1, 2024, the directors' annual cash retainer was increased from $100,000 to $110,000 and the annual grant of deferred stock units was increased from $250,000 to $265,000. In addition, the retainer for the Lead Independent Director increased from $30,000 to $35,000; retainers for the Chairs of the Bank Board and the Audit and Risk Committees increased from $25,000 to $30,000; retainers for members of the Bank Board and members of the Audit and Risk Committees increased from $15,000 to $20,000; and retainers for the Chairs of our other principal standing committees increased from $15,000 to $20,000. This is the first increase to the directors' annual retainer since 2017 and other role-based retainers since 2013.
Compensation paid during 2023, including additional cash compensation paid for certain committee and other service, is described in the following tables.
Each deferred stock unit included in the annual grant to directors represents the right to receive one share of the Firm’s common stock and dividend equivalents payable in deferred stock units for any dividends paid. Deferred stock units have no voting rights. In January of the year immediately following a director’s retirement from the Board, deferred stock units are distributed in shares of the Firm’s common stock in either a lump sum or in annual installments for up to 15 years as elected by the director.
The following table summarizes the 2023 annual compensation for non-employee directors for service on the Boards of the Firm, the Bank and J.P. Morgan Securities plc ("JPMS plc"). There is no additional compensation paid for service on the Board of IHC.

Compensation	Amount ($)
Board retainer	$100,000
Lead Independent Director retainer	30,000
Audit and Risk Committee chair retainer	25,000
Audit and Risk Committee member retainer	15,000
All other committees chair retainer	15,000
Deferred stock unit grant	250,000
Bank Board retainer	15,000
Bank Board’s chair retainer	25,000
JPMS plc chair retainer	511,147[1]
1Total compensation stated above is reflective of additional roles as board chair of JPMS plc and chair of each of the JPMS plc Nomination and UK Remuneration committees.
The Board may periodically ask directors to serve on one or more Specific Purpose Committees or other committees that are not one of the Board’s principal standing committees or to serve on the board of directors of a subsidiary of the Firm. Any compensation for such service is included in the “2023 Director compensation table” on the next page.

2024 PROXY STATEMENT	29	JPMORGAN CHASE & CO.

DIRECTOR COMPENSATION | CORPORATE GOVERNANCE
2023 Director compensation table
The following table shows the compensation for each non-employee director in 2023.

Director	Fees earned or paid in cash ($)[1]	2023 Stock award ($)[2]	Other fees earned or paid in cash ($)[3]	Total ($)
Stephen B. Burke	$145,000	$250,000	$62,500	$457,500
Linda B. Bammann	140,000	250,000	15,000	405,000
Todd A. Combs	115,000	250,000	37,500	402,500
James S. Crown[4]	65,000	250,000	7,500	322,500
Alicia Boler Davis	81,500	—	11,750	93,250
Timothy P. Flynn	140,000	250,000	571,267	961,267
Alex Gorsky	115,774	250,000	15,000	380,774
Mellody Hobson	118,167	250,000	37,500	405,667
Michael A. Neal	115,000	250,000	15,000	380,000
Phebe N. Novakovic	115,000	250,000	15,000	380,000
Virginia M. Rometty	100,000	250,000	37,500	387,500
1Includes fees earned, whether paid in cash or deferred, for service on the Board of Directors. For additional information on each director’s service on committees of JPMorgan Chase, see “Committees of the Board” on pages 21-23.
2On January 17, 2023, each non-employee director who was on the Board at the time when annual performance year equity awards were granted, received an annual grant of deferred stock units valued at $250,000, based on a grant date fair market value of the Firm’s common stock of $140.3825 per share. The aggregate number of stock and option awards outstanding at December 31, 2023, for each current director is included in the “Security ownership of directors and executive officers” table on page 74 under the columns “SARs/Options exercisable within 60 days” and “Additional underlying stock units,” respectively. All such awards are vested.
3Includes fees paid to the non-employee directors for their service on the Board of Directors of the Bank or who are members of one or more Specific Purpose Committees. A fee of $2,500 is paid for each Specific Purpose Committee meeting attended (with the exception of the Omnibus Committee). Also includes for Mr. Flynn, $543,849 in compensation paid during 2023, in consideration of his service as a director of JPMS plc, the Firm’s principal operating subsidiary outside the U.S. and a subsidiary of the Bank, which is comprised of $440,644 for serving as chair of the JPMS plc board; $23,501 for serving as chair of its Nomination Committee and $47,002 for serving as chair of its UK Remuneration Committee; and inclusive of $32,702 earned by Mr. Flynn as a result of his service with respect to the aforementioned JPMS plc appointments which began in December 2022. Also includes an additional amount of $12,418 with respect to taxes paid on behalf of Mr. Flynn in connection with certain JPMS plc travel-related expenses.
4Mr. Crown passed away in June 2023.
Stock ownership: no sales, no hedging, no pledging
As stated in the Governance Principles, each director agrees to retain all shares of the Firm’s common stock he or she purchased on the open market or received pursuant to his or her service as a Board member for as long as he or she serves on our Board. In addition, shares held personally by a director may not be held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged. Further information on the Firm’s “Anti-hedging/anti-pledging provisions” can be found on page 47.
Deferred compensation
Each year, non-employee directors may elect to defer all or part of their cash compensation. A director’s right to receive future payments under any deferred compensation arrangement is an unsecured claim against JPMorgan Chase’s general assets. Cash amounts may be deferred into various investment equivalents, including deferred stock units.
Upon retirement from the Board, compensation deferred into stock units will be distributed in stock; all other deferred cash compensation will be distributed in cash. Deferred compensation will be distributed in either a lump sum or in annual installments for up to 15 years as elected by the director commencing in January of the year following the director’s retirement from the Board.
Reimbursements and insurance
The Firm reimburses directors for their expenses in connection with their Board service or pays such expenses directly. The Firm also pays the premiums on directors’ and officers’ liability insurance policies and on travel accident insurance policies covering directors as well as employees of the Firm.

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CORPORATE GOVERNANCE | OTHER CORPORATE GOVERNANCE POLICIES AND PRACTICES
Other corporate governance policies and practices
Shareholder rights
The Firm’s Certificate of Incorporation and By-laws provide shareholders with important rights, including:
•Proxy access, which enables eligible shareholders to include their nominees for election as directors in the Firm’s proxy statement. For further information, see page 112, “Shareholder proposals and nominations for the 2025 annual meeting”
•The ability to call a special meeting by shareholders holding at least 20% of the outstanding shares of our common stock (net of hedges)
•The ability of shareholders holding at least 20% of the outstanding shares of our common stock (net of hedges) to seek a corporate action by written consent without a meeting on terms substantially similar to the terms applicable to call special meetings
•Majority election of directors
•No “poison pill” in effect
•No super-majority vote requirements in our Certificate of Incorporation or By-laws
The Firm’s Certificate of Incorporation and By-laws are available on our website at jpmorganchase.com/about/governance.
Delinquent section 16(a) reports
Our directors and executive officers filed reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2023 each of our directors and executive officers has complied with applicable reporting requirements for transactions in our equity securities. One late filing was made in April 2024 to report one transaction involving a gift of 222 shares in 2019 to a trust controlled by Stephen B. Burke.
Policies and procedures for approval of related party transactions
The Firm has adopted a written Transactions with Related Persons Policy (“Related Persons Policy”), which sets forth the Firm’s policies and procedures for reviewing and approving transactions with related persons — our directors, executive officers, their respective immediate family members and 5% shareholders. The transactions covered by the Related Persons Policy include any financial transaction, arrangement or relationship in which the Firm is a participant, and the related person has or will have a direct or indirect material interest.
After becoming aware of any transaction which may be subject to the Related Persons Policy, the director or executive officer involved in such transaction is required to report all relevant facts with respect to the transaction to the General Counsel of the Firm. Upon determination by the General Counsel that a transaction requires review under the Related Persons Policy, the material facts of the transaction and the related person’s interest in the transaction are provided to the Governance Committee. The transaction is then reviewed by the disinterested members of the Governance Committee, who determine whether approval or ratification of the transaction shall be granted. In reviewing a transaction, the Governance Committee considers facts and circumstances that it deems relevant to its determination, such as: management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest; and, if the transaction involves a director, the impact of the transaction on the director’s independence.
Certain types of transactions are pre-approved in accordance with the terms of the Related Persons Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Firm, including loans, provided such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.
Transactions with directors, executive officers and 5% shareholders
Our directors and executive officers, and some of their immediate family members and affiliated entities, and BlackRock, Inc. and affiliated entities ("BlackRock") and The Vanguard Group and affiliated entities ("Vanguard"), beneficial owners of more than 5% of our outstanding common stock, were customers of, or had transactions with or involving, JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2023. Additional transactions may be expected to take place in the future.
Any outstanding loans to the foregoing persons and entities and any other transactions involving the Firm’s financial products and services (such as banking, brokerage, investment, investment banking and financial advisory products and services) provided to such persons and entities: (i) were made in the ordinary course of business, (ii) were

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OTHER CORPORATE GOVERNANCE POLICIES AND PRACTICES | CORPORATE GOVERNANCE
made on substantially the same terms (including interest rates and collateral (where applicable)), as those prevailing at the time for comparable transactions with persons and entities not related to the Firm (or, where eligible with respect to executive officers, immediate family members and affiliated entities, on such terms as are available under our employee benefits or compensation programs) and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
The fiduciary committees for the JPMorgan Chase Retirement Plan and for the JPMorgan Chase 401(k) Savings Plan (each, a “Plan”) entered into agreements with BlackRock giving it discretionary authority to manage certain assets on behalf of each Plan. Pursuant to these agreements, fees of approximately $5.1 million were paid by the Plans to BlackRock in 2023. The JPMorgan Chase UK Retirement Plan paid BlackRock approximately £490,000 (approximately $617,5002) for the portfolio management services provided to its Trustee, JPMorgan Pension Trustees Limited. Subsidiaries of the Firm have subscribed to information services and received consulting services from BlackRock, including and related to select market data, analytics and modeling, and paid BlackRock approximately $330,000 in 2023 for those services. JPMorgan Chase paid BlackRock approximately $6.9 million in 2023 to access and utilize its Aladdin® platform.
Certain J.P. Morgan mutual funds and subsidiaries entered into a sub-transfer agency agreement with Vanguard and paid Vanguard approximately $290,000 in 2023 for services rendered, primarily accounting, recordkeeping and administrative services.
In December 2020, the Firm approved co-investment of up to $200 million on a deal-by-deal basis alongside the Project Black Fund (the “Co-Invest Program”). Project Black is a private equity initiative of Ariel Alternatives, LLC, an affiliate of Ariel Investments, LLC, of which director Mellody Hobson is Co-CEO and President. The purpose of the Co-Invest Program is to facilitate co-investments by the Firm in middle market companies that are private or will be made private upon acquisition by the Project Black Fund. Ariel seeks to position the portfolio companies to serve as leading suppliers to Fortune 500 companies increasing the number of minority business enterprises in this sector. In connection with the Co-Invest Program, the Firm will neither receive fees from nor pay fees to Ariel Investments, LLC or any of its affiliates. The Co-Invest Program is not material to Ms. Hobson or Ariel Investments, LLC.
Compensation & management development committee interlocks and insider participation
The members of the CMDC are listed on page 23. No member of the CMDC is or ever was a JPMorgan Chase officer or employee, other than Linda B. Bammann, who previously served as an officer of JPMorgan Chase 15 years before joining the CMDC and 8 years before joining the Board. No JPMorgan Chase executive officer is, or was during 2023, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2023, an executive officer serving as a member of our Board or the CMDC. All of the members of the CMDC, and/or some of their immediate family members and affiliated entities, were customers of, or had transactions with or involving, JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2023. Additional transactions may be expected to take place in the future. Any outstanding loans to the directors serving on the CMDC and their immediate family members and affiliated entities, and any transactions involving other financial products and services provided by the Firm to such persons and entities, were made in accordance with the standards stated above for transactions with directors, executive officers and 5% shareholders.
Political activities and lobbying
JPMorgan Chase believes that responsible corporate citizenship demands a commitment to a healthy and informed democracy through civic and community involvement. Our business is subject to extensive laws and regulations at the international, federal, state and local levels, and changes to such laws can significantly affect how we operate, our revenues and the costs we incur. Because of the potential impact public policy can have on our businesses, employees, communities and customers, we engage with policymakers in order to advance and protect the long-term interests of the Firm.
The PRC oversees the Firm’s significant policies and practices regarding political contributions, major lobbying priorities and principal trade association memberships that relate to the Firm’s public policy objectives.
The Firm’s policies and practices related to political activities:
•prohibit the use of corporate funds to support candidates, political party committees and political action committees ("PACs");
•provide that the Firm restrict U.S. trade organizations and groups organized under Section 501(c)(4) of the Internal Revenue Code of which it is a member from using the Firm’s dues payments for any election-related activity;
•prohibit corporate funds from being used to make contributions to SuperPACs and political committees organized under Section 527 of the Internal Revenue Code to promote the election or defeat of candidates for office; and
•prohibit the use of corporate funds to make independent political expenditures, as defined by the rules of the
2     Conversion to dollar amount is as of March 22, 2024

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CORPORATE GOVERNANCE | OTHER CORPORATE GOVERNANCE POLICIES AND PRACTICES
Federal Election Commission, including electioneering communications.
The Firm discloses on its website contributions made by the Firm’s PACs and contributions of corporate funds made in connection with ballot initiatives.
For further information regarding the Firm’s policy engagement, political contributions and lobbying activity, view our Political Engagement and Public Policy Statement on our website.
Code of Conduct
The Code of Conduct is a collection of principles designed to assist employees and directors in making decisions about their conduct in relation to the Firm’s business.
Employees and directors receive regular conduct training. They must also affirm that they have read, understand, and are in compliance with the Code of Conduct annually. Employees and directors are required to raise concerns about misconduct and report any potential or actual violations of the Code of Conduct, any internal Firm policy, or any law or regulation applicable to the Firm’s business. The Code of Conduct prohibits intimidation or retaliation against anyone who raises an issue or concern in good faith or assists with an investigation.
Employees and directors can report potential or actual violations of the Code of Conduct to management, Human Resources ("HR"), Global Security, the Office of the General Counsel, or via the JPMorgan Chase Conduct Hotline ("Hotline"), either by phone, online or mobile. The Hotline is anonymous, where permitted by law. It is available 24/7 globally, with translation services. The Hotline is maintained by a third-party service provider.
Employees in HR and Global Security follow specific procedures when handling employee-initiated complaints. Suspected violations of the Code of Conduct, Firm policy, or the law are investigated by the Firm and may result in an employee being cleared of the suspected violation or in an escalating range of actions, including termination of employment, depending upon the facts and circumstances. Compliance and HR report periodically to the Audit Committee on the Code of Conduct program. The CMDC periodically reviews reports from management regarding significant conduct issues and any related employee actions.
Code of Ethics for Finance Professionals
The Code of Ethics for Finance Professionals ("Code of Ethics"), a supplement to the Code of Conduct, applies to the Chairman, CEO, CFO, and Principal Accounting Officer, and all other finance professionals of the Firm worldwide serving in a finance, accounting, treasury, tax, or investor relations role. The purpose of our Code of Ethics is to promote honest and ethical conduct and adherence with the law in connection with the maintenance of the Firm’s financial books and records and the preparation of our External Financial Reporting. It also addresses the reporting of actual or apparent conflicts of interest and actual or potential violations of the Code of Ethics or other matters that would compromise the integrity of the Firm’s External Financial Reporting.
Supplier Code of Conduct
The Supplier Code of Conduct outlines the Firm’s expectation that suppliers demonstrate the highest standards of business conduct, integrity, and adherence to the law. The Supplier Code of Conduct applies to our suppliers, vendors, consultants, agents, contractors, temporary workers, and other third parties working on behalf of the Firm, as well as to the owners, officers, directors, employees, consultants, affiliates, contractors, and subcontractors of these organizations and entities. The Supplier Code of Conduct provides specific guidance regarding suppliers’ responsibility to comply with all applicable laws and regulations and to have policies ensuring such compliance, their duty to escalate concerns, handle information properly and maintain accurate records, address potential conflicts of interest, and operate responsibly with respect to laws governing competition, corruption, political activities, as well as environmental, human rights, and other matters.
How to contact our board
The Board actively manages its information flow through a variety of means and requires management to provide the Board with the appropriate information to assist the Board in meeting its core responsibilities, as described in this Corporate Governance section.
To contact our Board of Directors, any Board member, including the Lead Independent Director, any committee chair, or the independent directors as a group, email correspondence to the Office of the Secretary at corporate.secretary@jpmchase.com, or mail to: JPMorgan Chase & Co., Attention (name of Board member(s)), Office of the Secretary, 383 Madison Avenue, 39th Floor, New York, New York 10179.

2024 PROXY STATEMENT	33	JPMORGAN CHASE & CO.

Executive Compensation

Proposal 2: Advisory resolution to approve executive compensation

Approve the Firm’s compensation practices and principles and their implementation for 2023 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.

RECOMMENDATION: Vote FOR approval of this advisory resolution to approve executive compensation

PROPOSAL 2 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, as amended, we currently provide our shareholders with an annual advisory vote to approve the compensation of our Named Executive Officers. This proposal seeks a shareholder advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:
“Resolved, that shareholders approve the Firm’s compensation practices and principles and their implementation for 2023 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.”
This advisory vote will not be binding upon the Board of Directors. However, the Compensation & Management Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
INTRODUCTION
Our compensation philosophy promotes a fair and well-governed, long-term approach to compensation, including pay-for-performance practices that are designed to attract and retain top talent from all backgrounds, to be responsive to and aligned with shareholders, to mitigate excessive risk-taking, and to encourage a culture that supports our Purpose, Values, Business Principles and strategic framework.
The Board believes that JPMorgan Chase’s long-term success as a premier financial services firm depends in large measure on the talents of our employees and a proper alignment of their compensation with performance and sustained shareholder value. The Firm’s compensation programs play a significant role in our ability to attract, retain and properly motivate the highest quality workforce.
2023 Performance and Annual Compensation Determination for the CEO
In assessing Mr. Dimon's performance in the context of the Firm's 2023 business results, the CMDC recognized the Firm's continued focus on serving our clients and customers around the world amid ongoing, growing geopolitical tensions, economic uncertainty, elevated inflation and higher rates, while investing in and executing on long-term strategic initiatives. The Firm experienced growth across all of our market-leading lines of business, achieved record financial results and maintained a fortress balance sheet.
The CMDC recognized that the Firm achieved managed revenue1 of $162.4 billion, which was a record for the sixth consecutive year, as well as record net income of $49.6 billion, or $16.23 per share, with ROTCE1 of 21%. The Firm increased its quarterly common dividend from $1.00 to $1.05 per share. In addition, the Firm successfully navigated and supported our clients and customers through the regional bank turmoil, and completed our acquisition of First Republic Bank.
The Board continues to recognize that the Firm is in a uniquely fortunate position to be led by such a highly talented and experienced executive in Mr. Dimon, and in determining annual compensation for 2023, considered his holistic performance across financial and non-financial performance dimensions, including his continued exemplary leadership of the Firm. In light of the continued absolute and relative strength of the Firm’s performance, the Board determined Mr. Dimon's annual pay of $36 million.
Succession Planning and Recent Leadership Changes
One of the Board’s top priorities is succession planning for Mr. Dimon, which is focused on enabling an orderly CEO transition to take place in the medium-term. As part of succession planning, the Board continues to oversee management's development of several Operating Committee members who are well-known to shareholders as strong potential candidates to succeed Mr. Dimon. Individual OC members have been provided with opportunities to gain exposure to different parts of the business and to deepen their leadership experience in new and expanded roles. In January 2024, the Firm announced leadership and organizational changes. Jennifer Piepszak and Troy Rohrbaugh were named Co-CEOs of the expanded Commercial & Investment Bank, and Marianne Lake became sole CEO of Consumer & Community Banking. Mary Erdoes remains CEO of Asset & Wealth Management, and Daniel Pinto continues as President and Chief Operating Officer. Should the need arise in the near-term, the Board views Mr. Pinto as a key executive who is immediately ready to lead the Firm and fulfill the responsibilities of CEO, as his exceptional leadership capabilities are well-known to our shareholders.
Shareholder Engagement
We highly value engaging with our shareholders and have a demonstrable history of being responsive to their feedback. We engage extensively each year, and shareholder feedback continues to inform our Board and CMDC in their decisions. We received strong support for the 2023 Say on Pay proposal, and shareholders expressed their continued deep support for the management team, the Firm’s strategy, long-term performance and pay-for-performance compensation program and practices.
In the discussion that follows, we review the philosophy, key features and process of our executive compensation program as well as how our Board and CMDC make pay decisions. This CD&A is organized around the following factors for shareholders to consider:
•Compensation Discussion & Analysis ("CD&A") Overview (pages 35 - 38)
•How We Think About Pay Decisions (pages 39 - 49)
•How We Performed Against our Business Strategy (pages 50 - 54)
•How Performance Determined Pay in 2023 (pages 55 - 61)
1Managed Revenue and ROTCE are each non-GAAP financial measures; refer to Note 1 on page 113 for a further discussion of these measures.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
CD&A OVERVIEW

1	HOW WE THINK ABOUT PAY DECISIONS	Pages 39 - 49

Evaluating Performance
The Firm's Business Principles and strategic framework guide our OC members in determining their annual strategic priorities. The CMDC assesses OC members' performance against those strategic priorities, as well as four broad financial and non-financial performance dimensions in a balanced and holistic way in accordance with the Firm's compensation philosophy. To determine OC compensation, the CMDC considers both what progress has been made against long-term strategic priorities, and how that progress has been achieved. The CMDC applies:
•~50% weighting to its consideration of absolute and relative business results (what they have accomplished)
•~50% weighting to its qualitative consideration of risk, controls & conduct; client/customer/stakeholder; and teamwork & leadership (how they have accomplished results)
While there is no single performance dimension in isolation that determines compensation, a significant shortcoming in any one dimension may result in downward adjustments to OC members' variable compensation, without limits.

Determining Total Compensation
After considering OC members' performance throughout the year and over the long-term, the CMDC first determines their respective total compensation levels and then their pay mix — a combination of fixed pay (salary), and variable pay (cash awards and long-term equity). Pay mix is weighted toward long-term equity, and for PSUs, ROTCE performance drives the ultimate payout.
The CMDC also considers competitive market practices, referencing our primary financial services peer group of American Express, Bank of America, Citigroup, Goldman Sachs, Morgan Stanley and Wells Fargo.

Pay Mix
To determine the appropriate pay mix, the CMDC considers the fixed and variable components of each OC member's pay. The salary portion of total compensation has already been paid, and the variable portion can include a cash award that is paid immediately, plus long-term equity in the form of restricted stock units ("RSUs") and at-risk PSUs.
The chart below illustrates the components of our OC members' 2023 pay mix.

Mr. Dimon receives all of his equity in at-risk PSUs, comprising ~86% of his variable compensation, which is a higher proportion than any of our peer firms' CEOs.
In 2022, the CMDC introduced a policy that caps Messrs. Dimon and Pinto's annual cash award at 25% of their respective annual total compensation. The CMDC retains the flexibility to grant less than the cash award cap each year. For 2023, the CMDC determined to maintain a lower cash award of $5 million for both Messrs. Dimon and Pinto. Mr. Dimon's cash compensation is consistently among the lowest, and in 2023, well below the $10 million median of the total cash amounts paid to peer CEOs.

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Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

2	HOW WE PERFORMED AGAINST OUR BUSINESS STRATEGY		Pages 50 - 54

2023 Business Results

In assessing OC members' performance in the context of the Firm's 2023 business results, the CMDC recognized the Firm's continued focus on serving our clients and customers around the world amid ongoing, growing geopolitical tensions, economic uncertainty, elevated inflation and higher rates, while investing in and executing on long-term strategic initiatives. The Firm:
•Experienced growth across all of our market-leading lines of business
•Maintained a fortress balance sheet
•Achieved strong results - among other metrics, the CMDC considered that the Firm achieved:
◦Managed revenue[1] of $162.4 billion — a record for the sixth consecutive year
◦Pre-tax income ex. LLR[1] of $69.0 billion
◦Record net income of $49.6 billion, or $16.23 per share
◦ROTCE[1] of 21%, which is among the highest of our peers

$162.4B ↑23% RECORD REVENUE[1]	$69.0B ↑29% PRE-TAX INCOME EX. LLR[1]	$49.6B ↑32% RECORD NET INCOME	21% ↑3% pts ROTCE[1]

In addition, the Firm successfully navigated and supported our clients and customers through the regional bank turmoil as well as completed the acquisition of First Republic Bank. Excluding the impact of First Republic Bank[2], the Firm achieved managed revenue[1] of $154.2 billion (up 17%), pre-tax income ex. LLR[1] of $63.2 billion (up 19%), net income of $45.4 billion (up 21%), or $14.84 per share, and ROTCE[1] of 19%.
A summary of the qualitative factors the CMDC considered in assessing OC members' 2023 performance is provided below.

Risk, Controls & Conduct

•Continued to focus on:
◦Maintaining a satisfactory risk and controls environment as well as strong risk discipline across the organization
◦Investing significantly in our cyber defense capabilities and strengthening partnerships to enhance our defenses
◦Conducting deep dives into top risk areas, including those associated with geopolitical tensions, sustained inflation and regional bank failures
◦Setting the highest standards of leadership and expectations to drive the Firm’s culture, consistent with our Business Principles

Client/Customer/Stakeholder

•Continued building products and services that serve the needs of our clients and customers
•Uplifted our communities to help build a sustainable and inclusive global economy, including through financing and facilitating $675 billion of our 2030 Sustainable Development Target of $2.5 trillion
•Drove inclusive economic growth for our employees, customers, clients and communities — reporting nearly $31 billion of progress toward objectives identified in our 2025 Racial Equity Commitment of $30 billion
•Examples of external recognition[3] we received across our leading franchises in 2023 include:

CCB #1 U.S. Retail Deposit Market Share	CIB #1 Total Markets and Global IB fees	CB #1 multifamily lender	AWM #1 Total Client Asset Flows

Teamwork & Leadership

•Continued executing our long-term succession planning strategy for the Firm’s senior leadership; recently announced leadership and organizational changes
•Fostered a culture of respect and inclusion to promote innovation, creativity and productivity, enabling leaders and their teams to grow and succeed
•Enhanced programs and policies that support the needs of our employees and their families

1Managed Revenue, Pre-Tax Income (ex. LLR) and ROTCE are each non-GAAP financial measures; refer to Note 1 on page 113 for a further discussion of these measures.
2Refer to Note 9 on page 2.
3For recognition sources for CCB, CIB and AWM, refer to pages 57-60. CB recognition from Home Mortgage Disclosure Act Data as of FY2023.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

3	HOW PERFORMANCE DETERMINED PAY IN 2023	Pages 55 - 61

Pay decisions are based on current year and long-term performance, which is driven by the Firm's ongoing investments

In addition to considering 2023 performance, including the factors on the prior page, the CMDC continues to assess long-term performance as part of its balanced and holistic review. The CMDC considered, in part, the following factors:
•Exceptional Performance: the Firm's sustained strong relative outperformance compared to its peers
•Scope: our larger size, scale, complexity and global reach
•Pay-for-Performance Alignment: Mr. Dimon's annual compensation continues to demonstrate strong pay-for-performance alignment
Below are examples of the long-term performance factors the CMDC considered as part of its determination of Mr. Dimon's 2023 annual compensation of $36 million.

James Dimon

Exceptional ROTCE[1] Performance	Strong Shareholder Returns
In the past 10 years, achieving reported ROTCE[1] of ≥18% has been rare. JPMorgan Chase achieved it 4 times and our 10 PSU peers combined have only achieved it 6 times[2].	An investment made in JPMC 10 years ago would have significantly outperformed that of the S&P Financials and KBW Bank indices by 125 and 204 percentage points, respectively.
Years of Exceptional (≥18%) ROTCE[1] Performance	Total Shareholder Returns ("TSR")[3]

Substantial Size & Scale	Leading CEO Pay-for-Performance Alignment
Our revenue & market capitalization[2] continue to exceed that of our primary peers, demonstrating our significantly larger size and scale.	Our relative annual CEO pay-for-performance alignment has been consistently stronger than our primary peers, reflected by our more efficient annual CEO pay allocation ratio.
3-Year Average Revenue & Market Cap vs. Peers (2021-2023)	3-Year Average Annual CEO Pay as a % of Profits (2021-2023)[2,4]

1ROTCE is a non-GAAP financial measure; refer to Note 1 on page 113 for a further discussion of this measure.
2Peer ROTCE, Revenue, Net Income, and CEO Compensation based on public disclosures (Form 10-K, Form 8-K, Annual Proxy Filings); Market Capitalization from S&P CapIQ database.
3TSR shows the actual return of the stock price, with dividends reinvested.
4Annual compensation comprises base salary, cash bonus paid and long-term incentive compensation (target value) in connection with the performance year, which may be different from amounts reported in the Summary Compensation Table. Refer to Note 1 on page 55 for further information. The percentage of profits paid is equal to three-year average annual CEO compensation divided by three-year average net income. Excludes special awards.

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Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
On pages 39-62, we provide a more in-depth discussion of our executive compensation program.

1
How we think about pay decisions
The Firm’s Business Principles and strategic framework form the basis of our OC members’ strategic priorities. The CMDC references those strategic priorities and the Firm’s compensation philosophy to assess OC members’ performance and to determine their respective total compensation levels and pay mix.

Business Principles

In addition to our Purpose and Values, the Firm’s Business Principles and culture are fundamental to our success in how we do business over the long-term.

Exceptional Client Service	A Commitment to Integrity, Fairness and Responsibility	Operational Excellence	Great Team and Winning Culture

Strategic Framework

Guided by our Business Principles, our strategic framework provides holistic direction for the Firm and ultimately focuses on four primary strategic tenets listed below.
Each year, the Operating Committee reviews the strategic framework, which is approved by the Board. In 2023, the CMDC approved the Firm’s strategic framework as the priorities of the CEO, including the 15 strategic priorities listed below.

Exceptional Client Franchises	•Customer centric and easy to do business with •Comprehensive set of products and services	•Focus on safety and security •Powerful brands

Unwavering Principles	•Fortress balance sheet •Risk governance and controls	•Culture and conduct •Operational resilience

Long-Term Shareholder Value	•Continuously investing in the future while maintaining expense discipline •Focus on customer experience and innovation	•Employer of choice for top talent from all backgrounds

Sustainable Business Practices	•Investing in and supporting our communities •Integrating environmental sustainability into business and operating decisions	•Serving a diverse customer base •Promoting sound governance

Our businesses develop strategic initiatives that map to the strategic framework and are designed to reinforce the Firm’s operating principles to be complete, global, diversified and at scale. Execution of our strategy forms the basis of what we achieve through our current and multi-year business results.

Compensation Philosophy

Also guided by our Business Principles, the Firm's compensation philosophy is fundamental to our goals of attracting, retaining and motivating our workforce in a competitive market. Our compensation philosophy provides the guiding principles that drive compensation-related decisions. The key tenets of our compensation philosophy are listed below.

Paying for performance and aligning with shareholders’ interests	Encouraging a shared success culture		Attracting and retaining top talent from all backgrounds

Integrating risk management and compensation	No special perquisites and non-performance based compensation	Maintaining strong governance	Transparency with shareholders

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
Our pay practices and governance process
Our pay-for-performance compensation program is designed to align the long-term interests of our employees with those of our shareholders by emphasizing sustained value and reinforcing personal accountability. Highlighted below are pay practices that are integral to our compensation program, as well as certain pay practices that we chose not to implement.
WE ADOPT SOUND PAY PRACTICES

Principles-based compensation philosophy – Guiding principles that drive compensation-related decision-making	Competitive benchmarking – We evaluate pay levels and pay practices against relevant market data
Robust anti-hedging/anti-pledging provisions – Strict prohibition on unvested awards and shares owned outright	Responsible use of equity – We used less than 1% of weighted average diluted shares in 2023 for employee compensation
Strong clawback provisions – Enable us to cancel, reduce or require repayment, if appropriate	Risk, controls and conduct factors – We consider material issues as part of performance and pay decisions when appropriate
Majority of variable pay is in deferred equity – Most of OC annual variable compensation is deferred in PSUs and RSUs	Strong share holding requirements – OC members required to retain significant portion of net shares to increase ownership
Performance-based pay – OC variable pay is based on performance linked to shareholder value and safety & soundness	Robust shareholder engagement – Each year the Board receives feedback on our compensation programs and practices
No new special awards for the current CEO and President & COO	Direct performance conditions for any rare future special awards to NEOs
WE AVOID POOR PAY PRACTICES

No golden parachute agreements – We do not provide additional payments or benefits as a result of a change-in-control event	No guaranteed bonuses – We do not provide guaranteed bonuses, except for select individuals at hire

No special severance – We do not provide special severance. All employees, including OC members, participate at the same level of severance, based on years of service, capped at 52 weeks with a maximum credited salary
No special executive benefits •No private club dues or excessive tax gross-ups for benefits •No 401(k) Savings Plan matching contribution •No special health or medical benefits •No special pension credits

GOVERNANCE RESPONSIBILITIES OF THE CMDC
The CMDC oversees our compensation programs throughout the year, which enables the Committee to be proactive in its compensation planning to address both current and emerging developments or challenges. Key committee responsibilities related to compensation programs include:
•Periodically reviewing and approving a statement of the Firm’s compensation philosophy, principles and practices
•Reviewing the Firm’s compensation practices and the relationship among risk, risk management and compensation (including safety and soundness and avoiding practices that could encourage excessive risk-taking)
•Adopting pay practices and approving any necessary formulas, performance metrics or pool calculations in compliance with applicable U.S. and global regulatory, statutory or governance requirements
•Reviewing and approving overall incentive compensation pools (including equity/cash mix)
•Reviewing the business-aligned incentive compensation plan governance, design and evaluation framework
•Reviewing over multiple meetings and approving compensation for our OC and, for the CEO, making a compensation recommendation to the Board for consideration and ratification by the independent directors
•Reviewing compensation for employees who are material risk-takers identified under Federal Reserve standards (“Tier 1 employees”), U.K. and/or European Union standards (“Identified Staff”) or other similar standards, collectively “Designated Employees”
•Reviewing and approving the design and terms of compensation awards, including recovery/clawback provisions
The CMDC continues to retain the discretion to make awards and pay amounts that may not qualify as tax deductible.

JPMORGAN CHASE & CO.	40	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
Our performance assessment process starts with planning and priority-setting
The CMDC uses a disciplined pay-for-performance framework to make decisions about the compensation of our OC members, so that their compensation is commensurate with the overall performance of the Firm, their respective businesses and their individual performance. The performance assessment process starts with strategic plans, budgets and priorities being established at those same levels, with the Board and CMDC engaging in regular discussions with the CEO and the Head of Human Resources ("HR") about individual OC members’ performance throughout the year, as appropriate.
This approach (rather than determining pay levels during a single year-end process) enables the CMDC to make balanced and informed OC member pay decisions that are aligned with long-term performance against four broad dimensions, which consider short-, medium- and long-term priorities that drive sustained shareholder value.
BALANCED AND HOLISTIC APPROACH FOR ASSESSING PERFORMANCE
In determining OC compensation, the CMDC considers both what progress has been made against long-term strategic priorities, and how that progress has been achieved. For example, consistently strong revenue, net income and ROTCE performance over the long-term are more important than any short-term fluctuations in business results.
The CMDC applies an approximately 50% weighting to its consideration of absolute and relative business results against the Firm's strategic priorities over multiple years, i.e., "the what," and an approximately 50% weighting to its qualitative consideration of risk, controls & conduct, customer/client/stakeholder and teamwork & leadership, i.e., "the how."
No single performance dimension in isolation determines total compensation; however, it is possible for a single significant shortcoming in any performance dimension to have a downward impact on variable compensation without limitation. The CMDC has historically exercised this kind of downward discretion by making significant reductions to OC member compensation related to risk & control matters — and it will continue to do so in the future if appropriate. For example, in the past, the CMDC reduced Mr. Dimon's pay by 50% due to the "London Whale" trading incident despite the Firm achieving record earnings that year.
This assessment of performance, illustrated in the chart below, includes considerations of ESG-related factors that comprise responsible leadership, thoughtful governance and sustainability where applicable:

Business Principles
Strategic Framework
Balanced and holistic assessment of results against long-term strategic priorities and other qualitative considerations, with significant shortcomings in any performance dimension having unlimited downward potential

~50% weighting on "the what"	~50% weighting on "the how"
Business Results	Risk, Controls & Conduct	Client/Customer/Stakeholder	Teamwork & Leadership
•Drive high performance, the right way
•Fortress balance sheet
•Operational resilience
•Comprehensive set of products and services
•Growing powerful brands
•Disciplined investment in the future
•Current & multi-year financial performance, including but not limited to:
◦Managed Revenue
◦Pre-tax income ex. LLR
◦Net Income
◦ROTCE
•Sound governance and controls •Culture & conduct •Focus on safety & security, including cyber •Active management of control environment •Embedding sustainable business practices
•Focus on customer experience
•Serving a diverse customer base
•Customer centric and easy to do business with
•Open and transparent dialogue
•Investing in and supporting our communities
•Delivery on external DEI commitments
•Integrating environmental sustainability into business decisions

•Creating an open, respectful, inclusive culture
•Active attraction, retention, promotion and upskilling of talent
•Employer of choice for top talent from all backgrounds
•Delivery on internal DEI initiatives
•Partnerships with internal stakeholders

The CMDC also considers other relevant factors such as market practices in their overall assessment of performance.

2024 PROXY STATEMENT	41	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
Pay determination and pay mix
EVALUATING MARKET PRACTICES
In order to effectively attract, properly motivate and retain our senior executives, the CMDC periodically reviews market data relating to pay levels, pay mix and pay practices.
In evaluating market data for OC members, the CMDC benchmarks against our primary financial services peer group, which consists of large financial services companies with which the Firm directly competes for both talent and business. The following companies comprise our primary financial services peer group, which remains unchanged from last year:
•American Express
•Bank of America
•Citigroup
•Goldman Sachs
•Morgan Stanley
•Wells Fargo
Given the diversity of the Firm’s businesses, the CMDC may also periodically reference the pay plans and practices of other financial services companies as well as leading large, global firms across multiple industries. The CMDC considers the size, presence, brand and reputation of the companies, and the nature and mix of their businesses in using this data. These companies include some or all of the following: 3M, Alphabet, Amazon, Apple, AT&T, Barclays, BlackRock, BNY Mellon, Boeing, Capital One Financial, Chevron, Coca-Cola, Comcast, CVS Health, Deutsche Bank, ExxonMobil, General Electric, HSBC, IBM, Johnson & Johnson, Merck, Meta, Microsoft, Oracle, PayPal, PepsiCo, Pfizer, Procter & Gamble, Raytheon, UBS, Verizon, Walmart and Walt Disney. Although these reference companies are not part of our primary financial services peer group, we believe that their practices can provide a relevant point of reference for maintaining a competitive talent and compensation program.
DISCIPLINED PROCESS TO DETERMINE TOTAL COMPENSATION
Pay level
In determining total compensation levels for individual OC members, the CMDC evaluates various pay scenarios in light of the following considerations to inform their judgment:
•Performance, based on the four broad assessment dimensions and discussed on pages 50-54
•Value of the position to the organization and shareholders over time (i.e., “value of seat”)
•The example they set for others by acting with integrity and strengthening the Firm’s culture, Purpose and Values
•External talent market (i.e., market data)
While market data provides the CMDC with useful information regarding our competitors, the CMDC does not target specific positioning (e.g., 50th percentile), nor does it use a formulaic approach in determining competitive pay levels. Instead, the CMDC uses a range of data as a reference, which is considered in the context of each executive’s performance over a multi-year period, and the CMDC’s assessment of the value the individual delivers to the Firm.
Pay mix
Once the CMDC determines OC members’ total incentive compensation, it then establishes the appropriate pay mix between an annual cash award and long-term equity, including PSUs and RSUs.
For U.S. OC members other than the current CEO and President & COO, the CMDC continued to apply the Firm’s standard cash/equity incentive mix formula to each of their 2023 incentive compensation awards. Per the Firm’s formula, the OC members were awarded 60% of their incentive compensation in long-term equity (30% in PSUs and 30% in RSUs), with the remaining 40% paid in cash1. The CMDC determined that a 50%/50% mix of time-based RSUs and at-risk PSUs continues to provide an appropriate balance to their equity exposure.
The CMDC believes that this significant weighting of pay mix to equity is aligned with the interests of shareholders by encouraging OC members to focus on the long-term success of the Firm while mitigating excessive risk-taking, and provides a competitive annual cash incentive opportunity.
Messrs. Dimon and Pinto's annual cash incentive awards are subject to a cap of 25% of their respective total compensation, with PSUs comprising 100% of the equity portion of their incentive compensation. The CMDC determined to not award the maximum amount allowed by their respective caps in 2023, but to maintain a lower cash award of $5 million each for both Messrs. Dimon and Pinto.

1The CMDC has established a different pay mix for OC members in the U.K. due to local regulations for Identified Staff.

JPMORGAN CHASE & CO.	42	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
Summary of pay elements
Our compensation program provides for an appropriate mix between base salary, cash and equity incentives that vest over time. The table below summarizes the elements of compensation for the 2023 performance year.

	% of Variable
Elements	CEO	President& COO	Other NEOs	Description	Vesting Period	Subject to Clawback[1]
Fixed
Salary	N/A	N/A	N/A	•Fixed portion of total pay that enables us to attract and retain talent •Only fixed source of cash compensation	•N/A	•N/A
Variable
Cash Award	~14%	~18%	40%	•Provides a competitive annual cash award opportunity •Payout determined and awarded in the year following the performance year •Represents less than half of variable compensation	•Immediately vested
RSUs	0%	0%	30%
•RSUs serve as a strong retention tool
•Dividend equivalents are paid on RSUs at the time actual dividends are paid
•RSUs and PSUs do not carry voting rights, and are subject to protection-based vesting and the OC stock ownership/retention policy
•RSUs and PSUs provide a competitive mix of time-based and performance-conditioned equity awards that are aligned with long-term shareholder interests as the value of payout fluctuates with stock price performance
•PSUs reinforce accountability through objective targets based on absolute and relative ROTCE
•PSU goals are the same for the entire award term
•PSU payout of 0–150% is settled in shares
•Dividend equivalents accrue on PSUs and are subject to the same vesting, performance and clawback provisions as the underlying PSUs
					•Generally over three years: ◦50% after two years, with the remaining 50% after three years
PSUs	~86%	~82%	30%		•Combined period of approximately five years prior to transferability/sale: ◦Award cliff-vests at the end of the three-year performance period ◦Subject to a two-year hold after vesting
1Additional information on recovery and clawback provisions is provided on page 49.
2024 Operating Committee Salary Update
As part of its overall compensation evaluation, the CMDC reviews the current market practices and pay mix of our peers annually. Following its review of pay mix in 2023, the CMDC considered that OC member salaries continue to be generally lower than our peers, and that increasing OC salaries would be appropriate based on their current market position.
In 2024, the CMDC approved salary increases for U.S.-based OC members, excluding Messrs. Dimon and Pinto, of $250,000, from $750,000 to $1,000,000, effective January 1, 2024. It considered that the new salary would continue to reflect our compensation philosophy of providing competitive compensation for top talent, and result in an appropriate pay mix, with the majority of compensation continuing to be delivered through variable compensation in the form of cash and equity. This increase is related to how the CMDC considers pay mix decisions, and total compensation will not be impacted for the forthcoming year as the CMDC will perform its balanced and holistic review of performance to determine total compensation.

2024 PROXY STATEMENT	43	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
Performance share unit program
As part of the design of the PSU program, the ultimate number of PSUs paid out at vesting is determined by a pre-established formula set at the time of the award based on the Firm’s absolute and relative ROTCE performance over the subsequent three years, with the value of the payout ranging from 0% to 150% and subject to risk and control features. The value upon vesting of PSUs is also directly tied to the Firm’s performance through its stock price, similar to RSUs. The CMDC believes that the PSU design continues to appropriately incentivize strong performance by our OC members, does not encourage excessive risk-taking and is aligned with long-term shareholder interests. Since PSUs were first introduced in 2015, we have received positive shareholder support for this aspect of our executive compensation program.
UPDATES TO THE PSU PROGRAM
The CMDC reviews and approves the key features of the PSU program each year. For the 2023 PSU awards granted in January 2024, the CMDC maintained the key structure of the design, with select updates to address external factors and enhance the rigor of the PSU program.
•PSU Peers: In 2023, Credit Suisse (a PSU peer company) was acquired by UBS (also a PSU peer company). In response, the CMDC reviewed several potential peer alternatives for both new and outstanding awards, and approved removing Credit Suisse without a replacement, which results in 10 companies used for evaluating relative performance. The current PSU Peers continue to reflect large financial services companies with at least 30% of JPMorgan Chase's revenue mix.
•PSU relative Payout Scale: In conjunction with the removal of Credit Suisse, the CMDC approved an updated relative Payout Scale, where rank #11 payout is now 0% (compared to 40% previously).
•Common equity Tier 1 (“CET1”) capital ratio1 hurdle: Given increased capital requirements since the introduction of this risk-based hurdle in 2017, the CMDC approved increasing the hurdle by 50 basis points, from 7.5% to 8%.
The above program updates are applicable to PSU awards granted in January 2024, and the PSU Peers and relative Payout Scale updates also apply to outstanding awards granted in January 2021, 2022, and 2023, to maintain the intended rigor and economics of the awards. Please see the following page for additional information on our key PSU program features, including the PSU Peers, relative Payout Scale and our CET1 capital ratio1 hurdle features.

1The CET1 ratio is a key regulatory capital measure; refer to Additional notes, Note 1, on page 114, for additional information on this measure.

JPMORGAN CHASE & CO.	44	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
Apart from the updates as described on the prior page, the key features of our 2023 PSU program are substantially unchanged and are summarized below:

Plan Feature	Performance Year 2023 PSU Award Description
Vehicle	•Value of units moves with stock price during performance period; units are settled in shares at vesting.
Time Horizon
•Three-year cliff-vesting, plus an additional two-year holding period (for a combined five-year holding period). Due to local U.K. regulations, PSUs are subject to an extended seven-year vesting period commencing ratably on the third anniversary of the grant for OC members in the U.K.

Performance Measure
•The CMDC selected ROTCE, a comprehensive performance metric that measures the Firm’s net income applicable to common equity as a percentage of average tangible common equity. ROTCE is used by the Firm, as well as investors and analysts, in assessing the earnings power of common shareholders’ equity capital and is a useful metric for comparing the profitability of the Firm with that of competitors.

Payout Scale
•Payout under the PSU plan is calculated at the end of the three-year performance period based on absolute and relative average ROTCE[1], per the payout scale below. The use of both absolute and relative ROTCE helps promote a reasonable outcome for both shareholders and participants. For the 2023 PSU award, the CMDC set the absolute ROTCE thresholds as follows: (1) maximum payout at 18% or greater; and (2) zero payout at less than 6%.

PSU Peers
•In determining companies to include in the relative ROTCE scale, the CMDC selected competitors with business activities that overlap with at least 30% of the Firm’s revenue mix. These include Bank of America, Barclays, Capital One Financial, Citigroup, Deutsche Bank, Goldman Sachs, HSBC, Morgan Stanley, UBS and Wells Fargo. Our PSU Peers previously included Credit Suisse, which was removed following its acquisition by UBS in 2023.

Minimum Risk-based Hurdle
•If the Firm’s CET1 capital ratio[2] is less than 8% at any year-end, then up to one-third of unvested PSUs will be subject to downward adjustment by the CMDC for each such year. This was updated from the previous hurdle of 7.5%.

Narrow Adjustment Provision
•The CMDC may make adjustments (up or down) to maintain the intended economics of the award in light of changed circumstances (e.g., change in accounting rules/policies or changes in capital structure). The CMDC may also make additional downward adjustments in relation to PSUs granted to OC members in the U.K., including Mr. Pinto’s historically granted PSUs (refer to Note 1 on page 49).

OUR PSU PROGRAM SPANS A 5-YEAR TIME HORIZON

PSU goal is set at beginning of performance period

Performance Year	3-Year Post-Grant Performance Period (cliff-vest)			2-Year Additional Hold on Fully Vested Awards
2023	2024	2025	2026	2027	2028
Award is determined	Payout is calculated based on average ROTCE over the 3-year performance period			Ultimate number of units earned

Awards subject to reduction/cancellation/clawback based on risk, control & conduct features (including protection-based vesting)

1Average ROTCE is calculated over the three-year post-grant performance period using unadjusted reported data as set forth in public financial disclosures.
2The CET1 ratio is a key regulatory capital measure; refer to Additional notes, Note 1, on page 114, for additional information on this measure.

2024 PROXY STATEMENT	45	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
DETERMINING ABSOLUTE AND RELATIVE PSU PERFORMANCE GOALS

•Each year, in determining the absolute ROTCE goal and minimum ROTCE threshold for that year’s PSU awards, the CMDC reviews the Firm’s historical performance and a reasonable range of possible net income and capital outcomes over the next three years. For the 2023 PSU awards granted in January 2024, these outcomes were considered in the context of (among other things) the expected impacts of: regulatory capital requirements, annual stress tests, interest rates, and the U.S. / global economic and geopolitical environment, all of which affect the range of ROTCE outcomes in the medium-term.
•The CMDC calibrated the upper ROTCE goal of the 2023 PSUs, representing exceptional financial performance over the 3-year performance period, at 18% or more; and the lower ROTCE threshold, representing weak financial performance over the same period, at below 6%. To this end, the CMDC believes that it has set upper and lower absolute performance thresholds that are sufficiently rigorous compared to the Firm’s current ROTCE outlook over the next 3 years.
•In setting the relative ROTCE performance goals for the 2023 PSU awards, the CMDC limited above-target payout to instances in which the Firm outperforms the majority of its competitors on a relative basis, with below-target payout occurring in instances of underperformance. Median relative performance results in below target payout, outstanding relative performance results in a payout of 150% and requires a top ranking, and bottom relative performance pays out at 0%.

•As reflected by the chart to the right, the Firm's consistent relative outperformance of our ten PSU peers is demonstrated in particular by the strength of our 3-year average ROTCE outperformance over the last 10 years.
•Of the 3-year performance periods for the Firm and our PSU peers in the last 10 years, only 3 times have our PSU peers achieved ROTCE of >18%, demonstrating the rigor of our upper PSU goal.
•Our PSU peers have collectively reported 3-year average ROTCE of <6% for 18% of the time during that period, demonstrating the rigor of our lower absolute PSU threshold.
3-year average ROTCE of the Firm relative to PSU peers over the past 10 years[1,2]

ROTCE Range
PSUS AWARDED FOR PERFORMANCE YEARS 2020, 2021, AND 2022
•The Firm reported ROTCE1 of 23%, 18%, and 21% in 2021, 2022, and 2023 respectively, resulting in a 3-year average ROTCE of 21%, outperforming the absolute threshold for the 2020 PSU awards granted in January 2021. On March 25, 2024, the 2020 PSU awards vested at 150%. For the 2021 and 2022 PSU awards, the payout will be calculated once the performance period ends on December 31, 2024 and December 31, 2025 respectively, based on the Firm's absolute and relative three-year average ROTCE performance.

1ROTCE is a non-GAAP financial measure; refer to Note 1 on page 113 for a further discussion of this measure.
2Peer ROTCE based on public disclosures (Form 10-K).

JPMORGAN CHASE & CO.	46	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
Strong ownership & accountability provisions
STOCK OWNERSHIP GUIDELINE AND RETENTION REQUIREMENTS
The CMDC believes it is important to align the interests of the OC members with those of our shareholders. To meet this objective, OC members are subject to a stock ownership guideline and retention policy.
While on the Operating Committee, each member is required to accumulate either:
•A minimum of between 200,000 and 400,000 shares (1 million shares for the CEO); or
•A minimum fixed dollar value of shares of between $10 million and $30 million ($75 million for the CEO).
•In 2023, this represented 13x to 40x of OC member base salary, or 50x for the CEO
Shares credited for purposes of satisfying the above ownership levels include shares owned outright, as well as 50% of unvested RSUs and PSUs, but do not include stock appreciation rights ("SARs") or stock options.
The stock ownership guideline must be met within six years of the later of the effective date of the policy or appointment to the Operating Committee. If the stock ownership guidelines are subsequently increased, the higher ownership guideline must be satisfied within six years of such revision, unless otherwise determined by the CEO and CMDC.
Prior to reaching their designated share ownership guideline, OC members are required to retain 75% of all net shares received from equity awards granted after they join the Operating Committee. Once they have met their ownership guideline, the policy requires OC members to continue retaining 50% of all net shares received from awards (75% for the CEO) as summarized below:

Retention Requirement
Before Guideline Met	After Guideline Met
75% of net shares until stock ownership guideline is met	50% of net shares for the duration of their service on the Operating Committee (75% for the CEO)
Because OC members are required to continue accumulating shares even after having met their share ownership guideline, the resulting increase of share ownership over time further strengthens the alignment of their interests with those of our shareholders. Notably, since he became CEO, Mr. Dimon has acquired a substantial amount of stock through compensation and purchases on the open market.
ANTI-HEDGING/ANTI-PLEDGING PROVISIONS
All employees are prohibited from hedging or pledging unvested RSUs and PSUs, and unexercised stock appreciation rights or stock options. In addition:
•Shares owned outright or through deferred compensation by an OC member may not be hedged
•Shares held directly by an OC or Board member1 may not be held in margin accounts or otherwise pledged
INTEGRATING RISK WITH COMPENSATION
The CMDC holds an annual joint session with the Risk Committee to review Firmwide HR and compensation practices, including:
•How we integrate risk, controls and conduct considerations into key HR practices including performance development, compensation and promotion
•Compensation features and elements designed to discourage imprudent risk-taking (e.g., multi-year vesting, clawbacks, prohibition on hedging, etc.)
•Annual incentive pool processes for LOBs and functions
•Regulatory updates which have impacted or may impact HR practices in the future
The committees are also provided with information on our performance development process, a summary of risk, controls and conduct feedback, and updates regarding HR Control Forum issues.
STRONG ACCOUNTABILITY AND RECOVERY PROVISIONS
Our executive compensation program is designed to hold executives accountable, when appropriate, for meaningful actions or issues that negatively impact business performance or the Firm’s reputation in current or future years.
Issues that may warrant recovery determinations can be raised at any time, including in HR Control Forums, annual assessments of employee performance and when Designated Employees resign or their employment is terminated by the Firm. Under the Firm’s process to govern these determinations:
•We have established a process for reviewing compensation or other employee actions following a determination that the cause and materiality of a risk-related loss, issue or other set of facts and circumstances warrants such a review of accountability for actual or potential misconduct.
•The CMDC is responsible for determinations involving OC members (determinations involving the CEO are subject to ratification by independent members of the Board). The Firm has a framework that identifies and assesses employee risk and drives consistent management decisions and discipline. For more material risk and control issues, the HR Control Forum process described on the following page explains how issues are reviewed and impacts are recommended.
1    For information on the hedging/pledging restrictions applicable to our directors, please see “Director compensation” on pages 29 and 30.

2024 PROXY STATEMENT	47	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
HOLDING INDIVIDUALS ACCOUNTABLE
To hold individuals responsible for taking risks inconsistent with the Firm’s risk appetite and to discourage future imprudent behavior, the Firm has policies and procedures that enable it to take timely and proportionate actions with respect to accountable individuals, including:
I.Reduce or altogether eliminate annual incentive compensation;
II.Cancel unvested awards (in full or in part);
III.Clawback/Recover previously paid incentive compensation (cash and/or equity);
SUMMARY OF REASONS FOR CANCELLATIONS & CLAWBACKS

Trigger	Vested	Unvested
Restatement	✓	✓
Misconduct	✓	✓
Risk-related	✓	✓
Protection-based		✓
IV.Demotion, negative performance rating or other appropriate employment actions; and
V.Termination of employment.
The Firm has a framework in place that provides for recommended impacts to drive consistency. However, the precise actions we take with respect to accountable individuals, which may also include coaching and training in addition to the above, are based on the relevant circumstances, including the nature of their involvement, the magnitude of the event and the impact on the Firm.
CLAWBACK DISCLOSURE
During 2023, we did not take any action to recover or clawback any incentive compensation from the OC members or Firmwide Controller.
RISK, CONTROLS & CONDUCT REVIEW PROCESS
A summary of the review processes we maintain to evaluate and provide feedback on risk, controls and conduct matters and to identify individuals who may be subject to remedial actions such as impacts to performance assessment, additional training, compensation and/or termination is provided below:

1	Enhanced performance reviews	2	Employee conduct matters

}   Employees in roles which could expose the Firm to greater risks (including OC and other Designated Employees) are subject to a more disciplined evaluation process, including certain compensation terms and conditions as a mechanism to balance the greater risk
}   This enhanced performance process is used by managers to help assess whether these employees are meeting our expectations through formal Risk & Control feedback from Control Function partners and additional Risk & Controls reports
}   All other employees are evaluated by their managers against the Firm’s four performance dimensions, which include the Risk, Controls & Conduct dimension

}   We have an enterprise-wide framework to assess employee conduct-related matters, and we review trends that may expose the Firm to material financial, reputational, compliance and other operating risks
}   Actual or potential misconduct for matters that create material risk and control concerns are escalated to our HR Control Forum process, as described below

Escalation by Control Committees and other sources

LOB, function, and regional HR Control Forums

Firmwide HR Control Forum reviews outputs from and provides feedback to LOB/function/regional forums and provides constructive challenge

OC member self-assessments are shared with the Board

Compensation & Management Development Committee

} The CMDC reviews a summary of outcomes of HR Control Forums, including those that may have resulted in incentive compensation impacts

3	Designated Employees exit reviews

Certain Designated Employees are subject to an enhanced exit process prior to separating from the Firm to determine the circumstances surrounding the employee's termination, including seeking feedback from senior Control Function employees to see if they are associated with any known or potential emerging risk, controls and conduct issues that may warrant current or potential future monitoring for forfeiture or clawback of an award

JPMORGAN CHASE & CO.	48	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
CLAWBACK/RECOVERY PROVISIONS
We maintain clawback/recovery provisions on both cash incentives and equity awards which enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. While incentive awards are intended and expected to vest according to their terms, the Firm’s strong recovery provisions permit recovery of incentive compensation awards in appropriate circumstances.
The following table provides details on the clawback provisions that apply to our OC members and the Firmwide Controller.
EQUITY CLAWBACK REVIEW PROVISIONS1

Award Type
Category	Trigger	Vested	Unvested
Restatement	•In the event of a material restatement of the Firm’s financial results for the relevant period
•This provision also applies to cash incentives
Misconduct	•If the employee engaged in conduct detrimental to the Firm that causes material financial or reputational harm to the Firm, or engaged in knowing and willful misconduct related to employment
•If the award was based on material misrepresentation by the employee
•If the employee is terminated for cause
Risk-related and Other
•If the employee improperly or with gross negligence failed to identify, raise or assess, in a timely manner and as reasonably expected, issues and/or concerns with respect to risks material to the Firm

•If the award was based on materially inaccurate performance metrics, whether or not the employee was responsible for the inaccuracy
Protection-Based Vesting[2]
•If performance in relation to the priorities for their position, or the Firm’s performance in relation to the priorities for which they share responsibility as a member of the Operating Committee, has been unsatisfactory for a sustained period of time

•If awards granted to participants in a LOB for which the Operating Committee member exercised responsibility were in whole or in part cancelled because the LOB did not meet its annual LOB financial threshold

•If, for any one calendar year during the vesting period, pre-tax pre-provision income is negative, as reported by the Firm
•If, for the three calendar years preceding the third year vesting date, the Firm does not meet a 15% cumulative ROTCE
In 2023, the Firm adopted a new Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation to comply with the applicable rules of The New York Stock Exchange Listed Company Manual and Rule 10D-1 of the Securities Exchange Act, which includes provisions that apply to the Firm's executive officers and operates in addition to the recovery provisions in the table above. The Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation is filed as Exhibit 97 of the Firm's 2023 Form 10-K.

1Since 2015, the Firm has maintained a local Malus and Clawback Policy in accordance with E.U. and U.K. regulations which operates in addition to the recovery provisions in the table above. Under the policy, the Firm is able to cancel and/or recover incentive compensation for relevant Identified Staff (including Mr. Pinto's prior awards granted when he was in the U.K.) in certain circumstances for a minimum period of seven years following the date of the award.
2Provisions apply to PSUs, RSUs and SARs granted to the Operating Committee and may result in cancellation of up to a total of 50% of the award. For the SARs granted to Messrs. Dimon and Pinto in 2021, the cumulative ROTCE threshold is 20% for the four calendar years preceding the fifth-year exercisable dates.

2024 PROXY STATEMENT	49	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

2
How we performed against our business strategy
We continued to deliver strong multi-year financial performance, invest in our future, strengthen our risk and control environment, and reinforce our culture and values, including our long-standing commitment to serve our customers, employees and communities, and conduct business in a responsible way to drive inclusive growth.

In assessing the Firm’s performance in 2023, the CMDC considered the following factors in the context of the Firm’s Business Principles and strategic framework:

Business Results	Risk, Controls & Conduct	Client/Customer/Stakeholder	Teamwork & Leadership

Business Results
2023 KEY HIGHLIGHTS
The Firm continued its focus on serving our clients and customers amid ongoing, growing geopolitical tensions, economic uncertainty, elevated inflation and higher rates, while investing in and executing on long-term strategic initiatives. The Firm experienced growth across all of our market-leading lines of business, achieved record financial results, and maintained a fortress balance sheet.

JPMORGAN CHASE & CO.

REVENUE		PRE-TAX INCOME		NET INCOME	ROE	ROTCE[2]
$158.1B	$162.4B	$61.6B	$69.0B	$49.6B	17%	21%
REPORTED	MANAGED[1,2]	REPORTED	Ex. LLR[1,2]

EPS		BVPS	TBVPS[2]	MARKET CAPITALIZATION	NET CAPITAL DISTRIBUTIONS[3]
$16.23		$104.45	$86.08	$489.3B	$19.8B

CONSUMER & COMMUNITY BANKING		CORPORATE & INVESTMENT BANK		COMMERCIAL BANKING		ASSET & WEALTH MANAGEMENT
REVENUE[1]	PRE-TAX INCOME ex. LLR[1,2]	REVENUE[1]	PRE-TAX INCOME[1]	REVENUE[1]	PRE-TAX INCOME ex. LLR[1,2]	REVENUE[1]	PRE-TAX INCOME[1]
$70.1B	$30.0B	$48.8B	$20.1B	$15.5B	$9.9B	$19.8B	$6.9B

NET INCOME	ROE	NET INCOME	ROE	NET INCOME	ROE	NET INCOME	ROE
$21.2B	38%	$14.1B	13%	$6.1B	20%	$5.2B	31%

•#1 market share in U.S. retail deposits[4] •#1 market share in Card, based on U.S. sales and outstandings •#1 primary bank for U.S. small businesses •#1 banking platform in the U.S.[4]		•#1 in Global IB fees for 15 consecutive years, with 8.8% wallet share[5] •#1 in Markets revenue[5] •#1 in USD payments volume[6] •#3 custodian globally by revenue[6]		•Record revenues overall and in MMBSI of $7.4B, CCBSI of $4.8B and CRE of $3.3B •Record average loans of $268.3B (up 20%) •Strong credit performance with a net charge-off ratio of 12bps		•Pre-tax margin of 35% •Long-term AUM flows of $140B, top 2 rank in Client Asset Flows[7] over a 5-year period •Average deposits of $216.2B (down 17%); record average loans of $220.5B (up 2%)
Excluding the impact of First Republic Bank8, the Firm achieved managed revenue1,2 of $154.2 billion, pre-tax income ex. LLR1,2 of $63.2 billion, net income of $45.4 billion, or $14.84 per share, and ROTCE2 of 19%; CCB achieved managed revenue1 of $66.9 billion, pre-tax income ex. LLR1,2 of $27.9 billion, net income of $20.0 billion and ROE of 38%; CB achieved managed revenue1 of $14.6 billion, pre-tax income ex. LLR1,2 of $9.0 billion, net income of $6.0 billion and ROE of 20%; AWM achieved managed revenue1 of $18.7 billion, pre-tax income1 of $5.9 billion, net income of $4.5 billion and ROE of 27%.
1The Firm reviews the results of the Firm and the lines of business on a managed basis. Refer to Note 2, on page 113 for a definition of managed basis.
2Managed Revenue, Pre-Tax Income (ex. LLR), ROTCE and TBVPS are each non-GAAP financial measures; refer to Notes 1 and 2 on page 113 for a further discussion of these measures.
3Reflects common dividends and common stock repurchases, net of common stock issued to employees.
4Refer to Notes 2 and 3 on page 59.
5Refer to Notes 2 and 3 on page 57.
6Refer to Notes 6 and 7 on page 2.
7Refer to Note 2 on page 58.
8Refer to Note 9 on page 2.

JPMORGAN CHASE & CO.	50	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

Risk, Controls & Conduct
Risk management is an inherent part of the Firm's business activities, and we believe a strong control environment is fundamental to the success of the Firm. The Firm manages its business and the associated risks in a manner that balances serving the interests of its clients, customers and shareholders, and protecting the safety and soundness of the Firm. We continue to invest in strengthening our controls and infrastructure and improving how we serve our customers and clients. Additionally, as digital solutions continue to evolve and play a role in financial services and the economy as a whole, the risk of cyberattacks and other threats to information security continues to evolve and grow, and we continue to invest in enhancing our cyber defense capabilities.
CYBERSECURITY AND DATA PRIVACY
Cybersecurity risk is an important and continuously evolving focus for the Firm, and significant resources are devoted to protecting and enhancing the security of computer systems, software, networks, storage devices and other technology. The Firm’s security efforts are designed to protect against, among other things, cybersecurity attacks that can result in unauthorized access to confidential information, the destruction of data, disruptions to or degradations of service, the sabotaging of systems or other damage. The Firm continues to strengthen its partnerships with the appropriate government and law enforcement agencies and other businesses in order to understand the full spectrum of cybersecurity risks in the operating environment, enhance defenses and improve resiliency against cybersecurity threats.
As a global financial institution, the Firm collects, processes, uses, shares and dispositions personal and financial information every day, and we have processes designed to manage that data in accordance with the laws, rules and regulations of the jurisdictions in which we operate. We continue to take a multi-faceted approach to addressing privacy and data protection risks, including maintaining and evolving our internal controls, establishing policies covering all stages of the data lifecycle and deploying appropriate technology.
CONTINUED FOCUS ON CULTURE AND CONDUCT
We continue to reinforce our culture and remain focused on managing employee conduct. Our Business Principles are embedded throughout the employee lifecycle, starting with the onboarding process and extending to ongoing training, compensation, promoting and rewarding employees; and our performance development and compensation processes are designed to hold employees accountable for their conduct, where appropriate. We recognize our employees are a key driver of our success and that it is through their service, heart, curiosity, courage and excellence that we are able to deliver for our customers, communities and shareholders. We continue to foster a strong culture through our Purpose and Values which further promote engagement with our employees.
We strive to clearly and frequently communicate our expectations that all employee conduct must adhere to the highest ethical standards encompassed by our Business Principles, including through town hall meetings and senior leadership messages, business conduct training, and by including culture and conduct related questions in our employee listening and engagement surveys.
The Firm endeavors to promote a culture of respect that allows every employee to feel safe and empowered at work. To that end, the Firm has in place employee training and protocols for preventing, reporting and addressing sexual, discriminatory or other misconduct and prohibits retaliation against an individual who reports a concern in good faith or assists with any inquiry or investigation. We have continued to make enhancements to current listening strategies that enable the Firm to more effectively measure how employees are experiencing the company. Across the Firm, we have also created forums for employee engagement, initiatives to advance inclusion and share diverse views, and education and training programs designed to identify ways that all of our employees can contribute to a dynamic and inclusive culture.
We remain focused on our anti-harassment, anti-discrimination, and culture of respect efforts across the company and continue to take a holistic approach to reinforce our culture by increasing awareness and education through engagement, communication and training while adhering to policy and regulatory requirements. Managers are expected to drive culture activities and initiatives that are consistent with our Business Principles and to escalate issues when appropriate. Conduct training is regularly assigned to active employees.
The actual or potential misconduct of individuals involved in matters that create material risk and control concerns is escalated and reviewed through the HR Control Forum process, discussed on page 48.

2024 PROXY STATEMENT	51	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

Client/Customer/Stakeholder
Our performance reflects our ongoing commitment to invest in our employees and businesses, further strengthen the market leadership of our franchises, generate long-term value for our shareholders, and help strengthen the broader economy. The Firm continued to serve our clients and customers amid growing geopolitical tensions, the regional banking turmoil, and continued to invest in our communities, making further progress on our longer-term commitment to drive inclusive economic growth.
The Firm's future success is driven by our commitment to meet or exceed expectations; deal fairly and ethically with our suppliers as good partners to help us meet our missions; support the communities in which we work; and protect the environment by enhancing sustainable practices across our businesses.
ENHANCING OUR CUSTOMER AND CLIENT EXPERIENCE
Exceptional Client Service is one of our Business Principles. We strive to deliver value by offering our customers and clients choice, through a full set of products and services; security through processes designed to protect their data and transactions; ease of doing business in a fast and simple way; personalization through tailored customer solutions and integrated experiences; and continued investments in technology. Our LOBs are able to leverage the unique scale advantage of our Firm in order to benefit our customers and clients. For more information about our lines of businesses, please see our 2023 Form 10-K.
INVESTING IN OUR COMMUNITIES
We endeavor to help build a sustainable and inclusive global economy and advance equity for our employees, customers, clients and communities. Highlights of our work include:
•Sustainable Development Target: Building off prior initiatives, in 2021, we set a Sustainable Development Target to finance and facilitate $2.5 trillion by the end of 2030 to help advance long-term climate solutions and contribute to sustainable development across three objectives:
◦Green: Aiming to support climate action, clean energy, and sustainable resource management, with a focus on accelerating the deployment of solutions for cleaner sources of energy and facilitating the transition to a low-carbon economy. We are targeting $1 trillion toward this objective by the end of 2030.
◦Development Finance: Working to support sustainable development in emerging economies, with a focus on mobilizing capital to advance the United Nations Sustainable Development Goals ("SDGs").
◦Community Development: Striving to advance economic inclusion in developed markets, with a focus in the U.S. on Low-to-Moderate Income individuals and communities and closing the racial wealth gap among Black, Hispanic and Latino individuals and communities. This includes the actions we are taking as part of our Racial Equity Commitment.
•Driving inclusive economic growth: The Firm continues to advance solutions that create economic opportunities for our customers, employees and the communities we serve. Our efforts are focused where we believe we can leverage our business and expertise to create meaningful impact, including through:
◦Building careers and skills: Increasing access to rewarding careers and opportunities within our workforce and beyond through supporting inclusive hiring; skills training, learning and credentialing; and employee well-being
◦Fueling business growth and entrepreneurship: Helping businesses of all sizes access tools and resources to achieve their goals and prosper in their communities, with a focus on capital, customers and connections
◦Catalyzing community development: Improving housing affordability and expanding access to homeownership; supporting institutions that assist in community wealth building and in creating inclusive communities
◦Strengthening financial health and wealth creation: Helping individuals build wealth through better access to financial services and credit, along with managing cash flow
◦Promoting environmental sustainability within our communities: Contributing to a more sustainable future by supporting an orderly energy transition
•Advancing racial equity: By the end of 2023, we reported nearly $31 billion of progress toward our five-year $30 billion Racial Equity Commitment to help close the racial wealth gap and advance economic inclusion among historically underserved communities in the U.S., including Black, Hispanic and Latino customers and communities. The Firm is committed to continuing work beyond the five-year timeframe identified in our original commitment to complete the 18 individually identified sub-commitments.

JPMORGAN CHASE & CO.	52	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

Teamwork & Leadership
Our employees’ effectiveness, career development and ability to adapt to a changing landscape enables continued delivery of sustained shareholder value. In order to attract and retain the highest quality talent, we develop key talent and succession plans, invest in Firmwide diversity, equity and inclusion initiatives, and provide well-paid jobs with strong benefits and wellness programs.
SUCCESSION PLANNING
Succession planning is a priority for the Board and the Firm’s senior leadership, with the objective of having a pipeline of the best executives who lead inclusively for today and the future. We have implemented a disciplined executive talent management and succession planning process that includes LOBs and Functions holding talent review discussions within their management teams and identifying potential successors for key leadership roles.
One of the Board’s top priorities is succession planning for Mr. Dimon, which entails enabling an orderly CEO transition to take place in the medium-term. As part of succession planning, the Board continues to oversee management's development of several Operating Committee members who are well-known to shareholders as strong potential candidates to succeed Mr. Dimon. As noted on page 35 of the CD&A, in January 2024, the Firm announced leadership and organizational changes.
The Board has well-developed processes in place to support proper governance. This includes the CMDC reviewing the succession plan for the CEO, and the Lead Independent Director regularly leading succession discussions with the non-executive directors of the Board. The CMDC also reviews the succession plan for members of the Operating Committee other than the CEO, which is also discussed by the full Board of Directors. This is in addition to Board discussions of talent management, which occur frequently throughout the year.
DIVERSITY, EQUITY AND INCLUSION
Having an inclusive workforce that is reflective of diverse backgrounds and perspectives is important to the work we do. We remain focused on maintaining a culture of respect and inclusion and believe that all individuals should have the opportunity to succeed. This starts with taking a broad lens when sourcing talent, and building and fostering an inclusive work environment where our employees are respected, trusted and encouraged to bring their authentic and most productive selves to work. We are focused on being an employer of choice for all talent, where employees feel like they belong.
An important part of our efforts include the Firm's Business Resource Groups ("BRGs"), which serve as networks for employees to connect with colleagues and grow professionally, while advancing the Firm's DEI strategies. In addition to the BRGs, the Firm has Global DEI Centers of Excellence that play an important role in taking a coordinated and intersectional approach to identify and provide equitable pathways to opportunities for employees, customers and communities to grow and thrive.
Our senior leaders are accountable for building and fostering an inclusive work environment within their businesses and across the Firm. The Accountability Framework drives feedback for our senior leaders, including OC members, on inclusive leadership behaviors, practices and progress on the Firm's DEI priorities as part of the year-end performance review.

2024 PROXY STATEMENT	53	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
EMPLOYEE GROWTH
We are dedicated to a culture that enables employees and leaders to grow and succeed throughout their careers while encouraging them to uphold a standard of excellence. To do so, we make substantial investments in learning content, tools and training programs to help employees build their knowledge, skills and experience, and to guide their career advancement. In 2023, we continued to invest in our employees' development through a robust suite of training, upskilling and reskilling and leadership development programs.
EMPLOYEE WELL-BEING
We are committed to providing programs and policies that support the needs of our employees and their families. We continually invest in and explore ways to improve health outcomes and strengthen our benefits offerings. We offer a comprehensive benefits and wellness package to employees and their families, including healthcare coverage, retirement benefits, life and disability insurance, on-site health and wellness centers, employee assistance programs, competitive vacation and leave policies, backup child care arrangements, tuition reimbursement programs, counseling and resources related to mental health and financial coaching.
Highlights include:
•Health & Wellness Programs: Over the past two years, the Firm invested an additional $170 million in the U.S. Medical Plan for employees and their families, further enhancing our health and wellness benefits through updates to the Plan, as well as expedited access to an expanded network of professionals for free mental health counseling and coaching
•Supporting Families: The Firm provides family building assistance to help U.S. employees with the high costs of adoption, surrogacy and fertility expenses, and continues enhancing paid time off for employees to handle personal and family needs, which includes expanded bereavement paid time off as well as critical caregivers paid time off
•Financial Health: The Firm offers a wide range of benefits and programs to help employees with their financial health, including educational sessions, financial wellness assessments and one-on-one financial coaching

JPMORGAN CHASE & CO.	54	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

3
How performance determined pay in 2023
CEO pay is strongly aligned to the Firm’s short-, medium- and long-term performance, with approximately 86% of the CEO’s variable pay deferred into equity, of which 100% is in at-risk PSUs for both our CEO and our President & COO. Other NEO pay is also strongly aligned to Firm and LOB performance, with a majority of variable pay deferred into equity, of which 50% is in at-risk PSUs.

The table below sets forth salary and incentive compensation awarded to our NEOs for 2023 performance. The pages that follow summarize the performance of individual NEOs that drove the CMDC’s 2023 pay decisions. Officer position titles within this Proxy Statement reflect current roles and responsibilities as of the record date. Refer to Note 1 on page 5.
NEO annual compensation table

		Annual Compensation (For Performance Year)
			Incentive Compensation
Name and principal position	Year	Salary	Cash	RSUs	PSUs[1]	Total
James Dimon[2] Chairman and Chief Executive Officer	2023	$1,500,000	$5,000,000	$—	$29,500,000	$36,000,000
	2022	1,500,000	5,000,000	—	28,000,000	34,500,000
	2021	1,500,000	5,000,000	—	28,000,000	34,500,000
Daniel Pinto[2,3] President and Chief Operating Officer Former CEO, Corporate & Investment Bank	2023	1,500,000	5,000,000	—	23,500,000	30,000,000
	2022	1,500,000	5,000,000	—	22,000,000	28,500,000
	2021	9,055,948	—	9,722,026	9,722,026	28,500,000
Mary Callahan Erdoes[4] Chief Executive Officer, Asset & Wealth Management	2023	750,000	10,500,000	7,875,000	7,875,000	27,000,000
	2022	750,000	9,900,000	7,425,000	7,425,000	25,500,000
	2021	750,000	7,900,000	5,925,000	5,925,000	20,500,000
Marianne Lake[5] Chief Executive Officer, Consumer & Community Banking Former Co-CEO, Consumer & Community Banking	2023	750,000	7,100,000	5,325,000	5,325,000	18,500,000
	2022	750,000	6,700,000	5,025,000	5,025,000	17,500,000
Jennifer Piepszak[6] Co-Chief Executive Officer, Commercial & Investment Bank Former Co-CEO, Consumer & Community Banking	2023	750,000	7,100,000	5,325,000	5,325,000	18,500,000
	2022	750,000	6,700,000	5,025,000	5,025,000	17,500,000
	2021	750,000	6,300,000	4,725,000	4,725,000	16,500,000
Jeremy Barnum Chief Financial Officer	2023	750,000	5,700,000	4,275,000	4,275,000	15,000,000
	2022	750,000	4,500,000	3,375,000	3,375,000	12,000,000
	2021	693,750	3,722,500	2,791,875	2,791,875	10,000,000

1Reflects the grant date fair value. Actual amounts of PSUs received by NEOs upon vesting may range from 0% to 150% of the target shares (excluding accrued dividends), depending upon the Firm’s performance.
2In 2021, the Board and CMDC granted one-time special awards of SARs to Messrs. Dimon and Pinto, which are not reflected in the table above because they were not part of regular annual compensation. Refer to the Summary Compensation Table on page 63 for further information.
3Mr. Pinto's 2022 and 2023 salary of $1,500,000 includes a fee of £100,000 and £96,164 respectively for his service on the J.P. Morgan Securities plc Board. In 2021, he received a salary of £475,000 and a fixed allowance paid in British pound sterling of $8,400,000, in accordance with local regulations.
4Ms. Erdoes's 2021 incentive compensation included a significant reduction related to internal, SEC and CFTC investigations into the Firm's compliance with certain record preservation requirements.
5Ms. Lake was not a NEO in 2021.
6Ms. Piepszak was included as a NEO in the 2021 Proxy Statement due to her role as CFO. She is voluntarily disclosed as a NEO in this year's Proxy Statement due to her role as Co-CEO of CCB, which she shared with Ms. Lake in 2022 and 2023.
INTERPRETING 2023 NEO COMPENSATION
The table above is presented to show how the CMDC and Board viewed compensation awarded for 2023 performance. It differs from how compensation is reported in the “Summary Compensation Table” (“SCT”) on page 63, which is required by the SEC, and is not intended as a substitute for the SCT. There are two principal differences between the SCT and the table above:
1.The Firm grants both cash and equity incentive compensation after a performance year is completed. In both the table above and the SCT, cash incentive compensation paid in 2024 for 2023 performance is shown as 2023 compensation. In the table above, the equity awards (RSUs and PSUs) granted in 2024 for 2023 performance are shown as 2023 compensation. In contrast, the SCT reports the value of equity awards in the year in which they are granted. As a result, awards granted in 2023 for 2022 performance are shown in the SCT as 2023 compensation.
2.The SCT reports the change in pension value and nonqualified deferred compensation and all other compensation. These amounts are not shown in the table above.

2024 PROXY STATEMENT	55	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
2023 CEO annual compensation is aligned with multi-year performance

James Dimon
CHAIRMAN & CHIEF EXECUTIVE OFFICER
In determining Mr. Dimon’s compensation, independent members of the Board considered his exemplary leadership and achievements across the Firm's four broad performance dimensions. The Board continues to recognize that the Firm is in a uniquely fortunate position to be led by such a highly talented and experienced executive.

2023
COMPENSATION
$36M
Salary $1.5M
Variable Pay $34.5M
Cash Incentive $5M
PSUs $29.5M

CEO PERFORMANCE DASHBOARD: Assessment of results against long-term strategic priorities and qualitative considerations

Business Results
2023 financial performance highlights •Record revenue[1,2] of $162.4 billion •Pre-tax income of $61.6 billion; Pre-tax income ex. LLR[1,2] of $69.0 billion •Record Net Income of $49.6 billion	•EPS of $16.23 •BVPS of $104.45; TBVPS of $86.08[2] •ROE of 17%; ROTCE[2] of 21%
Progress Against our Strategic Framework
•CCB: #1 in U.S. retail deposit market share •CIB: #1 in Total Markets and global IB fees	•CB: #1 multifamily lender •AWM: #1 Total Client Asset Flows
•Fortified our balance sheet with $1.4 trillion in liquid assets; $3.9 trillion in total assets
•Continued to efficiently address risk and controls while improving client and customer experience
•Successfully navigated and supported our clients and customers through the regional bank turmoil as well as completed the acquisition of First Republic Bank
•Continued investment in technology, including the modernization of infrastructure and developer tools
•Financed and facilitated $675 billion of our $2.5 trillion Sustainable Development Target
•Reported nearly $31 billion of progress toward our 2025 $30 billion Racial Equity Commitment

Risk, Controls & Conduct
•Continued to focus on:
◦Maintaining a satisfactory risk and controls environment as well as strong risk discipline across the organization
◦Investing significantly in our cyber defense capabilities and strengthening partnerships with government and law enforcement agencies to enhance our defenses
◦Conducting deep dives into top risk areas including those associated with geopolitical tensions, sustained inflation, and regional bank failures
◦Setting the highest standards of leadership and manager expectations to drive the Firm’s culture, consistent with our Business Principles

Client/Customer/Stakeholder
•Continued to put our customers first by building products and services that deliver value, including enhancing the digital experience and ease of doing business in a fast and simple way
•Uplifted our communities to help build a sustainable and inclusive global economy, and advanced racial equity for our employees, customers, clients and communities

Teamwork & Leadership
•Continued execution of a long-term succession planning strategy for the Firm’s senior leadership; recently announced leadership and organizational changes with the objective of maintaining a pipeline of top executives to lead for today and the future
•Fostered a culture of respect and inclusion to promote innovation, creativity and productivity, enabling leaders and their teams to grow and succeed
•Enhanced programs and policies that support the needs of our employees and their families, by investing in ways to improve health outcomes

1The Firm reviews the results of the lines of business on a managed basis. Refer to Note 2, on page 113 for a definition of managed basis.
2Managed Revenue, Pre-Tax Income (ex. LLR), TBVPS and ROTCE are non-GAAP financial measures. Refer to Note 1 on page 113 for further discussion on these measures.

JPMORGAN CHASE & CO.	56	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023
2023 NEO pay-for-performance dashboards
The following pages are summaries of our NEOs’ achievements against the Firm’s four broad performance dimensions, and progress against the Firm's strategic framework.

Daniel Pinto
PRESIDENT & COO
FORMER CEO: CORPORATE & INVESTMENT BANK
Mr. Pinto became sole President and Chief Operating Officer in January 2022, after serving as Co-President and Co-Chief Operating Officer of the Firm from January 2018. Mr. Pinto previously served as Co-CEO of the CIB starting in 2012 and sole CEO of the CIB since 2014.

2023
COMPENSATION
$30M
Salary $1.5M
Variable Pay $28.5M
Cash Incentive $5M
PSUs $23.5M

PERFORMANCE DASHBOARD: Assessment of results against long-term strategic priorities and qualitative considerations

Business Results
•CIB achieved net income of $14.1 billion on revenue[1] of $48.8 billion, with an ROE of 13%
•IB fees of $6.6 billion, down 5%; revenues in Payments of $9.3 billion, Fixed Income of $18.8 billion, and Equities of $9.0 billion, up 22%, up 1%, and down 13%, respectively
•Ranked #1 in global IB fees for the 15th consecutive year with wallet share of 8.8%[2]
•Ranked #1 in Total Markets with 11.4%[3] wallet share (#1 in Fixed Income; #2 in Equities)
•Participated in 6 of the top 10 fee paying deals[4]

Progress Against our Strategic Framework
•As President & COO, continued to lead the oversight of Firmwide support functions to drive execution and delivery of functional transformations, work with business leaders across the Firm on execution of strategic priorities, and provide oversight of critical Firmwide initiatives

Risk, Controls & Conduct
•Continued to maintain a satisfactory risk and controls environment as well as strong risk discipline across the organization with a focus on addressing issues and strengthening governance, automation, operating model and controls, including for cloud, emerging technologies, privacy and data protection
•Continued to make significant progress in addressing regulatory matters affecting the business
•Conducted deep dives into top risk areas including those associated with geopolitical tensions, sustained inflation and regional bank failures
•Sets the highest standards of leadership and manager expectations to drive the Firm’s culture, consistent with our Business Principles

Client/Customer/Stakeholder
•Continued focus on and investment in technologies, efficiency and modernization, implementing optimized client-focused solutions to meet their needs and gain market share, for example, through the acquisition of Aumni, a leading provider of investment analytics software for venture and private investors, complementing products and services launched to provide innovative solutions for companies and investors
•Maintained significant attention to synergizing cross line of business initiatives to improve client experiences and returns
•Continued support for the Firm's Racial Equity Commitment and related oversight

Teamwork & Leadership
•Delivered key CIB DEI initiatives to drive a more inclusive work environment for employees
•Continued as OC sponsor of Adelante, our Hispanic and Latino BRG, including leading certain Hispanic Heritage month events
•Continued focus on succession, development of top talent, training and hiring in CIB and across the Firm

1The Firm reviews the results of the lines of business on a managed basis. Refer to Note 2, on page 113 for a definition of managed basis.
2Dealogic as of January 2, 2024, excludes the impact of UBS/CS merger prior to the year of the acquisition (2023).
3Coalition Greenwich FY23 Competitor Analytics (preliminary). Market share is based on JPMorgan Chase's internal business structure and revenue. Ranks are based on Coalition Index Banks for Markets.
4Dealogic as of January 2, 2024.

2024 PROXY STATEMENT	57	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

Mary Callahan Erdoes
CEO: ASSET & WEALTH MANAGEMENT
Ms. Erdoes has served as Chief Executive Officer of Asset & Wealth Management since September 2009. She previously served as CEO of Wealth Management from 2005 to 2009.

2023
COMPENSATION
$27M
Salary $0.75M
Variable Pay $26.25M
Cash Incentive $10.5M
PSUs $7.88M
RSUs $7.88M

PERFORMANCE DASHBOARD: Assessment of results against long-term strategic priorities and qualitative considerations

Business Results
•AWM achieved net income of $5.2 billion on record revenue[1] of $19.8 billion (7th year); ROE of 31%; and pre-tax margin of 35%; gained market share overall
•AUM of $3.4 trillion and client assets of $5.0 trillion, each up 24% respectively
•Positive long-term AUM flows across all channels and regions of $140 billion and total client asset flows of $490 billion; top 2 rank in Client Asset Flows[2] over a 5-year period
•Average deposits of $216.2 billion (down 17%); record average loans of $220.5 billion (up 2%)

Progress Against our Strategic Framework
•Continued innovation and investments to provide clients with personalized products at scale, while maintaining focus on a long-term fiduciary mindset to grow the business and deliver strong performance

Risk, Controls & Conduct
•Focused on integration of acquisitions, including ongoing efforts to align standards, culture and controls
•Continued to maintain a satisfactory risk and controls environment as well as invest in modernizing platforms and processes to strengthen operational controls, support growth at scale and manage complexity of client needs
•Eliminated manual processes and enabled better risk intelligence, leveraging AI capabilities and enhanced workflow tools allowing us to focus on early issue identification
•Continued accountability for deepening the Firm’s fiduciary culture, and maintained focus on regulatory matters, change management and navigating market volatility

Client/Customer/Stakeholder
•83% of 10-year long-term mutual fund AUM performing in top two quartiles, and 95% of our equities AUM are performing above benchmark
•Continued delivery on longer-term operational strategies to optimize efficiency and enhance overall client experiences, resulting in time-to-market improvements and net promoter score increases, while managing larger volumes and helping clients navigate market turmoil
•Continued investments to increase client channels and opportunities to provide existing clients with additional services, including through AI
•Continued focus on key integration for synergies and solutions from recent acquisitions, including Global Shares, AM China (formerly CIFM), 55ip, Campbell Global, OpenInvest, and First Republic Bank
•#1 in total client asset flows, revenue growth and operating income growth[2]
•Best Private Bank in the World (Global Finance); Best Global Private Bank/Wealth Manager Overall (Euromoney); ETF Suite of the Year (Fund Intelligence); Best Active ETF Issuer (ETF Express); #1 China Power Ranking (Broadridge); Best ESG Investment Fund: European Equities (ESG Investing)

Teamwork & Leadership
•Retained over 95% of top talent, maintained focus on development
•Continued to drive Firmwide programs like ReEntry; executive sponsor of the Sage BRG, successfully rotated and transitioned sponsorship of the NextGEN BRG to new OC sponsors
•Continued driving training agenda forward to help upskill workforce, including driving enhanced client skills training; continued interest in engagement and efficiency

1The Firm reviews the results of the lines of business on a managed basis. Refer to Note 2, on page 113 for a definition of managed basis.
2Rankings amongst scaled ($1 trillion+ Assets Under Supervision), publicly traded asset & wealth management competitors.

JPMORGAN CHASE & CO.	58	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

Marianne Lake
CEO: CONSUMER & COMMUNITY BANKING
FORMER CO-CEO: CONSUMER & COMMUNITY BANKING
Ms. Lake was appointed as CEO of CCB in January 2024, after serving as Co-CEO of CCB since May 2021. She previously served as CEO of Consumer Lending from May 2019, after serving as the CFO for the Firm from January 2013 to April 2019. Ms. Lake served as the CFO of CCB from 2009 through 2012 and as Global Controller for the IB from 2007 to 2009.

2023
COMPENSATION
$18.5M
Salary $0.75M
Variable Pay $17.75M
Cash Incentive $7.10M
PSUs $5.33M
RSUs $5.33M

PERFORMANCE DASHBOARD: Assessment of results against long-term strategic priorities and qualitative considerations

Business Results
•CCB achieved net income of $21.2 billion on revenue[1] of $70.1 billion, with ROE of 38%
•Average deposits of $1.1 trillion (down 3%); average loans of $526.4 billion (up 20%)
•#1 market share in U.S. retail deposits at 11.3% and #1 in 4 of 5 of the top U.S. Markets[2]
•#1 credit card issuer in the U.S. based on sales and outstandings at 23% and 17% market share respectively, with over $1 trillion in sales volume and gaining approximately 30bps of outstandings share since 2019
•#1 primary bank for U.S. small businesses; #1 banking platform in the U.S.[3]

Progress Against our Strategic Framework
•Continued focus on extending share across businesses, growing and optimizing CCB's branch network, enhancing marketing and risk capabilities, and launching new products. Continued investment in product development, technology modernization and data to deliver more to our customer with greater efficiency
•Executed the acquisition of First Republic Bank and continue to make progress on integration efforts; having completed the migration of the mortgage portfolio and expect to complete the remaining product migrations in 2024

Risk, Controls & Conduct
•CCB has maintained a satisfactory risk and controls environment and approaches business decisions with a consistent, prudent and disciplined approach to risk appetite
•Continued to focus on diligent, timely identification and remediation of issues, protection of customer data and cybersecurity, and fighting fraud
•Demonstrated focus on driving accountability and the highest standards of culture and conduct consistent with our Business Principles

Client/Customer/Stakeholder
•Serve over 82 million consumers and 6.4 million small businesses, adding nearly 3 million consumers and approximately 0.7 million small business customers in 2023
•Continued to optimize the branch network, while adding nearly 800 new branches since 2017
•Continued momentum of CCB's travel strategy with approximately $10 billion of sales across platforms
•Achieved record high customer satisfaction across channels[4]
•Expanded product offerings across segments with the launch of Wealth PlanSM, Ink Business PremierSM and Freedom RiseSM credit cards and the installment lending product Chase Pay in 4SM

Teamwork & Leadership
•Continued focus on key priorities for CCB including development, talent pipelines, and working cross-functionally with Commercial & Private Banking clients through the branch network, particularly focused on the First Republic Bank integration
•Rotated executive sponsorship from Women on the Move ("WOTM") to Access Ability, the Firm's disability, neurodivergent and caregiver Resource Group, and continued sponsorship for Cycle for Survival; supported and engaged in Firmwide BRG-sponsored and leadership events throughout the year

1The Firm reviews the results of the lines of business on a managed basis. Refer to Note 2, on page 113 for a definition of managed basis.
2Federal Deposit Insurance Corporation (FDIC) 2023 Summary of Deposits survey per S&P Global Market Intelligence. Applies a $1 billion deposit cap to Chase and industry branches for market share. Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC.
3#1 most visited banking portal in the U.S. (Chase.com) based on Similarweb.
4In 2023, we achieved record high satisfaction in our branch and digital channels, which is determined by Overall satisfaction (“OSAT”). OSAT is measured on a scale of 1 to 10 and the score is calculated as share of “9” and “10” responses as a % of total responses. Digital channel includes a weighted average of monthly active users of Chase.com & the Chase Mobile App.

2024 PROXY STATEMENT	59	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

Jennifer Piepszak
CO-CEO: COMMERCIAL & INVESTMENT BANK
FORMER CO-CEO: CONSUMER & COMMUNITY BANKING
Ms. Piepszak was appointed Co-CEO of the Commercial & Investment Bank in January 2024, after serving as Co-CEO of CCB since May 2021. She previously served as CFO for the Firm from May 2019 to May 2021. Prior to that, Ms. Piepszak spent 8 years in CCB, serving as the CEO for Card Services, CEO of Business Banking and Mortgage Banking CFO. She spent the first 17 years at JPMC in finance roles in the IB.

2023
COMPENSATION
$18.5M
Salary $0.75M
Variable Pay $17.75M
Cash Incentive $7.10M
PSUs $5.33M
RSUs $5.33M

PERFORMANCE DASHBOARD: Assessment of results against long-term strategic priorities and qualitative considerations

Business Results
•CCB achieved net income of $21.2 billion on revenue[1] of $70.1 billion, with ROE of 38%
•Average deposits of $1.1 trillion (down 3%); average loans of $526.4 billion (up 20%)
•#1 market share in U.S. retail deposits at 11.3% and #1 in 4 of 5 of the top U.S. Markets[2]
•#1 credit card issuer in the U.S. based on sales and outstandings at 23% and 17% market share respectively, with over $1 trillion in sales volume and gaining approximately 30bps of outstandings share since 2019
•#1 primary bank for U.S. small businesses; #1 banking platform in the U.S.[3]

Progress Against our Strategic Framework
•Continued focus on extending share across businesses, growing and optimizing CCB's branch network, enhancing marketing and risk capabilities, and launching new products. Continued investment in product development, technology modernization and data to deliver more to our customer with greater efficiency
•Executed the acquisition of First Republic Bank and continue to make progress on integration efforts; having completed the migration of the mortgage portfolio and expect to complete the remaining product migrations in 2024

Risk, Controls & Conduct
•CCB has maintained a satisfactory risk and controls environment and approaches business decisions with a consistent, prudent and disciplined approach to risk appetite
•Continued to focus on diligent, timely identification and remediation of issues, protection of customer data and cybersecurity, and fighting fraud
•Demonstrated focus on driving accountability and the highest standards of culture and conduct consistent with our Business Principles

Client/Customer/Stakeholder
•Serve over 82 million consumers and 6.4 million small businesses, adding nearly 3 million consumers and approximately 0.7 million small business customers in 2023
•Continued to optimize the branch network, while adding nearly 800 new branches since 2017
•Continued momentum of CCB's travel strategy with approximately $10 billion of sales across platforms
•Achieved record high customer satisfaction across channels[4]
•Expanded product offerings across segments with the launch of Wealth PlanSM, Ink Business PremierSM and Freedom RiseSM credit cards and the installment lending product Chase Pay in 4SM

Teamwork & Leadership
•Continued focus on key priorities for CCB including development, talent pipelines, and working cross-functionally with Commercial & Private Banking clients through the branch network, particularly focused on the First Republic Bank integration
•Executive sponsor for Advancing Black Pathways, including the Black Executive Forum and the BOLD Business Resource Group; supported and engaged in Firmwide BRG-sponsored and leadership events throughout the year

1The Firm reviews the results of the lines of business on a managed basis. Refer to Note 2, on page 113 for a definition of managed basis.
2Federal Deposit Insurance Corporation (FDIC) 2023 Summary of Deposits survey per S&P Global Market Intelligence. Applies a $1 billion deposit cap to Chase and industry branches for market share. Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC.
3#1 most visited banking portal in the U.S. (Chase.com) based on Similarweb.
4In 2023, we achieved record high satisfaction in our branch and digital channels, which is determined by Overall satisfaction (“OSAT”). OSAT is measured on a scale of 1 to 10 and the score is calculated as share of “9” and “10” responses as a % of total responses. Digital channel includes a weighted average of monthly active users of Chase.com & the Chase Mobile App.

JPMORGAN CHASE & CO.	60	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Overview	How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2023

Jeremy Barnum
CHIEF FINANCIAL OFFICER
Mr. Barnum was appointed as the Chief Financial Officer of the Firm in May 2021. Previously, Mr. Barnum served as head of Global Research for CIB and, prior to that, was Chief Financial Officer and Chief of Staff for CIB from 2013 through the beginning of 2021.

2023
COMPENSATION
$15M
Salary $0.75M
Variable Pay $14.25M
Cash Incentive $5.70M
PSUs $4.28M
RSUs $4.28M

PERFORMANCE DASHBOARD: Assessment of results against long-term strategic priorities and qualitative considerations

Business Results
•Managed the Firm’s balance sheet, capital and liquidity position through a challenging environment due to higher rates, evolving regulatory rules and a complex geopolitical landscape
•Led the execution of the First Republic Bank transaction and oversees the ongoing integration efforts, including regulatory reporting
•Continued to drive improvements in financial forecasting, reporting processes and expense discipline across the Firm
•Provided initial and ongoing analysis and advocacy efforts on the Basel 3 Endgame and Globally Systemic Important Bank ("GSIB") proposals
•Continued to advance the Firm's supplier diversity objectives and execute the real estate strategy

Progress Against our Strategic Framework
•Ongoing focus on managing the Firm's balance sheet while providing transparency and expertise to a broad range of clients, customers, shareholders and other stakeholders through a challenging and dynamic environment

Risk, Controls & Conduct
•Continued to maintain a satisfactory risk and controls environment as well as strong risk discipline across the organization with strong engagement on firmwide issues and firmwide forums
•Remains focused on risk identification, mitigation and timely remediation across capital, liquidity, external financial reporting and the firmwide business resiliency program, among others, and contributed to consistent and transparent regulatory engagement
•Demonstrated focus on driving accountability and the highest standards of culture and conduct consistent with our Business Principles

Client/Customer/Stakeholder
•Participated in over 90 engagements globally, internally and externally, building and strengthening relationships with a broad range of investors, analysts, regulators, clients, and employees
•Participated in constructive engagement and advocacy with key regulators on matters important to the Financial Services industry, particularly regulatory capital
•Provided oversight of a strong Investor Relations team and contributed to a successful Investor Day, which provides greater transparency to the broader shareholder community

Teamwork & Leadership
•Continued to drive a culture of inclusion across the organization
•Continued focus on diverse representation, succession planning and cultivating development opportunities for key senior leaders, as well as building a talent pipeline
•Ongoing focus on employee development, skill-building including on providing managers with additional tools and guidance, and engagement with employees across the globe

2024 PROXY STATEMENT	61	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION
Compensation & Management Development Committee report
The Compensation & Management Development Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.
Based on such review and discussion with management, the Compensation & Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023. This report is provided as of March 19, 2024, by the following independent directors, who comprise the Compensation & Management Development Committee:
Stephen B. Burke (Chair)
Linda B. Bammann
Todd A. Combs
Virginia M. Rometty

The Compensation Discussion and Analysis is intended to describe our 2023 performance, the compensation decisions for our Named Executive Officers and the Firm’s philosophy and approach to compensation. The following tables and disclosures on pages 63-75 present additional information required in accordance with SEC rules, including the Summary Compensation Table and the Pay Versus Performance disclosure.

JPMORGAN CHASE & CO.	62	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | EXECUTIVE COMPENSATION TABLES
Executive compensation tables
I. SUMMARY COMPENSATION TABLE (SCT)
The following table and related narratives present the compensation for our Named Executive Officers in the format specified by the SEC. The table below reflects equity awards made in 2023 for 2022 performance. The “NEO Compensation” table on page 55 shows how the CMDC viewed compensation actions for 2023 performance. Officer position titles within this Proxy Statement reflect current roles and responsibilities as of the record date. Refer to Note 1 on page 5.

Name and principal position	Year	Salary ($)[1]	Bonus ($)[2]	Stock awards ($)[3]	Option awards ($)[4]	Change in pension value and non-qualified deferred compensation earnings ($)[5]	All other compensation ($)[6]		Total ($)
James Dimon Chairman and CEO	2023	$1,500,000	$5,000,000	$28,000,000	$—	$40,185	$553,595	[7]	$35,093,780
	2022	1,500,000	5,000,000	28,000,000	—	29,877	318,729		34,848,606
	2021	1,500,000	5,000,000	25,000,000	52,620,000	25,486	282,659		84,428,145
Daniel Pinto[8] President and COO; Former CEO, CIB	2023	1,500,000	5,000,000	22,000,000	—	—	97,037	[9]	28,597,037
	2022	1,500,000	5,000,000	19,444,052	—	—	662,401		26,606,453
	2021	9,055,948	—	16,259,710	27,862,500	—	151,089		53,329,247
Mary Callahan Erdoes CEO, AWM	2023	750,000	10,500,000	14,850,000	—	29,183	5,000	[10]	26,134,183
	2022	750,000	9,900,000	11,850,000	—	—	5,000		22,505,000
	2021	750,000	7,900,000	12,150,000	—	—	5,000		20,805,000
Marianne Lake[11] CEO, CCB Former Co-CEO CCB	2023	750,000	7,100,000	10,050,000	—	—	75,015	[12]	17,975,015
	2022	750,000	6,700,000	9,450,000	—	—	70,688		16,970,688
Jennifer Piepszak Co-CEO, CIB Former Co-CEO, CCB	2023	750,000	7,100,000	10,050,000	—	20,847	5,000	[13]	17,925,847
	2022	750,000	6,700,000	9,450,000	—	—	5,000		16,905,000
	2021	750,000	6,300,000	6,750,000	—	—	5,000		13,805,000
Jeremy Barnum Chief Financial Officer	2023	750,000	5,700,000	6,750,000	—	16,257	5,000	[14]	13,221,257
	2022	750,000	4,500,000	5,583,750	—	—	5,000		10,838,750
	2021	693,750	3,722,500	2,450,000	—	—	5,000		6,871,250
1Salary reflects the actual amount paid in each year.
2Includes amounts awarded, whether paid or deferred. Cash incentive compensation reflects compensation earned in connection with the performance year shown, which was awarded in January of the following year.
3Includes amounts awarded during the year shown. Amounts are the fair value on the grant date in accordance with applicable accounting guidance (i.e., at target for PSUs awarded in 2023). At the maximum level of performance, the value of PSUs awarded in 2023 would be: $42,000,000 for Mr. Dimon; $33,000,000 for Mr. Pinto; $11,137,500 for Ms. Erdoes; $7,537,500 for Ms. Lake; $7,537,500 for Ms. Piepszak; and $5,062,500 for Mr. Barnum. The Firm’s accounting for employee stock-based incentives is described in Note 9 to the Firm’s Consolidated Financial Statements in the 2023 Annual Report on pages 225 - 226, which may be accessed on our website at jpmorganchase.com, under Investor Relations.
4In 2021, Messrs. Dimon and Pinto were granted special option awards in the form of SARs that were not part of their regular annual compensation and will not be awarded on a recurring basis. The special options were awarded at the fair value on the respective grant dates of each award. The grant date fair value was determined using the Black-Scholes valuation model. The assumptions at the time of grant, and the equivalent values as of December 31, 2021, 2022 and 2023, are reflected in the chart below:

				Assumptions
Name	As of date	Award strike price	JPM stock price	Risk free interest rate	Expected annual dividend yield	Expected common stock price volatility	Remaining expected life in years
James Dimon	7/20/2021	$148.73	$148.73	1.23%	2.69%	27.49%	10
	12/31/2021	$148.73	$158.63	1.52%	2.58%	26.23%	10
	12/31/2022	$148.73	$133.39	3.88%	3.07%	29.02%	9
	12/31/2023	$148.73	$170.16	3.88%	2.53%	24.51%	8
Daniel Pinto	12/14/2021	$159.10	$159.10	1.44%	2.51%	25.76%	10
	12/31/2021	$159.10	$158.63	1.52%	2.54%	25.88%	10
	12/31/2022	$159.10	$133.39	3.88%	3.01%	28.53%	9
	12/31/2023	$159.10	$170.16	3.88%	2.48%	24.09%	8
The Firm’s accounting for employee stock-based incentives (including assumptions used to value employee stock options and SARs) is described in Note 9 to the Firm’s Consolidated Financial Statements in the 2023 Annual Report on pages 225 - 226.
5Amounts for years 2023, 2022, and 2021 are the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit pension plans (including supplemental plans). No NEOs had earnings in excess of 120% of the applicable federal rate on deferred compensation balances where the rate of return is not calculated in the same or in a similar manner as earnings on hypothetical investments under the Firm's qualified plans. The amount of earnings in excess of 120% of the applicable federal rate included in this column is $0 for each of 2023, 2022 and 2021.
6“All other compensation” includes the cost, if any, for a NEO’s spouse to attend business-related events where spousal attendance is expected or customary; and the cost, if any, for assistance with certain travel arrangements. This did not exceed the greater of $25,000 or 10% of the NEO’s total perquisites and personal benefits except as specifically noted in the footnotes that follow.
7The “All other compensation” amount for Mr. Dimon includes: $5,000 in employer non-matching contributions to the U.S. defined contribution plan; $362,226 for personal use of corporate aircraft; $30,400 for personal use of corporate cars; and $150,645 for the cost of residential, personal travel, and related security paid by the Firm, including one-time

2024 PROXY STATEMENT	63	JPMORGAN CHASE & CO.

EXECUTIVE COMPENSATION TABLES | EXECUTIVE COMPENSATION
expenditures related to system installations and upgrades. Mr. Dimon’s personal use of corporate aircraft and cars, and certain related security, is required pursuant to security measures approved by the Board. We consider such security measures necessary, and not a personal benefit. Incremental costs are determined as follows:
◦Aircraft: operating cost per flight hour for the aircraft type used, developed by an independent reference source, including fuel, fuel additives and lubricants; landing and parking fees; crew expenses; small supplies and catering; maintenance, labor and parts; engine restoration costs; and a maintenance service plan.
◦Cars: annual lease valuation of the cars; annual insurance premiums; fuel expense; annual maintenance; other miscellaneous expense; and annual drivers’ compensation, including salary, overtime, benefits and bonus. The resulting total is allocated between personal and business use based on mileage.
8Mr. Pinto's 2023 and 2022 salary of $1,500,000 includes a fee of £96,164 for 2023 and £100,000 for 2022 for his service on the J.P. Morgan Securities plc Board. Since Mr. Pinto was located in the U.K. prior to 2022, the terms and composition of his compensation awarded prior to 2022 reflected the requirements of local regulations, including changes that came into effect in 2014 and 2021 to comply with the Capital Requirements Directive IV and V respectively.
9The “All other compensation” amount for Mr. Pinto includes $3,000 in employer non-matching contributions to the U.S. defined contribution plan; $67,586 in tax compliance assistance for business travel and relocation at the Firm's request; and $26,451 for spousal travel related to business events.
10The “All other compensation” amount for Ms. Erdoes includes $5,000 in employer non-matching contributions to the U.S. defined contribution plan.
11Ms. Lake was not a NEO in 2021.
12The “All other compensation” amount for Ms. Lake includes $21,006 in employer contributions to a non-U.S. defined contribution plan and $53,409 for tax settlement payments made on behalf of Ms. Lake in connection with her international assignment at the Firm's request and consistent with the Firm's policy for employees working on international assignments. The Firm's expatriate assignment policy provides that the Firm will be responsible for any incremental U.S. and state income taxes due on home-country employer-provided benefits that would not otherwise be taxable to the employee in their home country.
13The “All other compensation” amount for Ms. Piepszak includes $5,000 in employer non-matching contributions to the U.S. defined contribution plan.
14The “All other compensation” amount for Mr. Barnum includes $5,000 in employer non-matching contributions to the U.S. defined contribution plan.
II. 2023 GRANTS OF PLAN-BASED AWARDS1
The following table shows grants of plan-based awards made in 2023. No awards of options or SARs were granted to NEOs in 2023.

		Estimated Future Payout Under Equity Incentive Plan Awards (PSUs)[2]			Stock awards (RSUs)[3]
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	Number of shares of restricted stock or units (#)	Grant date fair value ($)[4]
James Dimon	1/17/2023	—	199,456	299,184	—	$28,000,000
Daniel Pinto	1/17/2023	—	156,715	235,072	—	22,000,000
Mary Callahan Erdoes	1/17/2023	—	—	—	52,892	7,425,000
	1/17/2023	—	52,892	79,338	—	7,425,000
Marianne Lake	1/17/2023	—	—	—	35,796	5,025,000
	1/17/2023	—	35,796	53,694	—	5,025,000
Jennifer Piepszak	1/17/2023	—	—	—	35,796	5,025,000
	1/17/2023	—	35,796	53,694	—	5,025,000
Jeremy Barnum	1/17/2023	—	—	—	24,042	3,375,000
	1/17/2023	—	24,042	36,063	—	3,375,000
1Equity grants are awarded as part of the annual compensation process and as part of employment offers for new hires. Grants made as part of the annual incentive compensation process are generally awarded in January after fourth quarter earnings are released. RSUs and PSUs carry no voting rights. On January 16, 2024, the Firm awarded RSU and PSU awards as part of 2023 annual incentive compensation. Because these awards were granted in 2024, they do not appear in this table, which is required to include only equity awards actually granted during 2023. These 2024 awards are however reflected in the “NEO annual compensation table" on page 55.
2PSUs vest on March 25, 2026, and are subject to a two-year holding period post-vesting. Each PSU represents the right to receive one share of common stock on the vesting date. The ultimate number of PSUs that will vest will be determined by the Firm’s performance over the three-year performance period and will include any accumulated reinvested dividend equivalent shares. The dividend equivalent shares, if any, will be based on: (1) the number of PSUs earned at vesting; and (2) on dividends that would have been paid on the Firm’s common stock during the vesting period as of each dividend payment date, if any.
3RSUs vest in two equal installments on January 13, 2025 and 2026. Each RSU represents the right to receive one share of common stock on the vesting date and non-preferential dividend equivalents, payable in cash, equal to any dividends paid on the Firm’s common stock during the vesting period.
4The grant date fair value for RSUs and PSUs is based on the average of the high and the low prices of JPMorgan Chase common stock on the grant date multiplied by the number of units granted (for RSUs) or target number of PSUs.

JPMORGAN CHASE & CO.	64	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | EXECUTIVE COMPENSATION TABLES
III. OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023
The following table shows the number of shares of the Firm’s common stock underlying (i) SARs and (ii) RSUs and PSUs that had not yet vested held by the Firm’s Named Executive Officers on December 31, 2023.

			Option awards					Stock awards
Name	Option/ stock award grant date[1]		Number of securities underlying unexercised options: # exercisable[1,2]	Number of securities underlying unexercised options: # unexercisable[1,2]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[1,2,3]		Number of unearned performance shares or units of stock that have not vested[1,2,3]
James Dimon
	1/19/2021	[4]	—	—		$—	—	290,935	[a]	—
	7/20/2021		—	1,500,000	[b]	148.73	7/20/2031	—		—
	1/18/2022		—	—		—	—	—		289,147	[a]
	1/17/2023		—	—		—	—	—		305,574	[a]
Total awards (#)			—	1,500,000				290,935		594,721
Market value ($)[5]			$—	$32,055,000				$49,488,044		$101,162,042
Daniel Pinto
	1/17/2017		—	—		—	—	20,511	[c]	—
	1/17/2017		—	—		—	—	12,697	[d]	—
	1/16/2018		—	—		—	—	39,047	[d]	—
	1/16/2018		—	—		—	—	25,472	[d]	—
	1/15/2019		—	—		—	—	70,326	[d]	—
	1/15/2019		—	—		—	—	50,152	[d]	—
	1/21/2020		—	—		—	—	71,304	[d]	—
	1/21/2020		—	—		—	—	49,291	[d]	—
	1/19/2021	[4]	—	—		—	—	104,525	[d]	—
	1/19/2021		—	—		—	—	69,291	[d]	—
	12/14/2021		—	750,000	[b]	159.095	12/14/2031	—		—
	1/18/2022		—	—		—	—	74,774	[d]	113,444	[d]
	1/17/2023		—	—		—	—	—		240,093	[a]
Total awards (#)			—	750,000				587,390		353,537
Market value ($)[5]			$—	$8,253,750				$99,915,039		$60,136,644
Mary Callahan Erdoes
	1/19/2021	[4]	—	—		—	—	70,698	[a]	—
	1/19/2021		—	—		—	—	21,812	[e]
	1/18/2022		—	—		—	—	38,686	[e]	61,187	[a]
	1/17/2023		—	—		—	—	52,892	[e]	81,032	[a]
Total awards (#)			—	—				184,088		142,219
Market value ($)[5]			$—	$—				$31,313,369		$24,191,452
Marianne Lake
	1/19/2021	[4]	—	—		—	—	52,194	[a]	—
	1/19/2021		—	—		—	—	16,103	[e]
	1/18/2022		—	—		—	—	30,851	[e]	48,795	[a]
	1/17/2023		—	—		—	—	35,796	[e]	54,841	[a]
Total awards (#)			—	—				134,944		103,636
Market value ($)[5]			$—	$—				$22,953,974		$17,628,484

2024 PROXY STATEMENT	65	JPMORGAN CHASE & CO.

EXECUTIVE COMPENSATION TABLES | EXECUTIVE COMPENSATION

			Option awards				Stock awards
Name	Option/ stock award grant date[1]		Number of securities underlying unexercised options: # exercisable[1,2]	Number of securities underlying unexercised options: # exercisable[1,2]	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[1,2,3]		Number of unearned performance shares or units of stock that have not vested[1,2,3]
Jennifer Piepszak
	1/19/2021	[4]	—	—	—	—	39,277	[a]	—
	1/19/2021		—	—	—	—	12,118	[e]	—
	1/18/2022		—	—	—	—	30,851	[e]	48,795	[a]
	1/17/2023		—	—	—	—	35,796	[e]	54,841	[a]
Total awards (#)			—	—			118,042		103,636
Market value ($)[5]			$—	$—			$20,078,944		$17,628,484
Jeremy Barnum
	1/19/2021		—	—	—	—	8,797	[e]	—
	1/18/2022		—	—	—	—	18,229	[e]	28,831	[a]
	1/17/2023		—	—	—	—	24,042	[e]	36,833	[a]
Total awards (#)			—	—			51,068		65,664
Market value ($)[5]			$—	$—			$8,686,667		$11,169,446
1The awards set forth in the table were granted with the following vesting schedules:
aPSUs cliff vest in year three including any dividends that are reinvested over the vesting period
bSARs cliff vest in year five
cPSUs vest in five equal installments, in years three, four, five, six and seven including any dividends that are reinvested over the vesting period
dPSUs and RSUs vest in five equal installments, in years three, four, five, six and seven
eRSUs vest in two equal installments, in years two and three
2Value based on $170.10, which was the closing price per share of our common stock on December 29, 2023, the last trading day of the year.
3Represents the maximum number of shares that NEOs may receive over the vesting period in connection with PSU awards granted and accumulated reinvested dividend equivalent shares, as applicable, as of December 31, 2023.
4Represents PSU awards for which the performance period ended on December 31, 2023. The CMDC certified the applicable performance criteria for the PSUs on March 19, 2024; the PSUs subsequently vested on March 25, 2024 as noted in the applicable footnotes a and d.
5For option awards, this represents the market value of in-the-money SARs; for stock awards it represents the value of unearned PSUs or RSUs that have not vested.
IV. 2023 OPTION EXERCISES AND STOCK VESTED TABLE
The following table shows the number of shares acquired and the value realized during 2023 upon the vesting of PSUs and RSUs previously granted to each of the Named Executive Officers. There were no stock options exercised in 2023.

	Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)[1]
James Dimon	298,970	$37,190,388
Daniel Pinto	135,773	17,692,945
Mary Callahan Erdoes	116,573	15,149,003
Marianne Lake	84,425	10,974,735
Jennifer Piepszak	55,794	7,269,634
Jeremy Barnum	17,714	2,464,815
1Values were determined by multiplying the number of PSUs and RSUs, as applicable, that vested by the per-share fair market value of our common stock on the vesting date.

JPMORGAN CHASE & CO.	66	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | EXECUTIVE COMPENSATION TABLES
V. 2023 PENSION BENEFITS
The table below sets forth the retirement benefits expected to be paid to our Named Executive Officers under the Firm’s retirement plans. The terms of the plans are described below the table. No payments were made under these plans during 2023 to our NEOs.

Name	Plan name	Number of years of credited service (#)	Present value of accumulated benefit ($)
James Dimon	Retirement Plan	19	$221,366
	Excess Retirement Plan	19	529,288
Daniel Pinto	—	—	—
Mary Callahan Erdoes	Retirement Plan	23	358,128
	Excess Retirement Plan	23	32,010
Marianne Lake	—	—	—
Jennifer Piepszak	Retirement Plan	25	277,467
	Excess Retirement Plan	25	574
Jeremy Barnum	Retirement Plan	23	216,946
Retirement Plan — The JPMorgan Chase Retirement Plan is a qualified noncontributory U.S. defined benefit pension plan that provides benefits to most U.S. employees. The Plan was frozen with respect to pay credit contributions, effective January 1, 2020, and frozen with respect to new entrants into the Plan, effective January 1, 2019. Employees became fully vested in the value of their Plan benefits as a result of this change. The years of service listed above are as of the freeze date. The Plan employed a cash balance formula (in the form of pay and interest credits) to determine amounts at retirement. Pay credits ceased effective with the plan freeze. Interest credits, which generally equal the yield on one-year U.S. Treasury bills plus 1% (subject to a minimum of 4.5%), continue to accrue. Account balances include the value of benefits earned under prior heritage company plans, if any. Benefits are payable as an actuarially equivalent lifetime annuity with survivorship rights (if married) or optionally under a variety of other payment forms, including a single-sum distribution.
Excess Retirement Plan — Benefits were determined under the same terms and conditions as the Retirement Plan, but reflecting base salary in excess of IRS limits up to $1 million and benefit amounts in excess of IRS limits. Benefits are generally payable in a lump sum in the year following termination. The plan is closed to new participants and accruals under the plan were discontinued as of May 1, 2009.
Present value of accumulated benefits — The valuation method and all material assumptions used to calculate the amounts above are consistent with those reflected in Note 8 to the Firm’s Consolidated Financial Statements in the 2023 Form 10-K on pages 222- 224. Key assumptions include the discount rate (5.35%); interest rates (interest crediting rates of 6.42% for 2024, 5.50% for 2025, and 5.00% thereafter, to project cash balances; 4.12% to convert annuities to lump sums and lump sums to annuities) and mortality rates (for the present value of annuities, the Pri-2012 (white-collar) projected generational mortality table with projection scale MP2021; for lump sums, the UP94 mortality table projected to 2002, with 50%/50% male/female weighting). We assumed benefits would commence at normal retirement date or unreduced retirement date, if earlier. Benefits paid from the Retirement Plan were assumed to be paid either as single-sum distributions (with probability of 85%) or life annuities (with probability of 15%). Benefits from the Excess Retirement Plan are paid as single-sum distributions. No death or other separation from service was assumed prior to retirement date.

2024 PROXY STATEMENT	67	JPMORGAN CHASE & CO.

EXECUTIVE COMPENSATION TABLES | EXECUTIVE COMPENSATION
VI. 2023 NON-QUALIFIED DEFERRED COMPENSATION
The Deferred Compensation Plan allows eligible participants to defer their annual cash incentive compensation awards on a before-tax basis up to a maximum of $1 million. A lifetime $10 million cap applies to deferrals of cash made after 2005. No deferral elections have been permitted relative to equity awards since 2006. During 2023, there were no contributions made by the Firm nor contributions made or withdrawals or distributions received by the Named Executive Officers.

Name	Aggregate earnings (loss) in last fiscal year ($)[1]	Aggregate balance at last fiscal year–end ($)
James Dimon	$8,268	$162,088
Daniel Pinto	830	26,448
Mary Callahan Erdoes	—	—
Marianne Lake	—	—
Jennifer Piepszak	17	542
Jeremy Barnum	—	—
1The Deferred Compensation Plan allows participants to direct their deferrals among several investment choices, including JPMorgan Chase common stock; an interest income fund based 50% on a weighted average of returns by Hartford Investment Management Company SVA Bond Index Division and 50% by Newport Group designated set of general account life insurance policies owned by JPMorgan Chase; Hartford funds indexed to fixed income, bond, balanced, S&P 500, Russell 2000 and international portfolios; and Hartford investments in Vanguard Variable Insurance Fund high-yield bond, mid-cap and REIT index. In addition, there are balances in deemed investment choices from heritage company plans that are no longer open to new deferrals.
Investment returns in 2023 for the following investment choices were: Short-Term Fixed Income, 6.49%; Interest Income, 3.24%; Barclays Capital U.S. Aggregate Bond Index, 5.57%; High-Yield, 11.51%; Balanced Portfolio, 15.58%; S&P 500 Index, 26.23%; Mid-Cap Index, 15.83%; Russell 2000 Index, 16.82%; REIT Index, 11.70%; International, 14.65%; and JPMorgan Chase common stock, including dividend equivalents, 30.63%.
Beginning with deferrals credited January 2005 under the Deferred Compensation Plan, participants were required to elect to receive distribution of the deferral balance beginning either following retirement or termination or in a specific year but no earlier than the second anniversary of the date the deferral would otherwise have been paid. If retirement or termination were elected, payments will commence during the calendar year following retirement or termination. Participants may elect the distribution to be lump sum or annual installments for a maximum of 15 years. With respect to deferrals made after December 31, 2004, under the Deferred Compensation Plan, account balances are automatically paid as a lump sum in the year following termination if employment terminates prior to the participant attaining 15 years of service. With respect to deferrals made after December 31, 2017, account balances are automatically paid as a lump sum in the year following termination if employment terminates prior to the participant attaining 5 years of service.
The Supplemental Savings and Investment Plan (“SSIP”) is a heritage plan applicable to former Bank One employees which is closed to new participants and does not permit new deferrals. It functions similarly to the Deferred Compensation Plan. The investment return in 2023 for the following investment choice was: Short-Term Fixed Income, 5.38%. With respect to the SSIP, account balances are automatically paid as a lump sum in the year following termination unless an installment option is elected prior to termination of employment.

JPMORGAN CHASE & CO.	68	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | EXECUTIVE COMPENSATION TABLES
VII. 2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We believe our pay practices relating to termination events, summarized below, illustrate our commitment to sound corporate governance, are consistent with best practices and are aligned with the interests of shareholders.
TERMINATION POLICIES ALIGNED WITH SHAREHOLDER INTERESTS

No golden parachute agreements	•NEOs are not entitled to any accelerated cash/equity payments or special benefits upon a change in control

No employment agreements	•All of the U.S. based NEOs are “at will” employees and are not covered by employment agreements •Ms. Lake's terms of employment reflect applicable U.K. legal standards

No special cash severance	•Severance amounts for NEOs are capped at one-year salary, not to exceed $400,000 (or £275,000 in the case of Ms. Lake)

No special executive benefits	•NEOs are not entitled to any special benefits upon termination

Standard, broad-based severance
Mr. Dimon, Mr. Pinto, Ms. Erdoes, Ms. Piepszak and Mr. Barnum are covered under the Firm’s broad-based U.S. Severance Pay Plan. Benefits under the U.S. Severance Pay Plan are based on an employee’s base salary and length of service on termination of employment. Employees remain eligible for coverage at active employee rates under certain of the Firm’s employee welfare plans (such as medical and dental) for up to six months after their employment terminates. Ms. Lake is covered under the Firm’s U.K. Discretionary Redundancy Policy, which provides for a lump sum payment on termination based on base salary and length of service and subject to a cap of £275,000. In addition, in the event of termination by the Firm for reasons other than cause, employees may be considered, at the discretion of the Firm, for a cash payment in lieu of an annual incentive compensation award, taking into consideration all circumstances the Firm deems relevant, including the circumstances of the employee’s leaving and the employee’s contributions to the Firm over his or her career. Severance benefits and any such discretionary payment are subject to execution of a release in favor of the Firm and certain post-termination restrictions.
The table on the following page sets forth the benefits and compensation which the Named Executive Officers would have received if their employment had terminated on December 31, 2023. The amounts shown in the table on the following page do not include other payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distributions from the 401(k) Savings Plan, pension and deferred compensation plans, or any death, disability or post retirement welfare benefits available under broad-based employee plans. For information on the pension and deferred compensation plans, see “Table V: 2023 Pension benefits” on page 67 and “Table VI: 2023 Non-qualified deferred compensation” on page 68. Such tables also do not show the value of vested SARs, which would be listed in “Table III: Outstanding equity awards at fiscal year-end 2023” on pages 65 and 66; however, there were no vested SARs outstanding on December 31, 2023.
NEOs are not entitled to any additional equity awards in connection with a potential termination. Rather, under certain termination scenarios including disability, death, termination without cause, or resignation (if full-career eligible), NEOs’ outstanding equity awards continue to vest in accordance with their terms (or accelerate in the event of death). The table on the following page shows the value of these unvested RSUs, PSUs and SARs based on the closing price of our common stock on December 29, 2023.
Government Office provision
Employees with applicable awards, including NEOs, are covered under the Firm’s Government Office provision which allows for continued vesting of equity awards if the employee resigns to accept a covered government office. For such employees who are full-career eligible, outstanding performance year awards continue to vest in accordance with their terms whether they leave the Firm to enter government service or otherwise, so, for these awards, the Government Office provision does not provide any benefit to employees who are full-career eligible. All NEOs meet the full-career eligibility provision of their applicable awards.1
For employees who are not full-career eligible, and for awards that do not have full career eligibility provisions, the value of awards that would continue to vest as a result of the Government Office provision of our equity plan would equal a percentage of the unvested stock awards ranging from 0% prior to three years of employment by the Firm to 50% after three years of employment increasing to 100% after five years.

1Refer to Notes 3 and 6 on page 70.

2024 PROXY STATEMENT	69	JPMORGAN CHASE & CO.

EXECUTIVE COMPENSATION TABLES | EXECUTIVE COMPENSATION
The Firm’s Government Office provision allows for accelerated vesting of the awards otherwise eligible for continued vesting, as described above, only if government ethics or conflicts of interest laws require divestiture of unvested awards and do not allow continued vesting.
Notwithstanding acceleration of any awards, the former employee remains subject to the applicable terms of the award agreement as if the award had remained outstanding for the duration of the original vesting period, including the clawback provisions and post-employment obligations.
Any awards not eligible for continued vesting under the terms of the plan are forfeited and they do not accelerate.
In 2023, no current or former OC member received any benefits under the Government Office provision.
2023 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Termination reason[1]
Name		Involuntary without cause ($)[2]	Resignation per Full-Career Eligibility provision ($)[3]	Disability[4]	Death ($)[5]	Resignation per Government Office provision ($)[6]	Change in control ($)
James Dimon	Severance and other	$400,000	$—	$—	$—	$—	$—
	SARs	—	—	32,055,000	32,055,000	32,055,000	—
	RSUs	—	—	—	—	—	—
	PSUs[7]	116,929,313	116,929,313	116,929,313	133,634,404	—	—
Daniel Pinto	Severance and other	400,000	—	—	—	—	—
	SARs	—	—	8,253,750	8,253,750	8,253,750	—
	RSUs	82,135,337	82,135,337	82,135,337	82,135,337	—	—
	PSUs[7]	57,870,649	57,870,649	57,870,649	66,696,570	—	—
Mary Callahan Erdoes	Severance and other	400,000	—	—	—	—	—
	RSUs	19,287,639	19,287,639	19,287,639	19,287,639	—	—
	PSUs[7]	28,153,360	28,153,360	28,153,360	31,997,735	—	—
Marianne Lake	Severance and other	348,288	—	—	—	—	—
	RSUs	14,075,775	14,075,775	14,075,775	14,075,775	—	—
	PSUs[7]	20,630,400	20,630,400	20,630,400	23,511,333	—	—
Jennifer Piepszak	Severance and other	400,000	—	—	—	—	—
	RSUs	13,397,927	13,397,927	13,397,927	13,397,927	—	—
	PSUs[7]	18,433,334	18,433,334	18,433,334	21,314,267	—	—
Jeremy Barnum	Severance and other	369,231	—	—	—	—	—
	RSUs	8,686,667	8,686,667	8,686,667	8,686,667	—	—
	PSUs[7]	7,446,375	7,446,375	7,446,375	9,232,353	—	—

1"SARs," “RSUs” and “PSUs” refer to previously granted, outstanding equity awards. NEOs are not entitled to any additional equity awards in connection with a potential termination.
2Involuntary terminations without cause include involuntary terminations due to redundancies and involuntary terminations without alternative employment. For “Severance and other,” amounts shown represent severance under the Firm’s broad-based U.S. Severance Pay Plan, or the U.K. Discretionary Redundancy Policy in the case of Ms. Lake. Base salary greater than $400,000 per year, or £275,000 in the case of Ms. Lake, is disregarded for purposes of determining severance amounts. The rate used to convert Ms. Lake’s eligible severance to U.S. dollars was the blended spot rate for the month of December 2023, which was $1.2665 U.S. dollars per British pound sterling.
3For employees in good standing who have resigned and have met full-career eligibility or other acceptable criteria, awards continue to vest over time on their original schedule, provided that the employees, for the remainder of the vesting period, do not perform services for a financial services company or work in their profession (whether or not for a financial services company); provided that employees may work for a government, education or not-for-profit organization. The awards shown represent RSUs and PSUs that would continue to vest because the NEOs have met the full-career eligibility criteria. The awards are subject to continuing post-employment obligations to the Firm during this period.
4In the case of disability, stock awards continue to vest pursuant to their original vesting schedule.
5Vesting restrictions on stock awards and restrictions upon exercise of SARs lapse immediately upon death.
6The Government Office provision of an award does not provide any benefit to employees who have met the full-career eligibility provision of that same award. Therefore, under the terms of the Government Office provision, NEOs would generally not receive any benefit upon termination since they meet the full-career eligibility provision entitling them to continued vesting of their equity awards (see preceding Note 3). For awards that do not have the full career eligibility provision, the amount reported is based on the December 31, 2023 value of the award in which the NEO is eligible to continue to vest.
7For death, represents the value of PSUs granted on January 19, 2021, January 18, 2022, and January 17, 2023 assuming: (a) maximum payout related to 2021, 2022, and 2023 performance years; (b) target payout related to 2024 and 2025 performance years; and (c) accumulated reinvested dividend equivalent shares as of December 31, 2023. For involuntary without cause, full career eligibility provision and disability, (a) maximum payout related to PSUs granted on January 19, 2021; and (b) target payout is assumed related to PSUs granted on January 18, 2022 and January 17, 2023.

JPMORGAN CHASE & CO.	70	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | PAY VERSUS PERFORMANCE DISCLOSURE
Pay versus performance disclosure
PAY VERSUS PERFORMANCE TABLE
The following table presents the executive Compensation Actually Paid ("CAP") for our Principal Executive Officer ("PEO") and non-PEO NEOs relative to the Firm’s financial performance in the format specified by the SEC pursuant to Item 402(v) of Regulation S-K. The CMDC does not utilize CAP for compensation considerations and determinations; for more information on our compensation philosophy and pay decisions for our Named Executive Officers, see our "Compensation Discussion and Analysis" which starts on page 35.
The Firm continues to consider ROTCE its most important company-selected financial performance measure for compensation. ROTCE is a comprehensive performance metric that measures the Firm's net income applicable to common equity as a percentage of average tangible common equity, and reflects how well management is using shareholders’ equity to generate profit. It is a fundamental performance metric that is widely used by the Firm, investors and analysts in assessing the earnings power of common shareholders’ equity capital, and is useful for comparing the profitability of the Firm with that of our competitors.

Year[1]	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)[2]	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)[2]	Value of Initial Fixed $100 Investment Based On:		Net Income ($B)	ROTCE[4] (%)
					Company TSR[3] ($)	Peer Group TSR[3] ($)
2023	$35,093,780	$103,727,807	$21,481,873	$41,047,384	$137.91	$132.94	$49.6	21%
2022	34,848,606	37,460,704	19,230,223	17,207,207	105.48	118.54	37.7	18%
2021	84,428,145	130,523,740	23,472,201	35,685,622	120.68	132.50	48.3	23%
2020	31,664,554	10,691,379	19,253,451	14,705,061	94.48	98.24	29.1	14%
1NEOs included in the above table are comprised of the following individuals. In accordance with SEC rules, only the Firm's CEO, CFO and three highest-paid NEOs from the 2023 SCT on page 63 have been included.

Year	PEO	Non-PEO NEOs
2023	James Dimon	Daniel Pinto, Mary Callahan Erdoes, Marianne Lake, Jeremy Barnum
2022	James Dimon	Daniel Pinto, Mary Callahan Erdoes, Marianne Lake, Jeremy Barnum
2021	James Dimon	Daniel Pinto, Gordon Smith, Mary Callahan Erdoes, Jennifer Piepszak, Jeremy Barnum
2020	James Dimon	Daniel Pinto, Gordon Smith, Mary Callahan Erdoes, Jennifer Piepszak
2The following table details the adjustments that were made to SCT values to determine CAP, as presented in the above table. For the CAP portions that are calculated based on the average of the high and low JPM stock price at the end of the reporting year, the following prices were used: 2023 $170.16; 2022 $133.39; 2021 $158.63; 2020 $126.08. There are no U.S. GAAP pension service costs as pension plans are frozen, and there are no changes in defined benefit plan projected benefit obligations attributable to a plan amendment. Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in the Firm's financial statements. All amounts shown for non-PEO NEOs are averages.

Year	Executive	SCT Total	Less: value of stock awards at grant date fair value	Less: value of option awards at grant date fair value	Less: actuarial present value of defined benefit plan benefits	Plus: year-end fair value of unvested equity awards granted in reporting year[5,6]	Change in fair value of unvested equity awards granted in prior years[5,6]	Change in fair value of equity awards granted in prior years that vested in reporting year[5,6]	Plus: total fair value of dividends paid or reinvested	Total Adjustments[7]	Executive CAP
2023	PEO	$35,093,780	$(28,000,000)	$—	$(40,185)	$33,939,433	$60,604,871	$(2,453,960)	$4,583,868	$68,634,027	$103,727,807
	Non-PEO NEOs	$21,481,873	$(13,412,500)	$—	$(11,360)	$16,257,725	$15,976,583	$(222,653)	$977,716	$19,565,511	$41,047,384
2022	PEO	$34,848,606	$(28,000,000)	$—	$(29,877)	$24,384,912	$8,917,510	$(6,080,841)	$3,420,395	$2,612,098	$37,460,704
	Non-PEO NEOs	$19,230,223	$(11,581,951)	$—	$—	$10,868,710	$(1,458,095)	$(503,796)	$652,116	$(2,023,015)	$17,207,207
2021	PEO	$84,428,145	$(25,000,000)	$(52,620,000)	$(25,486)	$88,199,019	$22,942,541	$7,706,801	$4,892,720	$46,095,595	$130,523,740
	Non-PEO NEOs	$23,472,201	$(10,131,942)	$(5,572,500)	$(206)	$17,813,787	$7,748,310	$1,451,083	$904,889	$12,213,421	$35,685,622
2020	PEO	$31,664,554	$(25,000,000)	$—	$(21,845)	$22,942,750	$(2,460,001)	$(18,772,954)	$2,338,875	$(20,973,175)	$10,691,379
	Non-PEO NEOs	$19,253,451	$(11,265,195)	$—	$(25,655)	$10,881,250	$(2,075,052)	$(2,767,310)	$703,571	$(4,548,390)	$14,705,061
3The TSR value listed in each year reflects what the cumulative value of $100 would be, including dividend reinvestment, if invested on December 31, 2019. For the purposes of this disclosure, “peer group” is defined as the S&P Financials Index, as reflected in our Annual Report on Form 10-K for the year ended December 31, 2023.
4ROTCE is a non-GAAP financial measure; refer to Note 1 on page 113 for a further discussion of this measure.
5Values of PSUs include an estimated payout percentage at the vesting date which is assessed at each reporting period, consistent with the Firm's financial statements.
6Refer to footnote 4 of the SCT on page 63 for the assumptions included in the Black-Scholes valuation model used in the determination of fair values for option awards.
7There were no stock or option awards granted and vested in the same reporting year, and no stock or option awards granted in prior years failed to meet the applicable vesting conditions during any of the reporting years. No exercise prices of option awards have been amended or adjusted.

2024 PROXY STATEMENT	71	JPMORGAN CHASE & CO.

PAY VERSUS PERFORMANCE DISCLOSURE | EXECUTIVE COMPENSATION
RELATIONSHIPS BETWEEN EXECUTIVE CAP AND THE FIRM'S FINANCIAL PERFORMANCE MEASURES
The charts and narrative below are based on the information presented in the Pay versus Performance table, to illustrate and describe the relationships between the Firm’s PEO CAP and the average of the Firm’s non-PEO NEO CAPs with the following three measures of financial performance, against the four covered fiscal years:
•The cumulative TSR of the Firm
•The net income of the Firm
•The Firm’s company-selected measure (ROTCE)
The first chart also illustrates the relationship between the Firm’s TSR and our selected peer group's TSR, as presented in the Pay versus Performance table.

Compensation Actually Paid vs Firm and Peer Group TSR
Compensation Actually Paid ($M)
Total Shareholder Return ($)
$140
$120
$100
$80
$60
$40
$20
$-
$100.00
$98.24
$94.48
$130.5
$132.50
$120.68
$118.54
$105.48
$137.91
$132.94
$103.7
$10.7
$14.7
$35.7
$37.5
$17.2
$41.0
2019
2020
2021
2022
2023
PEO CAP ($M)
Non-PEO NEOs Avg CAP ($M)
Firm TSR ($)
S&P Financial TSR ($)

Compensation Actually Paid vs Net Income
Compensation Actually Paid ($M)
Net Income ($B)
$140
$120
$100
$80
$60
$40
$20
$-
$60
$50
$40
$30
$20
$10
$-
$10.7
$14.7
$130.5
$35.7
$37.5
$17.2
$103.7
$41.0
$29.1
$48.3
$37.7
$49.6
2020
2021
2022
2023
PEO CAP ($M)
Non-PEO NEOs Avg CAP ($M)
Net Income ($B)

Compensation Actually Paid vs ROTCE
Compensation Actually Paid ($M)
$140
$120
$100
$80
$60
$40
$20
$-
25%
20%
15%
10%
5%
0%
ROTCE (%)
$10.7
$14.7
$130.5
$35.7
$37.5
$17.2
$103.7
$41.0
14%
23%
18%
21%
2020
2021
2022
2023
PEO CAP ($M)
Non-PEO NEOs Avg CAP ($M)
ROTCE (%)

In 2021, PEO CAP and non-PEO NEO average CAP were sharply higher than in 2020 as they included one-time special awards in the form of Stock Appreciation Rights (SARs) granted to Mr. Dimon in July 2021 and Mr. Pinto in December 2021. In 2022, both PEO CAP and non-PEO NEO average CAP decreased significantly from 2021, due to a decrease in the Firm’s stock price as of year-end 2022, consistent with the broader market decline. The largest impact of the change in the stock price was on Messrs. Dimon and Pinto's outstanding SARs awards, both of which were out of the money as of the end of 2022. In 2023, the increase in both PEO CAP and non-PEO NEO average CAP was attributable to an increase in the Firm's stock price as of year-end 2023, which outperformed the S&P Financials Index as well as the broader market in general. Additionally, the PEO and non-PEO NEO average CAP were impacted by Messrs. Dimon and Pinto's outstanding SARs awards, both of which were in the money as of the end of 2023.
In summary, the Firm's PEO CAP and non-PEO NEO average CAP reflect a general correlation with:
•The Firm’s stock price and TSR, primarily due to a significant majority of our NEOs’ compensation being in the form of long-term equity
•The Firm’s net income, which reflects our pay-for-performance compensation philosophy and practices
•The Firm’s ROTCE, which emphasizes our commitment to providing strong returns to shareholders while maintaining a fortress balance sheet
In addition, the Firm’s change in TSR over the past four years reflects a general correlation with that of the broader S&P Financials Index.
UNRANKED TABULAR LIST OF THE FIRM'S MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
As required by SEC rules, the most important financial performance measures that the Firm used to link executive compensation during the last fiscal year to company performance are listed below.

Performance Measures
Managed revenue for the Firm and the lines of business
Pre-tax income (ex. LLR) for the Firm and some lines of business, and Pre-tax income for other lines of business
Net income for the Firm and the lines of business
ROTCE for the Firm and ROE for the lines of business

JPMORGAN CHASE & CO.	72	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | CEO PAY RATIO DISCLOSURE
CEO pay ratio disclosure
We are providing the following information about the relationship of the annual total compensation of our estimated median employee and the annual total compensation of Mr. Dimon, our Chairman and CEO.
CEO PAY RATIO
For the year ended December 31, 2023:
•The annual total compensation of Mr. Dimon was $35,103,0351 including Firm-paid employee benefits
•The annual total compensation of our estimated median employee was $95,9882, including Firm-paid employee benefits
•This represents a ratio of 366 to 1
IDENTIFYING OUR MEDIAN EMPLOYEE
We believe there were no material changes in our employee population or employee compensation arrangements in 2023 that would have necessitated a change to our CEO pay ratio calculation methodology. Therefore, as permitted under SEC rules, for this year's disclosure we have used the 2023 annual total compensation of the same estimated median employee that we identified for last year's disclosure in our 2023 Proxy Statement.
For the disclosure in our 2023 Proxy Statement, annual total compensation included salary as of December 31, 2022, as well as overtime pay, fixed allowance and incentive compensation, if applicable. We annualized the salary portion of the compensation for employees who were hired during 2022; however, we did not make any full-time equivalent adjustments to part-time, temporary and seasonal employees. We did not apply any cost-of-living adjustments as part of the calculation. In determining the scope of our employees (other than our CEO), we included our global workforce of full-time, part-time, temporary and seasonal employees who were employed as of December 31, 2022.
COMPARABILITY
We believe the ratio above is a reasonable estimate, based on the methodology we have described. Given the different methodologies, exclusions, estimates and assumptions other companies may use to calculate their respective CEO pay ratios, as well as differences in employment and compensation practices between companies, the estimated ratio reported above may not be comparable to that reported by other companies.

1For purposes of the CEO pay ratio disclosure, Mr. Dimon’s annual total compensation includes the amount reported in the “Total” column of the 2023 Summary Compensation Table on page 63 which includes change in pension value, plus the value of Firm-paid employee benefits applicable to Mr. Dimon.
2The estimated median employee’s annual total compensation includes change in pension value, plus the value of Firm-paid employee benefits including healthcare benefits and 401(k) retirement plan contributions.

2024 PROXY STATEMENT	73	JPMORGAN CHASE & CO.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS | EXECUTIVE COMPENSATION
Security ownership of directors and executive officers
Our share retention policies require share ownership for directors and executive officers, as described on pages 30 and 47, respectively.
The following table shows the number of shares of common stock and common stock equivalents beneficially owned by each director, the current executive officers named in the SCT, and all directors and executive officers as a group as of February 29, 2024. Shares beneficially owned include shares that could have been acquired within 60 days after that date through the exercise of stock options or SARs, and additional underlying stock units as described in Note 2 to the table. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. The number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934—as of February 29, 2024, by all directors and executive officers as a group and by each director and NEO individually—is less than 1% of our outstanding common stock.
SECURITY OWNERSHIP

	Beneficial ownership
Name	Common Stock (#)[1]	SARs/Options exercisable within 60 days (#)	Total beneficial ownership (#)	Additional underlying stock units (#)[2]	Total (#)
Stephen B. Burke	107,334	—	107,334	144,796	252,130
Linda B. Bammann	65,986	—	65,986	33,543	99,529
Jeremy Barnum	34,744	—	34,744	128,640	163,384
Todd A. Combs	13,016	—	13,016	18,315	31,331
Alicia Boler Davis	285	—	285	1,595	1,880
James Dimon[3]	7,700,806	—	7,700,806	780,153	8,480,959
Mary Callahan Erdoes[4]	570,003	—	570,003	309,795	879,798
Timothy P. Flynn	10,000	—	10,000	60,134	70,134
Alex Gorsky	88	—	88	4,336	4,424
Mellody Hobson	129,574	—	129,574	19,765	149,339
Marianne Lake	209,296	—	209,296	219,809	429,105
Michael A. Neal	9,050	—	9,050	47,885	56,935
Phebe N. Novakovic	500	—	500	9,153	9,653
Jennifer Piepszak	32,819	—	32,819	211,147	243,966
Daniel Pinto	595,732	—	595,732	862,263	1,457,995
Virginia M. Rometty	280	—	280	10,783	11,063
Mark A. Weinberger	500	—	500	1,595	2,095
All directors and current executive officers as a group (22 persons)[3,4]	10,045,317	—	10,045,317	3,722,493	13,767,810

1Shares owned outright, except as otherwise noted. Directors agree to retain all shares of common stock of JPMorgan Chase purchased on the open market or received pursuant to their service as a Board member for as long as they serve on the Board.
2Amounts include for directors and executive officers, shares or deferred stock units, receipt of which has been deferred under deferred compensation plan arrangements. For executive officers, amounts also include unvested RSUs and unvested PSUs (including accumulated reinvested dividend equivalent shares), as well as share equivalents attributable under the JPMorgan Chase 401(k) Savings Plan. The ultimate number of PSUs earned at vesting is determined by a pre-established formula set at the time of the award based on the Firm’s absolute and relative ROTCE performance over the subsequent three years, with potential payout value ranging from 0% to 150%. Additional details on the PSU program are provided on pages 44-46.
3Includes 152,940 shares owned by entities as to which Mr. Dimon disclaims beneficial ownership, except to the extent of his pecuniary interest therein.
4As of February 29, 2024, Ms. Erdoes held 51,000 depositary shares, each representing a one-tenth interest in a share of JPMorgan Chase’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series HH (“Series HH Preferred”). Ms. Erdoes is the only director or executive officer who owns shares of the Series HH Preferred.

JPMORGAN CHASE & CO.	74	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Pursuant to SEC filings, the companies included in the table below were the beneficial owners of more than 5% of our outstanding common stock as of December 31, 2023.

Name of beneficial owner	Address of beneficial owner	Common stock owned (#)	Percent owned (%)
The Vanguard Group[1]	100 Vanguard Blvd. Malvern, PA 19355	272,410,990	9.42
BlackRock, Inc.[2]	50 Hudson Yards New York, NY 10001	192,831,104	6.7

1The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G dated February 13, 2024, filed with the SEC, in the aggregate, Vanguard (including the affiliated entities identified in the Schedule 13G) has sole dispositive power over 259,678,951 shares, shared dispositive power over 12,732,039 shares, sole voting power over 0 shares and shared voting power over 3,623,542 shares of our common stock.
2BlackRock, Inc. owns the above holdings in its capacity as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G dated February 7, 2024, filed with the SEC, in the aggregate, BlackRock (including the affiliated entities identified in the Schedule 13G) has sole dispositive power over 192,831,104 shares and sole voting power over 173,083,182 shares of our common stock.

2024 PROXY STATEMENT	75	JPMORGAN CHASE & CO.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN | EXECUTIVE COMPENSATION

Proposal 3: Approval of amended and restated long-term incentive plan effective May 21, 2024

We are seeking approval of our Amended and Restated Long-Term Incentive Plan (the “2024 Plan”), to renew the term of the 2021 Plan to a term date of May 31, 2028, and to authorize approximately 38.2 million additional shares, bringing the total number of shares authorized for awards under the 2024 Plan to 81 million shares (which is less than the total number of shares authorized under the 2021 Plan by 4 million shares). During our semi-annual shareholder outreach program and discussion of our equity compensation practices, our shareholders continued to indicate a preference for more frequent requests for approval of a smaller quantity of shares. As a result, the Compensation & Management Development Committee and the Board considered this feedback in determining the number of shares to request for authorization under the 2024 Plan.
The 2024 Plan would also continue to incorporate our compensation program for non-employee directors, with certain established retainers (both cash and equity) and certain limitations on future changes to those retainers.

RECOMMENDATION: Vote FOR approval of amended and restated long-term incentive plan

JPMORGAN CHASE & CO.	76	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
Proposal 3: Approval of amended and restated long-term incentive plan effective May 21, 2024
Executive summary
JPMorgan Chase’s Long-Term Incentive Plan was last approved by shareholders on May 18, 2021 (the “2021 Plan”), to a term date of May 31, 2025. On March 19, 2024, the Compensation & Management Development Committee (“CMDC”) adopted, subject to shareholder approval, the Amended and Restated JPMorgan Chase Long-Term Incentive Plan (the “2024 Plan”). The 2024 Plan would supersede the 2021 Plan and apply to awards granted on or after May 21, 2024.
We are submitting this proposal to our shareholders in response to feedback we received about our equity compensation practices during our semi-annual shareholder outreach program. Our shareholders indicated a preference for more frequent requests for approval of a smaller quantity of shares, as opposed to requesting larger quantities less frequently. As a result, the CMDC and the Board considered this feedback in determining the number of shares to request for authorization under the 2024 Plan.
The primary purpose of the 2024 Plan is to:
•Renew the term of the 2021 Plan to a term date of May 31, 2028;
•Authorize an additional approximately 38.2 million shares, bringing the total number of authorized shares for new awards to 81 million, which is 4 million shares lower than that approved by shareholders under the 2021 Plan; and
•Continue to incorporate our non-employee director compensation program, including:
–Annual cash retainer of $110,000 and, if the non-employee director is on the Board at the time when annual performance year equity awards are granted, an annual grant of deferred stock units valued at $265,000. The Board is authorized in its discretion to increase the cash retainer and/or the equity award by a combined total of up to $25,000, to decrease them, or to change their form;
–Designated role cash retainers of: (i) $35,000 for serving as the Lead Independent Director; (ii) $30,000 for chairing the JPMorgan Chase Bank, N.A. (“Bank”) board, Audit Committee or Risk Committee; and (iii) $20,000 for chairing any other principal standing committee or for serving on any of the Bank board, Audit Committee or Risk Committee; and
–The Board is authorized in its discretion to increase the cash retainer for serving as the Lead Independent Director by up to $65,000, which is an increase of $60,000 from the 2021 Plan. Additionally, the Board is authorized in its discretion to increase the cash retainers described in (ii) and (iii) by up to $5,000 (unchanged from the 2021 Plan). The Board is authorized to decrease retainers, or to change their form.
The 2024 Plan maintains many of the governance practices and features of the 2021 Plan, including:
•The exclusion of our stock option/stock appreciation rights (“SARs”) recycling feature;
•The inclusion of a one-year minimum vesting requirement on the 5% of shares that are exempt from the minimum three-year vesting;
•The reduction of the maximum number of shares that can be granted as Incentive Stock Options from 20 million to 7 million; and
•The standard of review for actions under the 2024 Plan.
Why shareholders should approve the 2024 Plan
We believe that voting in favor of the 2024 Plan is important, as a well-designed equity program serves to strengthen the alignment of employees’ long-term economic interests with those of shareholders while not causing unreasonable dilution to shareholders. Without shareholder approval, the Firm will lose a critical shareholder alignment feature of our compensation framework. The Firm is seeking shareholder approval one year before the 2025 expiration of the 2021 Plan to ensure that our compensation program continues to be aligned with the interests of our shareholders.
Summary of the 2024 Plan
The following summary of the 2024 Plan sets forth its material terms. It is, however, a summary and is qualified in its entirety by reference to the complete text of the 2024 Plan, a copy of which is attached as an Appendix.
Purpose and Participation
The 2024 Plan is designed to encourage employees and non-employee members of the Board to acquire a proprietary and vested interest in the long-term growth and performance of JPMorgan Chase and its subsidiaries. The 2024 Plan also serves to attract and retain individuals of exceptional talent. All of our approximately 310,000 employees are eligible to participate in the 2024 Plan, as are our 9 non-employee Directors of the Board.

2024 PROXY STATEMENT	77	JPMORGAN CHASE & CO.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN | EXECUTIVE COMPENSATION
Administration
Unless otherwise determined by the Board of Directors, the 2024 Plan is administered by the Compensation & Management Development Committee of the Board. Subject to the provisions of the 2024 Plan, the CMDC has complete control over the administration of the 2024 Plan and has the authority in its sole discretion to:
•Construe, interpret and implement the 2024 Plan and all award agreements;
•Establish, amend and rescind any rules and regulations relating to the 2024 Plan;
•Grant awards under the 2024 Plan;
•Determine who shall receive awards, when such awards shall be made and the terms and provisions of award agreements;
•Establish plans supplemental to the 2024 Plan covering employees residing outside of the United States;
•Provide for mandatory or voluntary deferrals of awards under the 2024 Plan; and
•Make all other determinations in its discretion that it may deem necessary or advisable for the administration of the 2024 Plan.
The CMDC may delegate to officers of JPMorgan Chase responsibility for awards to officers and employees of our Firm not subject to Section 16 of the Securities Exchange Act of 1934. The CMDC’s determinations in the administration of the 2024 Plan will be final, and the Board and the CMDC will have no liability for any action taken under the 2024 Plan in good faith (including any action taken relating to awards to our non-employee directors).
The Governance Committee is responsible for reviewing and making recommendations to the Board regarding awards to our non-employee directors.
Number of shares
If this proposal is approved, a total of 81 million shares will be authorized for issuance for new awards under the 2024 Plan, including approximately 42.8 million remaining shares from the 2021 Plan.
Awards
The forms of the awards that may be granted under the 2024 Plan are:
•Stock Options. May be awarded in the form of an “incentive” stock option or a nonqualified stock option. Stock options may not be exercisable later than 10 years after their date of grant. The CMDC will establish the option exercise price at the time the option is granted, provided that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise price shall be paid in full at the time of such exercise, with the method and form of such payment determined by the CMDC from time to time.
•SARs. The CMDC may award SARs. Upon exercise, a SAR generally entitles a participant to receive an amount equal to the positive difference between the fair market value of a share of common stock on the date the SAR is exercised and the per share exercise price of the SAR, multiplied by the number of shares of common stock with respect to which the SAR is exercised. SARs may not be exercisable later than 10 years after the date they are granted. The exercise price per share of common stock covered by a SAR is determined by the CMDC at the time each SAR is granted; provided, however, that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. SARs may be granted independently of any award of stock options or in conjunction with all or any part of a stock options award, either at the same time the award of stock options is granted or at any later time during the term of such options. If a SAR is granted in tandem with a stock option, the exercise price of the SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant. A SAR or applicable portion thereof allocated to a stock option shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. The CMDC will determine at the date of grant whether the SAR shall be settled in cash, common stock or a combination of cash and common stock.
•Other Stock-Based Awards. The CMDC may grant awards of common stock and other awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of common stock (“Other Stock-Based Awards”). Other Stock-Based Awards include, without limitation: (i) shares of common stock; (ii) shares of common stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives (each as specified by the CMDC); (iii) shares of common stock issuable upon the completion of a specified period of service; (iv) restricted stock units distributed in the form of shares of common stock after the restrictions lapse; and (v) conditioning the right to an award upon the occurrence of an event or the attainment of one or more performance objectives. The CMDC shall determine at the time of grant whether Other Stock-Based Awards shall be settled in cash, common stock or a combination of cash and common stock.
•Performance Awards. The 2024 Plan provides that the CMDC may specify performance criteria or standards with respect to an award based upon one or more of the following criteria: stock price, shareholder value added, earnings per share, income before or after taxes (including income before interest, taxes, depreciation and amortization), return on common equity including return on tangible common equity, revenue growth, efficiency ratio, expense management, return on investment, ratio of non-performing assets to performing assets, return on assets, profitability or performance of identifiable business units, credit quality, or any other criteria as determined by the CMDC in its sole discretion. In addition, where relevant,

JPMORGAN CHASE & CO.	78	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
the foregoing targets may be applied to JPMorgan Chase, one or more of its subsidiaries or one or more of JPMorgan Chase’s divisions or business units. The CMDC will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to ascertain the amount of the applicable performance award. The amount of the performance award actually paid to a given participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the CMDC, and the amount determined by the CMDC for a performance period shall be paid to the participant at such time as determined by the CMDC in its sole discretion after the end of such performance period.
•Dividends/Dividend Equivalents. The terms and conditions of Other Stock-Based Awards of restricted stock and restricted stock units may provide the participant with dividends or dividend equivalents payable prior to vesting; and awards of Other Stock-Based Awards of restricted stock may provide for voting rights prior to vesting. Notwithstanding the foregoing, with respect to awards of restricted stock and restricted stock units specifically designated in the award agreement as performance-based, dividends or dividend equivalents shall be accumulated and shall be paid to the participants only in an amount based on the number of shares, if any, that vest under the terms of the award.
Director compensation
Compensation to non-employee directors under the 2024 Plan includes:
•Annual cash retainer and equity award. For each calendar year for service on the Board, each Director shall receive a cash retainer of $110,000 and, if the Director is on the Board at the time when annual performance year equity awards are granted, an annual grant of deferred stock units valued at $265,000. During the 2024 Plan term, the Board is authorized in its discretion to increase the cash retainer and/or the equity award by a combined total of up to $25,000, to decrease them, or to change their form.
•Designated role retainers. For each calendar year, each Director who serves in the following designated roles shall receive an annual cash retainer of: (i) $35,000 for serving as the Lead Independent Director; (ii) $30,000 for chairing the Bank board, Audit Committee or Risk Committee; and (iii) $20,000 for chairing any other principal standing committee and for serving on any of the Bank board, Audit Committee or Risk Committee. During the 2024 Plan term, the Board is authorized in its discretion to increase the cash retainer described in (i) for serving as the Lead Independent Director by up to $65,000, and the retainers described in (ii) or (iii) by up to $5,000. The Board is authorized to decrease retainers, or to change their form.
•Additional fees or retainers. The Board may at any time provide any Director with a retainer or other fee in addition to that provided for the aforementioned, including for service on a specific purpose committee or for any other special service, in each case determined in the discretion of the Board.
•Form of Director compensation. Any retainer or fee granted to Directors may be payable in the form of cash, an Other Stock-Based Award or any combination, as determined in the discretion of the Board, and shall have such terms and conditions as the Board may specify.
Minimum vesting periods
Other than awards to Directors, awards settled in shares of common stock under the 2024 Plan have a minimum vesting/exercise schedule of ratably over three years, except that the CMDC may grant awards of up to 5% of shares authorized under the 2024 Plan with a shorter vesting or exercise period (but not less than a one-year period). However, these minimum vesting and exercise periods do not apply to awards that vest or become exercisable earlier due to (i) circumstances such as death, retirement or involuntary termination of employment, (ii) the achievement of performance objectives over a period of at least one year, (iii) standard vest date occurring within 10 days of the grant date anniversary or (iv) if the Firm determines for regulatory or other considerations to provide an equity award in excess of that which would have been awarded to the individual under the cash equity policy in effect for the performance year.
Amendments and Termination
The Board of Directors may amend, suspend or terminate the 2024 Plan or any portion thereof at any time without shareholder approval, except to the extent otherwise required by the Securities Exchange Act of 1934 or New York Stock Exchange listing requirements. Notwithstanding the foregoing, except in the case of an adjustment in connection with a capital structure change (as described below under “Adjustments”), any amendment by the Board of Directors shall be conditioned on shareholder consent if it increases (i) the number of shares authorized for grant under the 2024 Plan, (ii) the number of shares authorized for grant to individual participants under any form of award, or (iii) if such amendment eliminates restrictions applicable to the reduction of the exercise price of an option or SAR, or the surrender of an option and SAR in consideration for a new award with a lower exercise price.
No awards may be made under the 2024 Plan after May 31, 2028, or after the date the Board terminates the 2024 Plan, if sooner.

2024 PROXY STATEMENT	79	JPMORGAN CHASE & CO.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN | EXECUTIVE COMPENSATION
Adjustments
In the event there is a change in the outstanding shares of common stock by reason of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders of common stock other than regular cash dividends, the CMDC will make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares of common stock or other securities issued or reserved for issuance pursuant to the 2024 Plan, including, but not limited to, adjustments to the number of shares of common stock in the aggregate with respect to which awards may be granted under the 2024 Plan or the number of awards granted to any participant and to make appropriate adjustments (including the number of shares and the exercise price) to any outstanding awards.
Federal income tax consequences
The following discussion summarizes the Federal income tax consequences to participants who may receive awards under the 2024 Plan and to JPMorgan Chase arising out of the granting of such awards. The discussion is based upon interpretations of the Internal Revenue Code in effect as of March 2024 and regulations promulgated thereunder as of such date.
This discussion is not intended to, and does not, provide or supplement tax advice to recipients of awards, and participants are advised to consult with their own personal independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2024 Plan, including, but not limited to, any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.
Nonqualified Stock Option/Stock Appreciation Rights. Upon the grant of a nonqualified stock option or SAR, a participant will not be in receipt of taxable income. Upon exercise of either a nonqualified stock option or a SAR, a participant will be in receipt of ordinary income in an amount equal to the excess of the fair market value of the acquired shares of common stock (and/or cash) over the exercise price, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts. Gain or loss upon a subsequent sale of any common stock would be taxed to the participant as long- or short-term capital gain or loss depending on the holding period.
Incentive Stock Options. A participant will not be in receipt of taxable income upon the grant or exercise of an incentive stock option (“ISO”). Upon the exercise of an ISO, the amount by which the fair market value of the stock received on exercise exceeds the exercise price is generally a tax preference adjustment for the purpose of the alternative minimum tax. If the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period set forth in the Internal Revenue Code, the participant generally will recognize a long-term capital gain or loss upon their subsequent sale or exchange measured by the difference between the sale price and the exercise price of the ISO. If a participant does not hold the shares acquired on the exercise of an ISO for the requisite holding period, the participant may be in receipt of ordinary income based upon a formula set forth in the Internal Revenue Code, generally the lesser of (i) the difference between the fair market value of the common stock on the date of exercise of the ISO over the exercise price of the ISO and (ii) the amount realized upon the disposition of the common stock acquired by the ISO over the exercise price of the ISO. To the extent that the amount realized on such sale or exchange exceeds the fair market value of the common stock on the date of the ISO exercise, the participant will generally recognize capital gains.
Other Stock-Based Awards. The income tax consequences of the Other Stock-Based Awards will depend on how such awards are structured. In the case of the grant of a restricted stock unit (whether time-vested or subject to achievement of performance goals), a participant will not be in receipt of taxable income. On delivery, a participant will be in receipt of ordinary income in an amount equal to the fair market value of the acquired shares of common stock (and/or cash). The participant will be subject to FICA (Social Security and Medicare) tax at the time any portion of a restricted stock unit is deemed vested for tax purposes. The fair market value of any acquired shares (if any) on the delivery date will be the participant’s tax basis for purposes of determining any subsequent gain or loss from the sale of the shares, and the participant’s holding period with respect to the shares will begin at the delivery date.
Deduction. Generally, JPMorgan Chase will be entitled to a tax deduction equal to the amount recognized as ordinary income (including on the exercise of a stock option or SAR or on delivery pursuant to a restricted stock unit). However, we will generally not be entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to covered employees (other than awards pursuant to contracts entered into prior to the repeal of the exemption for qualified performance-based compensation under Section 162(m) of the Code that may remain eligible for such exemption). For this purpose, a “covered employee” means our chief executive officer, our chief financial officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our shareholders), and any individual who was previously a covered employee at any time on or after January 1, 2017. The American Rescue Plan Act of 2021 includes provisions to expand the applicability of Section 162(m), beginning on or after January 1, 2027, to also include the next 5 highest compensated employees, so that the total number of covered employees subject to the $1 million deduction limitation will be at least 10. For the avoidance of doubt, we will not be entitled to any tax deduction with respect to an ISO, if the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period.

JPMORGAN CHASE & CO.	80	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
Our equity compensation program promotes shareholder interests
We believe our long-term incentive compensation program serves a fundamental role in motivating our employees to deliver sustained shareholder value by driving individual, line of business and Firmwide results.
In addition, our equity program was designed to attract and retain top talent, foster a shared success culture and be consistent with best practices, as set forth below:
•Strong share holding requirements – Operating Committee members are required to retain significant portions of net shares received from awards, which increases their share ownership over the long term
•Prudent evaluation of the use of SARs – Since 2014 the CMDC has eliminated the use of SARs from our broad based annual compensation program, resulting in less dilution to shareholders; however, the CMDC retains the discretion to award SARs in the future
•Multi-year vesting – Equity awards generally cannot vest any sooner than three years (ratably) from the grant date
•Anti-hedging/Anti-pledging policy – All employees are prohibited from hedging or pledging unvested RSUs, PSUs, unexercised options or SARs; Operating Committee members and directors may not hedge or pledge any shares
•Award limits – The 2024 Plan contains limits on the number of shares that may be granted to any individual employee
•Non-employee director pay limits – The 2024 Plan contains limits on the annual cash retainer and equity award as well as designated role retainers that may be granted to non-employee directors
•No dividends paid on unearned performance share units – The terms of our 2024 Plan prohibit the payment of dividends on unearned PSUs
•No stock option/SAR reloads – Consistent with best practice, the 2024 Plan does not provide for the automatic reload of options or SARs
•No repricing on stock option/SAR – We expressly prohibit the repricing of both stock options and SARs
•No golden parachute agreements – We do not provide additional payments or equity acceleration as a result of a change-in-control
Our equity compensation program reinforces individual accountability
Our compensation program, including the 2024 Plan, is designed to hold individuals responsible for taking risks inconsistent with the Firm's risk appetite and to discourage future imprudent behavior. The Firm has policies and procedures that enable it to take timely and proportionate actions with respect to accountable individuals, including:
1.Reduce or altogether eliminate annual incentive compensation;
2.Cancel unvested awards (in full or in part);
3.Clawback/Recover previously paid incentive compensation (cash and/or equity);
4.Demotion, negative performance rating or other appropriate employment actions; and
5.Termination of employment.
For additional information about our control forums and how they promote accountability, please see “Holding Individuals Accountable” and “Risk, Controls and Conduct Review Process” on page 48 of this proxy statement.
Clawback/recovery provisions
We maintain clawback/recovery provisions on both cash incentives and equity awards which enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. While equity incentive awards are intended and expected to vest according to their terms, the Firm's strong recovery provisions permit recovery of incentive compensation awards in appropriate circumstances.
The following table provides a summary of the extensive clawback provisions that apply to all employees, including our Operating Committee members.
Summary of Reasons for Cancellation & Clawbacks

Trigger	Vested	Unvested
Restatement	✓	✓
Misconduct	✓	✓
Risk-related[1]	✓	✓
Protection-based[1]		✓
1Certain risk-related and protection-based clawback provisions apply only to Operating Committee members and Designated Employees. See page 49 for more details on clawbacks.

2024 PROXY STATEMENT	81	JPMORGAN CHASE & CO.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN | EXECUTIVE COMPENSATION
Key data about our grant practices
We have historically demonstrated prudence in our use of shares for equity compensation, and have maintained both our annual share usage (“Burn Rate”) and potential dilution levels under the Long-Term Incentive Plan in recent years. Furthermore, the Firm has demonstrated the value to shareholders of a disciplined compensation approach with one of the lowest compensation expense ratios amongst our primary financial services peers. For a description of our primary financial services peers, please see “Evaluating Market Practices” on page 42 of this proxy statement.

Historical Burn Rate[1]	Historical Total Potential Dilution[2]

1Burn Rate reflects the number of shares (including RSUs, PSUs and SARs) granted to employees and directors in a calendar year divided by the weighted average diluted shares outstanding.
2Total Potential Dilution reflects the number of employee and director shares outstanding (including RSUs, PSUs and SARs) plus the shares remaining under the applicable Long-Term Incentive Plan divided by the number of common shares outstanding at year end. Total Potential Dilution includes the cumulative impact of share repurchases since 2019 which, if excluded, would result in 4.0% in 2019, 3.5% in 2020, 4.0% in 2021, 3.6% in 2022, and 3.2% in 2023.
Historical Compensation Expense Ratio3
3Compensation Expense Ratio reflects Compensation & Benefits expenses divided by total net revenue for each company. Source: Form 10-K filings.
Additional Information

Since 2020, the Firm's headcount increased by nearly 55,000 employees, reflecting our continuous investments in areas such as our front office, operations and technology. The total number of shares authorized under the 2024 LTIP of 81 million shares continues to demonstrate the Firm's responsible use of equity while maintaining an important shareholder alignment feature of our compensation program.
As illustrated by the chart to the right, the total authorized shares per employee decreased from approximately 333 shares under the 2021 LTIP to 261 shares under the 2024 LTIP[4,5].

309,926
255,357
333
261
2021 Plan
2024 Plan
Employees[4]
Authorized Shares per Employee[5]

4Employees as of December 31, 2020 and December 31, 2023, respectively.
5Reflect the total authorized shares of 85 million under the 2021 Plan divided by employees as of December 31, 2020, and the total authorized shares of 81 million as proposed under the 2024 Plan divided by employees as of December 31, 2023, respectively.

JPMORGAN CHASE & CO.	82	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION | APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
The exhibit below provides additional information regarding the number of RSUs, PSUs, and Options/SARs outstanding, as well as the number of shares available for grant under the 2021 Plan, as of February 29, 2024.

Number of RSUs and PSUs Outstanding	Options/SARs			Shares remaining in Plan[1]	Common Shares Outstanding
	Number of Awards Outstanding	Weighted-average exercise price	Weighted-average remaining contractual life (in years)
55,414,679	2,250,000	$152.19	7.52	42,793,562	2,875,956,540
1Represents shares available for future issuance under the shareholder-approved 2021 Plan.
The closing price of our common stock on March 22, 2024, on the New York Stock Exchange was $196.62.
New 2024 Plan Awards
Awards granted under the 2024 Plan will be determined in the CMDC’s discretion. As of the date of this proxy statement, the CMDC has not determined future awards or who might receive them. As a result, the benefits that will be awarded or paid under the 2024 Plan are not currently determinable.
The awards granted for the 2023 performance year would not have changed if the 2024 Plan had been in place and are set forth in the following table, as of February 29, 2024.

Name and Position	Number of Units[2]	Dollar Value
James Dimon, Chairman and CEO	177,503	$29,500,000
Daniel Pinto, President & Chief Operating Officer; Former CEO, CIB	141,401	23,500,000
Mary Callahan Erdoes, CEO, AWM	94,770	15,750,000
Marianne Lake, CEO, Consumer & Community Banking; Former Co-CEO, CCB	64,082	10,650,000
Jennifer Piepszak, Co-CEO, Commercial & Investment Bank; Former Co-CEO, CCB	64,082	10,650,000
Jeremy Barnum, CFO	51,446	8,550,000
Current executive officers as a group (including NEOs)[3]	853,226	$141,801,895
Current non-employee directors as a group[4]	17,540	$2,915,000
Employees other than current executive officers as a group	16,872,715	$2,773,553,955
2For participants other than non-employee directors, includes RSUs and PSUs granted in 2024 for 2023 performance.
3Represents executive officers as of the January 17, 2024 grant date of the 2023 performance year awards.
4Non-employee directors, who were on the Board at the time when annual performance year equity awards are granted, were each awarded $265,000 in deferred stock units.

2024 PROXY STATEMENT	83	JPMORGAN CHASE & CO.

Audit Matters

Proposal 4: Ratification of independent registered public accounting firm

The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm for the year ending December 31, 2024.
RECOMMENDATION: Vote FOR ratification of PwC

JPMORGAN CHASE & CO.	84	2024 PROXY STATEMENT

AUDIT MATTERS | OVERVIEW
Overview
The Audit Committee is responsible for the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm. It is also responsible for assisting the Board in its oversight of the Firm’s Internal Audit function and of management’s responsibilities to assure that there is an effective system of controls in place reasonably designed to safeguard the assets and income of the Firm, assure the integrity of the Firm’s financial statements and maintain compliance with the Firm’s ethical standards and with laws and regulations. The Report of the Audit Committee on these matters can be found on pages 88-89.
The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2024. A resolution will be presented to our shareholders at the annual meeting requesting them to ratify PwC’s appointment. For more information on this resolution, see page 86. If the shareholders do not ratify the appointment of PwC, the Audit Committee will consider the appointment of another independent registered public accounting firm.

2024 PROXY STATEMENT	85	JPMORGAN CHASE & CO.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | AUDIT MATTERS

Proposal 4 — Ratification of independent registered public accounting firm
ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm.
The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2024.
The Audit Committee annually reviews PwC’s qualifications, performance and independence in connection with its determination as to whether to retain PwC. For information on the factors reviewed by the Audit Committee, see the Audit Committee Report on pages 88-89.
The members of the Audit Committee and the Board believe that continued retention of PwC as the Firm’s independent external auditor is in the best interests of JPMorgan Chase and its shareholders. PwC and its predecessors have acted as our independent registered public accounting firm since 1965. The Board believes the Firm receives significant benefits from the extensive history PwC has with the Firm. These benefits include:
•the high quality of its audit work and accounting advice, as a result of their institutional knowledge of our businesses, global operations, key risks, accounting policies, financial systems and internal control framework;
•its audit efficiency and effectiveness, which results in a lower fee structure due to their history and familiarity with our businesses;
•the time and expense that would be avoided by management and staff in order to onboard a new auditor; and
•its commitment to maintaining their independence from the Firm.
A member of PwC will be present at the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.
BOARD OVERSIGHT OF PWC
The Audit Committee held eight private sessions with PwC during 2023.
The Audit Committee assesses PwC’s independence throughout the year. This includes reviewing with PwC its practices for maintaining its independence. The Audit Committee has also established policies and procedures for approving services provided by PwC. It is JPMorgan Chase’s policy to use PwC only for audit and audit-related services, and tax services in certain circumstances. For more information, see Audit Committee Approval Policies and Procedures on page 87.
No member of PwC’s audit team may be hired by the Firm for a period of one year after such person transferred from the Firm’s audit engagement to another role at PwC, or has terminated employment with PwC. Further, no former PwC employee who was a manager or partner may be hired by the Firm as the CFO, Principal Accounting Officer, General Auditor, Treasurer, Director of Tax or CFO or Controller of a LOB or Corporate function for a period of two years following his or her termination of employment with PwC.
In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years of service an individual partner may provide audit services to the Firm. The lead audit partner and quality review partner may provide services to our Firm for a maximum of five consecutive years. As a result of the rotation requirements, the Audit Committee approved the selection of the current lead audit partner beginning with the 2021 audit engagement. The lead audit partner is expected to serve in this capacity through the end of the 2025 audit.

JPMORGAN CHASE & CO.	86	2024 PROXY STATEMENT

AUDIT MATTERS | RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO PRICEWATERHOUSECOOPERS LLP
The Audit Committee is responsible for negotiating the terms and fees associated with the Firm’s retention of PwC, including the annual integrated audit of the Firm’s Consolidated Financial Statements.
Aggregate fees for professional services rendered by PwC for JPMorgan Chase and its subsidiaries for the years ended December 31, 2023 and 2022, were:

Year ended December 31, ($ in millions)	2023	2022
Audit	$77.5	$71.0
Audit-related	31.0	26.6
Tax	3.9	5.0
Total	$112.4	$102.6
The amounts reported in the table above exclude all fees paid to PwC by investment companies and asset management funds (e.g., private equity, mutual and exchange-traded funds, and collective investment funds), and special purpose vehicles that are sponsored, managed or advised by subsidiaries of JPMorgan Chase but are not consolidated with the Firm.
Audit fees
For the years ended December 31, 2023 and 2022, fees for the annual integrated audit of the Firm’s Consolidated Financial Statements and of the Firm’s internal control over financial reporting, and quarterly reviews of the Firm’s Consolidated Financial Statements, were $51.7 million and $45.1 million, respectively. Fees for services related to statutory/subsidiary audits, attestation reports required by statute or regulation, and comfort letters and consents related to SEC filings and other similar filings with non-U.S. authorities were $25.8 million and $25.9 million, respectively. The increase in Audit fees with PwC is primarily driven by the First Republic Bank acquisition, inflation and continued business growth.
Audit-related fees
Audit-related fees comprise assurance and related services that are traditionally performed by the independent registered public accounting firm. These services include attestation and agreed-upon procedures which address accounting, reporting and control matters relating to fiduciary, transaction processing, investment management, servicing activities and ESG initiatives; reviews related to investment and lending processes, and technology systems; and due diligence reviews related to acquisitions and divestitures. These services are normally provided in connection with the recurring audit engagement. The increase in audit-related fees is primarily driven by services rendered during the calendar year for complying with internal control reporting requirements as well as new engagements due to continued business growth.
Tax fees
Fees for the years ended December 31, 2023 and 2022, for tax compliance and tax return preparation services were $3.7 million and $4.9 million, respectively. Fees for other tax services, including tax advisory and consultation on tax matters, were $0.2 million and $0.1 million, respectively.
AUDIT COMMITTEE APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policies and procedures require the Audit Committee to pre-approve a list of specified audit, audit-related and tax services, and review and approve the terms and fees for the annual integrated audit of the Consolidated Financial Statements. All requests for audit, audit-related and tax services that are not on the pre-approved list of specified services must be approved by the Audit Committee. JPMorgan Chase’s pre-approval policy does not provide for a de minimis exception under which the pre-approval requirement may be waived.
Pre-approved services to be performed by PwC with estimated costs in excess of $250,000 are approved by the Chair of the Audit Committee; and pre-approved services with estimated costs less than or equal to $250,000 are delegated to the Firmwide Controller’s office for approval.

2024 PROXY STATEMENT	87	JPMORGAN CHASE & CO.

AUDIT COMMITTEE REPORT | AUDIT MATTERS
Audit Committee report
The Audit Committee of the Board of Directors of JPMorgan Chase is comprised of four non-management directors. The Board has determined that each member of our committee has no material relationship with the Firm under the Board’s director independence standards and that each member is independent under the listing standards of the NYSE, where the Firm’s securities are listed, and under the SEC’s standards relating to the independence of audit committees. The Board has also determined that each member is financially literate and is an audit committee financial expert as defined by the SEC.
CHARTER
The Audit Committee operates under a written charter adopted by the Board, which is available on our website at jpmorganchase.com/about/governance/board-committees/audit-committee. We annually review our charter and our practices. We have determined that our charter and practices are consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee is to assist the Board in its oversight of:
•the independent registered public accounting firm’s qualifications and independence,
•the performance of the Firm's internal audit function and the independent registered public accounting firm, and
•management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Firm; assure the integrity of the Firm’s financial statements; and maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations.
AUDIT COMMUNICATIONS AND FEES
We discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, including PwC’s overall audit scope and audit approach as set forth in the terms of their engagement letter; PwC’s overall audit strategy for significant audit risks identified by them; and the nature and extent of the specialized skills necessary to perform the planned audit. We have established procedures to receive and track the handling of issues regarding accounting and reporting, internal control and auditing matters. In addition, we monitor the audit, audit-related and tax services provided by PwC. The Audit Committee has also evaluated and concluded that audit-related and tax services provided by PwC do not impair PwC’s independence.
Details of the fees paid to PwC for its services, as well as the Audit Committee’s “pre-approval policy” for such services, can be found on page 87.
ASSESSMENT OF PWC
The Audit Committee annually reviews PwC’s qualifications, performance and independence in connection with its determination as to whether to retain PwC. In conducting our review we considered, among other things:
•the professional qualifications of PwC, and that of the lead audit partner, quality review partner and other key engagement partners;
•PwC’s current and historical performance on the Firm’s audit, including the extent and quality of its communications with the Audit Committee and the Firm’s management;
•PwC’s demonstrated professional skepticism and objectivity, including fresh perspectives brought through the required periodic rotation of the lead audit partner, the quality review partner and other partners who play a significant role in the audit engagement;
•PwC’s demonstrated capability, expertise and efficiency in which it handles the breadth and complexity of the Firm’s global operations, including the use of technology, specialists, and subject matter experts;
•PwC’s depth of institutional knowledge and understanding of the Firm’s global businesses, operations and systems, the financial services industry, including the global regulatory environment, U.S. and international accounting standards, the potential effect on the financial statements of the significant risks and exposures facing the Firm, and the Firm’s internal control over financial reporting;
•external data relating to PwC’s audit quality and performance, including recent PCAOB reports on PwC (including its global network of firms), and the results of peer review and self-review examinations;
•an analysis of PwC’s known legal risks and significant proceedings that could impair PwC’s ability to perform the Firm’s annual audit;
•PwC’s tenure as the Firm’s independent auditor;
•the appropriateness of PwC’s fees, both on an absolute basis and as compared with fees paid by certain peer banking firms; and
•the advisability and potential impact of selecting a different independent registered public accounting firm, including the additional costs and inefficiencies associated with hiring a new independent registered public accounting firm.

JPMORGAN CHASE & CO.	88	2024 PROXY STATEMENT

AUDIT MATTERS | AUDIT COMMITTEE REPORT
PwC provided us the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and we discussed and confirmed with PwC their independence.
As a result of this evaluation, we believe PwC has the capability to provide the necessary expertise, independence and professional skepticism to continue to audit the Firm’s businesses on a global basis, and we approved the appointment of PwC as JPMorgan Chase’s independent registered public accounting firm for 2024, subject to shareholder ratification.
Management is responsible for the Firm’s internal control over financial reporting, the financial reporting process and JPMorgan Chase’s Consolidated Financial Statements. PwC is responsible for performing an independent audit of JPMorgan Chase’s Consolidated Financial Statements and of the effectiveness of internal control over financial reporting in accordance with auditing standards promulgated by the PCAOB. The Firm’s Internal Audit function, under the direction of the General Auditor, is independent of the Firm’s businesses and the Independent Risk Management function. Internal Audit reports directly to the Audit Committee (and administratively to the Firm’s CEO) and is responsible for preparing an annual audit plan and conducting internal audits intended to independently test and evaluate the Firm’s governance, risk management and internal controls. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing; as noted above, the Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee regularly meets and holds discussions with the Firm’s management, internal auditors and with PwC, and also holds private sessions with the General Auditor and with PwC, without members of management present. These discussions include issues encountered during the audit, the Firm’s quarterly earnings materials, and Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC; as well as actions the Audit Committee has taken during the prior year.
Management represented to us that JPMorgan Chase’s Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We reviewed and discussed JPMorgan Chase’s Consolidated Financial Statements with management, the General Auditor and PwC. We also reviewed and discussed with PwC the quality of the Firm’s significant accounting principles, the reasonableness of critical accounting estimates and judgments, critical audit matters PwC identified during the audit, and the disclosures in JPMorgan Chase’s Consolidated Financial Statements, including disclosures relating to significant accounting policies. We relied, without independent verification, on the information provided to us and on the representations made by management, internal auditors and the independent auditor. Based on our review of the reports given to us by PwC and our discussions with the Firm’s management, internal auditors and PwC, as well as their respective representations to us, we recommended to the Board, and the Board approved, inclusion of the audited Consolidated Financial Statements in the 2023 Annual Report on Form 10-K, as filed with the SEC.
March 18, 2024
Audit Committee
Timothy P. Flynn (Chair)
Michael A. Neal
Phebe N. Novakovic
Mark A. Weinberger

2024 PROXY STATEMENT	89	JPMORGAN CHASE & CO.

Shareholder Proposals1:

RECOMMENDATION: Vote AGAINST shareholder proposals, if presented

1The names, addresses and beneficial holdings of the proponents and any co-sponsors to a proposal are available to shareholders upon request by writing to the Secretary at the address listed on page 111.

JPMORGAN CHASE & CO.	90	2024 PROXY STATEMENT

SHAREHOLDER PROPOSALS
Introduction
Proposals 5–11 have been submitted by shareholders and will be voted on if properly presented at the 2024 Annual Meeting.
Our Board and senior management spend a significant amount of time considering each shareholder proposal the Firm receives, engaging with the proponents to better understand their views, assessing the relevance of the subject matter to our business, considering the opinions of other shareholders to prioritize shareholder views and considering the potential costs and benefits of the request. The Board’s focus is on its fiduciary duty, namely, advancing the long-term financial interests of the Firm’s shareholders.
The shareholder proposals and supporting statements appear in the form they were submitted to us. Consistent with recent trends we've observed, a number of the proposals do not explain how they promote shareholders' interests or even assert that they do. Some proposals provide no empirical evidence of financial effectiveness; some propose solutions without identifying a failure or material problem or ask the Firm to adopt practices that are not common among our peers; and still others are based on assertions about the Firm that we believe are inaccurate and misleading.
There is meaningful cost attached to the implementation of each shareholder proposal. For instance, five of the proposals request preparation of a report. The Firm already publishes numerous reports, including an ESG Report and a Climate Report, on topics that we have determined to be of interest to a broad base of shareholders and other stakeholders. Each of these reports require considerable time and resources to produce, including senior management time and attention. Creating additional and potentially duplicative reports is not a good use of resources, particularly when, based on our assessment, interest in the topic is limited.
After a thorough evaluation, taking into account the potential costs, benefits, and alignment with our shareholders' long-term financial interests, as well as the themes addressed in the proposals, the Board strongly recommends a vote AGAINST each of the shareholder proposals presented within this proxy statement.
We firmly believe in the value of shareholder engagement and recognize that our shareholders hold diverse views and perspectives on various issues. While the Board recommends votes AGAINST these proposals, we remain open to continued engagement with the proponents and others who share our commitment to the long-term value of JPMorgan Chase.

2024 PROXY STATEMENT	91	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
PROPOSAL 5 — INDEPENDENT BOARD CHAIRMAN
Kenneth Steiner has advised us that he intends to introduce the following resolution:
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:
Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.
It is a best practice to adopt this proposal soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
This proposal topic won 47%-support at the 2021 JPM annual meeting. It takes much more JPM shareholder conviction of the merits of this proposal topic to vote for this shareholder proposal topic, and thereby reject the recommendation of the Board of Directors, than to simply go along with the JPM Board of Directors recommendation.
There are at least 2 ways 47%-support can be considered a majority vote. This 47% vote was especially impressive because the proposal had to swim upstream against repeated glossy management special solicitations sent to the shareholders who have no an independent source for proxy voting advice.
The 47% also represented a majority vote from professional investors who had access to independent proxy voting advice. Any proposal that gets above 45% support has to get a majority vote from the most informed shares because there is an overwhelming abundance of automatic votes from the JPM shares that have no other source of proxy voting advice other than JPM management.
The Board of Directors disingenuously put forth a laughable policy that it could always have one person fill the 2 most important jobs at JPM as long as the directors gave almost any excuse to not have an independent board chairman.
JPM also needs to take the role of the lead director more seriously. JPM's so-called Lead Director, Mr. Stephen Burke, violates the most important attribute of a Lead Director — independence. As director tenure goes up director independence goes down. Mr. Burke has 20-years director tenure. And Mr. Burke got the most against votes of any JPM director again in 2023 surpassing Timothy Flynn, chair of the JPM Audit Committee, and Mr. James Dimon who was again third highest in against votes.
A lead director can be given a list of duties but there is no rule that prevents the Chairman from overriding the lead director in any of the so-called lead director duties.
Please vote yes:
Independent Board Chairman — Proposal 5
BOARD RESPONSE TO PROPOSAL 5
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•The proposal’s requested policy is adverse to the interests of the Firm's shareholders because it restricts the Board’s ability to use its experience, judgment, boardroom insight and ongoing shareholder feedback to make the best-informed decision on its leadership structure based on current facts and circumstances.
•The Board evaluates the Firm’s leadership structure on at least an annual basis and believes that using its judgment to determine the appropriate structure is a core Board function and a key part of fulfilling its fiduciary duty to shareholders.
•In 2022, the Board enhanced its Corporate Governance Principles by adopting a general policy that upon the next CEO transition, the Chair and CEO positions will be separate, subject to the Board’s determination of the leadership structure that best serves the Firm and its shareholders at the time.
•Contrary to the proponent’s assertion, the Board determined that the current Lead Independent Director, Stephen B. Burke, is independent. His tenure has allowed him to gain invaluable institutional knowledge, making him extremely effective as Lead Independent Director. Mr. Burke has been overwhelmingly supported by shareholders, receiving more than 90% of shareholder votes for each election during his tenure.
•The Board empowers the Lead Independent Director role to include robust responsibilities and independent authority to provide a strong, effective counterbalance to the Chair. A Lead Independent Director is appointed when the Chair is not independent.
•The proponent’s assertion that mandating an independent board chairman is best practice is without basis. In any event, the Firm’s strong performance with a combined CEO and Chair is evidence to the contrary with respect to this company.

The Board of Directors considers the determination of its leadership structure to be a core Board function and a key part of fulfilling its fiduciary duty to shareholders. The Board is committed to robust corporate governance practices that facilitate its strong independent oversight of the Firm and its management. With respect to leadership structure, shareholders benefit most when the Board is free to exercise its discretion to determine the structure that it believes is most effective in advancing the interests of the Firm.

JPMORGAN CHASE & CO.	92	2024 PROXY STATEMENT

SHAREHOLDER PROPOSALS
The Board's retention of discretion in reviewing its leadership structure evidences its intent to give due consideration to the merits of separating the Chair and CEO positions. A proper exercise of the Board’s discretion demands careful consideration of available information. A restrictive policy such as that proposed by the proponent is not prudent, as it could prevent the Board from adopting the governance structure that it believes is best able to advance the interests of the Firm and its shareholders.
The independent directors of the Board evaluate the Firm’s leadership structure on an annual basis. For 2024, the Board determined that its current leadership structure, with a combined CEO and Chair counterbalanced by a strong, effective Lead Independent Director will best serve the Firm and its shareholders. In determining its leadership structure, the Board considers, among other factors, the composition of the Board, the individuals serving in leadership positions, the needs and opportunities of the Firm at the time, the Firm's long-term performance and shareholder feedback. A few of these factors are discussed in more detail below. Such annual evaluation is important because “one-size-does-not-fit-all” and there is no clear consensus about ideal leadership structures. A fixed policy requiring separation of the roles fails to consider many factors. Accordingly, leadership structures vary among companies. In fact, Shearman & Sterling's 2023 Corporate Governance & Executive Compensation Survey states that, of the 100 largest U.S. public companies listed on the NYSE and Nasdaq, 54 have a combined CEO/Chair role, and at the 46 companies where the chair and CEO positions are separated, 14 chairs were not independent.
As part of its annual review of leadership structure, the Board considers the role of the Lead Independent Director, whose responsibilities demonstrate the Board’s commitment to empowering the Lead Independent Director to serve as a strong, effective counterbalance to the CEO. The Lead Independent Director role at the Firm is robust, focusing on the Board’s priorities and processes, and his responsibilities include facilitating independent oversight of management and promoting open dialogue among the independent directors during Board meetings, at executive sessions without the presence of the CEO, and between Board meetings. Contrary to the claims of this proposal, our Lead Independent Director has meaningful duties and plays an important role in the Board’s, and the Firm’s, success. The Board, the Firm, and shareholders benefit from the independence and depth of knowledge and skill possessed by our Lead Independent Director as well as his continuity of experience that complements ongoing Board refreshment.
The current Lead Independent Director, Stephen B. Burke, is independent. His tenure has allowed him to gain invaluable institutional knowledge, making him extremely effective as Lead Independent Director. Mr. Burke has been overwhelmingly supported by shareholders, receiving more than 90% of shareholder votes for each election during his tenure.
The Firm’s long-term performance is another factor the Board considers in determining its leadership structure. The Firm’s continued strong financial performance and meaningful progress on key initiatives, as described throughout this Proxy Statement, demonstrate that the current structure allows for effective execution on strategic priorities. The proponent asserts that having an independent board chairman “whenever possible” is best practice, without providing any empirical evidence demonstrating a significant relationship between having separate Chair and CEO roles and strong company performance. In contrast, with Mr. Dimon serving as both Chairman and CEO, the Firm has delivered ROTCE that has consistently and substantially outperformed that of our PSU performance group, and an investment made in JPMC 10 years ago would have outperformed that of the KBW Bank and S&P Financials indices. This enduring outperformance – including the Firm reporting the highest earnings in 2023 of any bank in U.S. history – demonstrates the capabilities of the current Chairman and CEO in overseeing the Firm’s business in the combined role and the effectiveness of the Board’s discretion in determining its leadership structure.
In 2022, the Board enhanced its Corporate Governance Principles, based on its annual review of its leadership structure and in response to shareholder feedback. The Board considered feedback through extensive shareholder outreach that identified both a preference among some shareholders for separate Chair and CEO positions and strong support for the current CEO. As a result, the Board enhanced our Corporate Governance Principles to provide, upon the next CEO transition, that the Chair and CEO positions will be separate, subject to the Board’s determination at the time of transition of the Board leadership structure that best serves the Firm and its shareholders. In exercising its discretion, if the Board determines that retaining the current Chair, or an otherwise non-independent director as Chair, would best serve the interest of the Firm, it will also retain a strong Lead Independent Director to facilitate independent oversight of management. The Board will continue to evaluate the structure on an annual basis even after the transition.
Finally, it is unclear what the proponent intends in suggesting that the Firm adopt a “Temporary Chairman.” This is not a standard corporate governance practice and would undermine the authority of the Chair role at JPMorgan Chase.

2024 PROXY STATEMENT	93	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
The Board recommends a vote against this proposal because it promotes an overly restrictive, mechanical analysis of the leadership structure of the Board that would prevent the Board from exercising its discretion to make the best-informed decision on its leadership structure. Proper exercise of discretion is critical to the Board's ability to fulfill its fiduciary duties. The Board believes that its general policy on separating the Chair and CEO roles upon the next CEO transition, its strong governance practices in determining its leadership structure and its empowerment of the current Lead Independent Director, best serve the Firm and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 6 — HUMANITARIAN RISKS DUE TO CLIMATE CHANGE POLICIES
National Legal and Policy Center has advised us that it intends to introduce the following resolution:
WHEREAS: The global energy crisis has focused the public's and policy makers' attention on the effects from rising energy prices. Russia's invasion of Ukraine is partially to blame, but the haphazard worldwide transition to so-called1 "green" energy has arguably inflicted greater harm via toxic pollution and energy prices:2
•According to Fatih Birol, Executive Director of the International Energy Agency, developing nations are the most vulnerable to rising fossil fuel prices.3 "Birol said those who will be hit hardest include oil-importing nations in Africa, Asia and Latin America because of higher import prices and their weaker currencies."
•760 million people, primarily in Africa and Asia, still don't have access to electricity, according to the IEA.4
•Reduced investment in fossil fuels disproportionately impacts the poor.5 "Reducing poverty is not feasible without access to cheap and reliable energy."6
•Developing nations represent potential sources of business growth—or decline—for JPMorgan Chase & Co. ("JPM") and the global economy.
SUPPORTING STATEMENT: JPM has made energy transition policies integral to its lending and underwriting activities:
•JPM joined the Net-Zero Banking Alliance in October 2021.7 The NZBA is a group of leading global banks, convened by the United Nations, committed to transitioning the economy to net-zero emissions by 2050.8
•JPM has pledged to finance and facilitate $2.5 trillion in climate action and sustainable development by 2030.9
•JPM is targeting a 31% reduction in emissions from crude steel production and a 36% reduction from aviation by 2030.10
•JPM has promised to phase out "credit exposure" to the coal extraction industry by 2024.11
•"The J.P. Morgan Development Finance Institution (JPM DFI) was established in January 2020 to mobilize finance in support of the UN Sustainable Development Goals in emerging economies."
JPM's climate policies appear to conflict with its commitment to the SDGs,12 especially the first goal of "no poverty."13
RESOLVED: Shareholders request the Board of Directors to oversee an audit that analyzes the impacts, both adverse and beneficial, of JPM's climate transition policies regarding the economic and humanitarian effects on emerging nations, which rely heavily on - but have limited access to - fossil fuels and other non-"renewable" sources of power, such as nuclear. Perspectives from a full spectrum of respected economists, nongovernmental organizations, research firms, and public-interest groups could be considered. JPM should avoid one-sided political or viewpoint bias, with the auditor consulting specialists across a range of stances - including those who may rebut prevailing corporate media- and government-driven narratives on climate and energy. Among perspectives that may be considered include experts such as Alex Epstein, Michael Shellenberger, Bjorn Lomborg, Robert Bryce, Roy Spencer, John Christy, Roger Pielke, Jr., Richard Lindzen, and others.
A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be published on JPM's website.
1    https://www.dailymaiI.co.uk/sciencetech/article-12545855/Devastating-transition-green-energy-metal-mining-23-million-people-toxic-waste-rivers-polIuted-farmland.htmI
2    https://www.wsj.com/articles/americas-new-energy-crisis-11659153633
3    https://www.cnbc.com/2022/10/26/iea-developing-nations-the-number-one-casualty-of-the-energy-crisis.html
4    https://www.iea.org/reports/sdg7-data-and-projections/access-to-electricity
5    https://www.brookings.edu/articles/it-is-unfair-to-push-poor-countries-to-reach-zero-carbon-emissions-too-early/
6    https://thebreakthrough.org/journal/no-16-spring-2022/let-them-eat-carbon
7    https://www.bloomberg.com/news/articles/2021-10-08/jpmorgan-joins-net-zero-banking-alliance-with-emissions-pledge#xj4y7vzkg
8    https://www.unepfi.org/net-zero-banking/
9    https://www.jpmorganchase.com/news-stories/jpmc-to-advance-climate-action-and-sustainable-dev-goals
10    https://www.reuters.com/business/sustainable-business/jpmorgan-sets-2030-emissions-targets-polluting-industries-2022-12-22/
11    https://www..cnbc.com/2020/02/25/jpmorgan-says-it-will-fund-200-billion-in-sustainable-deals-this-year.html
12    https://www.jpmorganchase.com/impact/sustainability/es-commitments
13    https://sdgs.un.org/goals

JPMORGAN CHASE & CO.	94	2024 PROXY STATEMENT

SHAREHOLDER PROPOSALS
BOARD RESPONSE TO PROPOSAL 6
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•JPMorgan Chase believes in free enterprise and does not “boycott” companies or sectors. Our decisions are made based on facts, business principles and long-term shareholder value, not social or political agendas.
•The Firm's objectives across our sustainable development activities and climate are complementary, and our investment objectives in both areas contribute to the Firm’s Sustainable Development Target, described below.
•The Firm’s commitment to finance and facilitate $2.5 trillion to advance long-term solutions that address climate change and contribute to sustainable development (“Sustainable Development Target”) explicitly supports the United Nations Sustainable Development Goals, the first of which is poverty eradication. In 2021 and 2022, the Firm financed and facilitated $204 billion toward development finance, the sustainable development component of our target.
•The Firm supports clients across the energy sector. In the energy sector, our financing activity reflects the need to balance energy transition with energy security, reliability and affordability, and the reality that the world will continue to require fossil fuels in coming years as alternative energy sources scale up. The Firm has established climate targets that reflect this balance.
•The requested audit would not be meaningful as it is unclear how impacts of the Firm’s current approach to sustainable development on “economic and humanitarian effects on emerging nations” could be defined or quantified as part of an audit. Indeed, the proposal does not point to any evidence that the Firm's approach has had such impacts.
•The requested audit would divert time, attention and resources from the meaningful work the Firm is already doing and would incur unnecessary costs, at shareholders’ expense, given the extensive reporting and disclosure the Firm already provides.

JPMorgan Chase makes independent business decisions based on facts and business principles to advance the long-term interests of the Firm and our shareholders. We seek to inform our decision-making with input from relevant subject matter experts and stakeholders without regard to their political or social leanings. This approach helps enable us to make independent decisions based on business principles. We note that the proposal advances views that are skeptical of modern scientific consensus regarding climate change. In contrast, our business principles-based approach is designed to “avoid one-sided political or viewpoint bias,” as urged by the proposal.
At its core, the proposal focuses on one particular view of climate change, and offers no evidence to support its contention that our commitments relating to climate and development finance are incompatible with each other. We believe our ability to capitalize upon opportunities and manage risk, including those presented by a transition to a low-carbon economy, depend on continued focus on facts, without regard to political or ideological agendas.
The Firm’s objectives across our sustainable development activities and climate are complementary. JPMorgan Chase has committed to finance and facilitate $2.5 trillion over 10 years — from 2021 through the end of 2030 — to advance long-term solutions that address climate change and contribute to sustainable development (“Sustainable Development Target”), which we believe will help accelerate the transition to a low-carbon economy while also supporting socioeconomic development and inclusive growth for people and communities around the world. As this finance target is measured across both sustainability and climate, those objectives are by definition complementary.
More importantly, we do not agree with the implied premise that progress on business-driven climate objectives hinders progress on sustainable development, or vice versa. The Firm’s sustainable development activities are focused in three areas, one of which is development finance to support socioeconomic development in emerging economies, with an emphasis on mobilizing capital to advance the United Nations Sustainable Development Goals (“SDGs”). Contrary to the proponent’s claim that our policies appear to conflict with the SDGs, in 2021 and 2022, the Firm financed and facilitated $482 billion toward its Sustainable Development Target, including $204 billion for development finance.
The Firm pursues its sustainable development activities while also supporting clients in the energy sector, where our financing activity reflects the need to balance energy transition with energy security, and the reality that the world will continue to require fossil fuels in coming years as alternative energy sources scale up. We have consistently recognized the need to work toward achieving global environmental goals in a way that supports the world’s growing energy demand to power societal and economic progress and fosters equitable energy access, reliability, security and affordability. The Firm does not have a policy to prohibit fossil fuel finance in developing nations. Rather, JPMorgan Chase provides financial services across industries and geographies, with the ambition to fulfill banking's essential purpose of helping people, businesses of all sizes and vital institutions achieve their goals. And in fact, third parties regularly recognize the Firm as one of the largest financiers of both clean and traditional energy in the world. Our Center for Carbon Transition (“CCT”) provides clients with strategic advice on their long-term decarbonization plans and works with industry and product teams to structure financing solutions to help clients drive progress toward their decarbonization goals.

2024 PROXY STATEMENT	95	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
In addition, in November 2023, the Firm expanded its oil and gas end use (Scope 3) target to its current Energy Mix target, which includes financed zero-carbon power generation. The Energy Mix target encompasses a broader view of energy supply that better captures the system-wide substitution from oil and natural gas to low-carbon fuels and zero-carbon electricity generation and better reflects how we support the world’s energy transition. Use of the Energy Mix target promotes financing that is sensitive to the supply of different types of energy which is inconsistent with the sort of trade-offs the proposal implies.
More detailed information about the Firm’s Sustainable Development Target, the Development Finance Institution and CCT and other efforts is available on the Investor Relations page of our website which includes the Firm's annual Climate and ESG Reports.
Finally, the requested audit would not be meaningful as it is unclear how impacts of the Firm’s approach to sustainable development on “economic and humanitarian effects on emerging nations” could be defined or quantified as part of an audit. Indeed, the proposal does not point to any evidence that the Firm's approach has had such impacts. The audit requested by the proposal would divert time, attention and resources away from the meaningful work the Firm is already doing and would incur unnecessary costs, at shareholders' expense, given the extensive reporting and disclosure the Firm already provides.

The Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 7 — INDIGENOUS PEOPLES' RIGHTS INDICATORS
The United Church Funds has advised us that it intends to introduce the following resolution:
RESOLVED: Shareholders request the Board of Directors provide a report to shareholders, at reasonable cost and omitting proprietary and confidential information, outlining the effectiveness of JPMorgan Chase & Co.’s policies, practices, and performance indicators in respecting internationally-recognized human rights standards for Indigenous Peoples’ rights in its existing and proposed general corporate and project financing.
WHEREAS: The UN Declaration on the Rights of Indigenous Peoples and International Labour Organization Convention
169 concerning Indigenous and Tribal Peoples in Independent Countries are internationally-recognized standards for Indigenous Peoples’ rights.1 Violation of these rights presents risks for JPMorgan that can adversely affect shareholder value, including reputational damage, project disruptions, and civil and criminal liability.2 JPMorgan has a history of financing projects and companies that violate Indigenous rights, including bankrolling the Dakota Access pipeline in 20163 and providing $1.8 billion to Enbridge between 2016 and 2020 to enable the widely opposed Enbridge Line 3 and Line 5 tar sands pipeline reroutes.4
Indigenous leaders from the Great Lakes tribes have called Enbridge’s Line 5 pipeline reroute “an act of cultural genocide.”5 A 2022 ruling found that Line 5 was operating illegally on Bad River Band territory since 2013.6 Michigan’s twelve federally recognized Tribal Nations requested President Biden to decommission Line 5 in 2021,7 noting Enbridge’s deceptive tactics, poor environmental track record, and risk of “catastrophic damage” to Indigenous rights.8 Companies like Enbridge, financed by JPMorgan, consistently fail to meet the international standard of free, prior, and informed consent (FPIC) with affected tribes.9
JPMorgan is additionally the subject of ongoing protests for its role as the largest financier of oil and gas operations in the Amazon rainforest that pose “an existential threat” to Indigenous Peoples.10 For example, JPMorgan finances Gran Tierra Energy, which has been connected to Indigenous Rights violations of the Inga and Pastos people in Columbia since 2012.11 Despite making commitments to protect UNESCO sites,12 JPMorgan finances PetroAmazonas, which operates in the Yasuni UNESCO Reserve despite clear Indigenous opposition.13 Ecuadorian courts ruled in 2019 that Waorani Peoples were not adequately consulted.14 In August 2023, a referendum vote opted to halt drilling in Yasuni Park, which the company estimates will cost $1.2 billion in income.15
JPMorgan faces reputational risk if its climate commitments are discredited by its own financing activities.16 JPMorgan’s human rights and risk management policies do not clearly define FPIC, nor include guidance on how JPMorgan addresses companies with track records of violating Indigenous rights. Though JPMorgan adheres to the Equator Principles to manage environmental and social risk, Indigenous experts have described them as “critically weak” and not aligned with international human rights standards.17 Effective policies that protect Indigenous rights are critical to managing material risk.
1    https://www.un.org/development/desa/indigenouspeoples/declaration-on-the-rights-of-indigenous-peoples.html; https://www.ilo.org/dyn/normlex/en/f?p=NORMLEXPUB:12100:0::NO::P12100_INSTRUMENT_ID:312314
2    https://www.colorado.edu/program/fpw/sites/default/files/attached-files/social_cost_and_material_loss_0.pdf; https://amazonwatch.org/news/2022/0622-the-business-case-for-indigenous-rights
3    https://www.democracynow.org/2016/9/9/who_is_funding_the_dakota_access
4    https://www.ran.org/wp-content/uploads/2020/12/RAN-Briefing_Line3_KXL.pdf
5    https://www.stopline3.org/news/women-leaders-line5
6    https://michiganadvance.com/wp-content/uploads/2022/09/20515906551-1.pdf
7    https://www.baymills.org/_files/ugd/869f65_f8e5288d82084540a9f0e7d5d6c0921f.pdf
8    https://narf.org/nill/documents/20210510BayMills_banish_Enbridge.pdf?_ga=2.239143744.2105983367.1624287541-1503385769.1619537483
9    https://www.colorado.edu/program/fpw/2022/06/13/united-nations-responds-second-time-violations-anishinaabe-rights-signals-priorities
10    https://amazonwatch.org/news/2021/1111-cop26-frontline-communities-confront-jpmorgan-chase-on-violating-indigenous-rights-and-financing-the-climate-crisis
11    https://exitamazonoilandgas.org/ ; https://news.mongabay.com/2022/06/how-colombia-disenfranchised-indigenous-inga-communities-in-favor-of-oil/
12    https://whc.unesco.org/en/no-go-commitment/ ; https://www.jpmorganchase.com/content/dam/jpmc/jpmorgan-chase-and-co/documents/jpmc-esg-report-2022.pdf
13    https://www.ft.com/content/8e1acf14-e467-11e9-b8e0-026e07cbe5b4
14    https://www.ohchr.org/en/stories/2019/09/courts-rather-spears-used-defend-indigenous-territories
15    https://news.mongabay.com/2023/08/ecuador-referendum-halts-oil-extraction-in-yasuni-national-park/
16    https://climatejusticealliance.org/jpmorgan/
17    https://www.colorado.edu/program/fpw/2019/11/19/first-peoples-response-ep4-critically-weak-equator-principles-puts-global-development

JPMORGAN CHASE & CO.	96	2024 PROXY STATEMENT

SHAREHOLDER PROPOSALS
BOARD RESPONSE TO PROPOSAL 7
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•JPMorgan Chase supports fundamental principles of human rights across all our lines of business and in each region of the world in which we operate.
•Part of the Firm’s risk management process includes assessing our clients’ approach to, and performance on, environmental and social (“E&S”) matters, including those related to Indigenous Peoples’ rights, where appropriate. We have firmwide policies and standards, including an escalation and due diligence process conducted by E&S subject matter experts when a client’s transaction is considered to have material impacts related to Indigenous Peoples.
•The Proponent makes inaccurate assertions about the Firm’s financing activities and cites subjective determinations by sources that are not necessarily aligned with or knowledgeable about our shareholders’ long-term financial interests.
•The Firm has adopted and implemented appropriate policies and practices that address the concerns raised by the proponent.

JPMorgan Chase supports fundamental principles of human rights across all our lines of business and in each region of the world in which we operate. The Firm’s respect for the protection and preservation of human rights is guided by the principles set forth in the United Nations Universal Declaration of Human Rights and in the United Nations Guiding Principles for Business and Human Rights. Where relevant, we consider a range of internationally recognized principles to inform the Firm’s approach in managing certain E&S risks, including the International Finance Corporation’s (IFC) E&S Performance Standards, which address the treatment of Indigenous Peoples and includes the principle of Free, Prior and Informed Consent (FPIC).
Part of the Firm’s risk management process includes, where appropriate, assessing our clients’ approach to, and performance on, E&S matters, including those related to Indigenous Peoples’ rights. The Firm maintains firmwide policies and standards for the consistent identification, escalation and management of transactions and activities that present increased E&S risk, which include an escalation and due diligence process conducted by E&S subject matter experts when a client’s transaction is considered to have material impacts related to Indigenous Peoples.
When material risk and impacts are identified with regard to Indigenous Peoples, our policies require due diligence to be undertaken to review and confirm how the projects and transactions demonstrate effective stakeholder engagement with affected communities, workers and, where relevant,
Indigenous Peoples. We recognize that allegations may represent potential risk, including reputation risk, and our due diligence in relation to E&S issues includes due diligence and engagement with clients or prospective clients, negative media screening and a review of allegations and clients’ related practices. Where negative media and/or allegations are identified, the Firm takes steps to determine materiality, mitigants and disposition.
Further, the Firm may engage directly with client companies to better understand their commitments, capacities and track records pertaining to Indigenous Peoples. Some companies that operate in multiple jurisdictions with actual and potential impact to Indigenous Peoples’ land and natural resources may take steps to mitigate those impacts with strong policies and procedures regarding Indigenous Peoples.
If significant issues are not resolved, including, specifically, issues pertaining to Indigenous Peoples, transactions may be escalated, when warranted, to a committee of the senior leaders of the Firm.
In its Supporting Statement, the proponent inaccurately describes the Firm’s financing activities and cites a number of allegations against companies and projects, with references to subjective determinations by sources that are not necessarily aligned with or knowledgeable of our shareholders’ long-term financial interests. In contrast, our approach is to assess the substance of allegations, so we can make informed decisions based on facts, as we strive to meet our responsibilities to our clients and our shareholders while managing risk appropriately.
The Firm’s risk-based approach to E&S issues, including to those related to Indigenous Peoples, is intended to prevent adverse impacts and related reputation risk. The proponent has failed to provide any credible evidence of the ineffectiveness of this approach. The requested report would incur unnecessary expense and would not provide shareholders with meaningful additional information.

The Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 8 — PROXY VOTING ALIGNMENT
The Maryknoll Sisters of St. Dominic, Inc. has advised us that it intends to introduce the following resolution:
WHEREAS: JPMorgan Asset Management (JPMAM) is a respected global financial services leader.
JPMAM understands the urgency and materiality of climate risk and its negative impact on companies and the economy. Jamie Dimon’s 2023 letter to shareholders says “The window for action to avert the costliest impacts of global climate change is closing. … (We) — companies and investors — need to become more active and involved in proxy issues each year to foster better communication between the investors and the board of the companies they own”.1
1    https://reports.jpmorganchase.com/investor-relations/2022/ar-ceo-letters.htm

2024 PROXY STATEMENT	97	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
However, JPMAM’s voting record on climate-related proposals has dropped dramatically putting us far behind other investment firms. According to ShareAction’s 2022 ranking of the top 68 managers voting record on 252 shareholder proposals, JPMAM ranked 57th of 68 asset managers assessed.
In 2023 JPMAM votes declined further on climate and racial justice resolutions, for example voting for only 15 climate resolutions out of 65 (from NPX filings of S&P 500 companies provided by Diligent).
This proxy voting record seems inconsistent with JPMAM’s membership in several investing initiatives:
•The Principles for Responsible Investment (PRI), a global investor network representing over $120 trillion in assets, urges investors to vote on ESG issues prioritizing “addressing systemic sustainability issues”.
•The Net Zero Asset Managers Initiative supports voting policies consistent with net zero emissions by 2050.
When voting, JPMAM looks primarily at near-term risk for a specific company, not risk to the whole portfolio which we believe is shortsighted.
The PRI and the Chartered Financial Analyst Institute recently announced a new definition of stewardship:
“The use of investor rights and influence to protect and enhance overall long-term value for clients and beneficiaries, including the common economic, social, and environmental assets on which their interests depend…
Investor influence does not constitute stewardship unless it is used to protect and enhance overall long-term value for clients and beneficiaries. Using influence to promote short-term performance or the performance of individual companies, industries, or markets, without regard to overall value, does not constitute stewardship.”2
Similarly, diversity issues are of material importance to companies and investors. For years JPMAM worked to be a diversity leader, yet its proxy voting on diversity issues are misaligned with its stated positions.
We further believe fiduciary responsibility requires evaluating the impacts of climate and diversity risks on both portfolio companies and total portfolios. Thus, we request this special review.
RESOLVED: Shareowners request the Board of Directors initiate a review of both JPMAM’s 2023 proxy voting record and proxy voting policies related to diversity and climate change and report results to shareholders, prepared at reasonable cost, omitting proprietary information.
SUPPORTING STATEMENT: Proponents suggest the review include the following:
•Any misalignment of JPMAM’s policy and voting record with the goals of the Paris Agreement, industry initiatives of which JPMAM or the bank is part and JPMAM’s own stated policies.
•A comparison with the voting records of other major investment firms and mutual funds.
•Recommendations for strengthening voting guidelines on diversity and climate-related issues.
BOARD RESPONSE TO PROPOSAL 8
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•J.P. Morgan Asset Management Inc. (“JPMAM”), as a fiduciary to its clients, is committed to voting proxies solely in the best long-term interests of its clients, without its decisions being constrained or dictated by its membership in organizations or pursuing other social initiatives or objectives.
•JPMAM already provides, and continues to enhance, detailed reporting through various channels to its clients concerning its stewardship activities including engagement and proxy voting.
•Other asset managers’ proxy voting records are irrelevant as JPMAM makes its own fiduciary decisions for its client accounts. Voting statistics are not determinative of whether JPMAM has acted in the best long-term interests of its client accounts and do not reflect the assessments JPMAM brings to individual shareholder proposals.
•JPMAM’s proxy voting practices are reasonably designed to appropriately focus on specific long-term risks and opportunities at individual companies with the objective of encouraging action that enhances long-term shareholder value for JPMAM’s clients. The proponent asserts that proxy voting should, instead, be used at an individual company to enhance “common economic, social, and environmental assets.” This approach may cause negative unintended consequences in a wide variety of circumstances as it could be contrary to investment objectives or harm client accounts.
•JPMAM stewardship priorities include climate change and diversity issues, among others, due to the financially material risks we believe these issues may pose to the companies in which we invest. In addition, JPMAM already provides voting guidelines applicable to diversity and climate-related issues that allow JPMAM to review proposals case by case, taking into account what it believes is in the long-term best interests of its clients.

2    https://www.unpri.org/investment-tools/definitions-for-responsible-investment-approaches/11874.article

JPMORGAN CHASE & CO.	98	2024 PROXY STATEMENT

SHAREHOLDER PROPOSALS
J.P. Morgan Asset Management Inc. ("JPMAM")3, as a fiduciary to its clients, is committed to voting proxies solely in the best long-term interests of its clients. JPMAM has adopted policies and procedures that are reasonably designed to meet this objective, including JPMAM’s Global Proxy Voting Guidelines (the “Guidelines”), which include detailed guidelines and procedures for voting proxies on particular types of issues.4 While the Guidelines take into account various regulatory frameworks, business cultures, and business practices in different regions, all of the guidelines have been designed with the objective of encouraging action that enhances long-term shareholder value for JPMAM's clients.
JPMAM votes proxies solely in what it believes is in the best long-term interests of its client accounts without its decisions being constrained or dictated by its membership in organizations or pursuing other social initiatives or objectives. As a global asset manager, JPMAM is a participant in a number of organizations, including certain regional organizations that focus on issues that JPMAM believes are financially material to our client accounts in specific regions. However, JPMAM makes its own independent investment and proxy voting decisions, which are not constrained or dictated by its membership in organizations. To do otherwise would be contrary to JPMAM’s fiduciary duty to its clients.
JPMAM already provides, and continues to enhance, detailed reporting to its clients concerning its stewardship activities, including engagement and proxy voting. Such reporting includes JPMAM’s annual Investment Stewardship Report, filings on Form N-PX for J.P. Morgan mutual funds and ETFs, and reporting to individual clients. This reporting includes detailed information concerning how JPMAM voted particular proxies as well as extensive information on JPMAM’s engagement on issues that it believes are financially material to the long-term interests of its client accounts, including risks associated with climate change and human capital management. JPMAM’s transparency allows its clients to understand how JPMAM implements proxy voting in the best long-term interests of their accounts.
Other asset managers’ proxy voting records are irrelevant. JPMAM makes its own fiduciary decisions for its client accounts, including investment and proxy voting decisions. Given its fiduciary imperative, decisions of other asset managers or mutual funds should not inform the decisions that JPMAM makes for its clients or the development or implementation of JPMAM’s Guidelines. As a fiduciary to its clients, JPMAM does not follow other asset managers to determine how to best implement the investment strategies of JPMAM clients. In this respect, we note that the Proponent has cited voting statistics and comparisons with other asset managers for the proposition that JPMAM is looking only at “near-term risk” for companies held in client accounts. However, voting statistics are not determinative of whether JPMAM has acted in the best long-term interests of its client accounts. For example, such statistics would not include mechanisms by which we can address issues such as through engagement with company management or voting against individual directors when it believes that the company has not addressed material risks. Moreover, such statistics do not reflect the assessments and discretion that JPMAM brings to individual shareholder proposals including background on engagement with companies.
JPMAM’s proxy voting practices are reasonably designed to appropriately focus on specific long-term risks and opportunities at individual companies. The proponent asserts that proxy voting should, instead, be used at an individual company to enhance “common economic, social, and environmental assets.” This approach may cause negative unintended consequences in a wide variety of circumstances as it could be contrary to investment objectives or harm client accounts. For instance, asking an individual publicly owned company to curtail certain activity could result in the transfer of that activity to other public companies or to privately owned or state-owned enterprises, that may have a poorer track record of environmental stewardship. Such action would not only result in transfer of economic returns to these other participants, but could potentially lead to worse environmental and climate outcomes and harm the portfolio.
While the Proponent suggests “strengthening voting guidelines on diversity and climate-related issues,” (emphasis added) it is unclear what this entails. If “strengthening” means voting in favor of more shareholder proposals and against management, such a prescriptive approach would undermine JPMAM’s ability to vote in the best long-term interests of its clients and substitute the judgement of JPMC shareholders for that of JPMAM as a fiduciary.
JPMAM stewardship priorities include climate change and diversity issues, as part of human capital management, due to the financially material risks we believe these issues pose to the companies in which we invest. In addition, JPMAM already has voting guidelines applicable to diversity and climate-related issues. For many shareholder proposals, such guidelines contemplate case by case considerations due to the complexity of the issues involved and the specific facts and circumstances that are relevant to an individual company. For example, as reflected in the Guidelines specific to companies in North America, environmental shareholder proposals are considered on a case-by-case basis, including the relevance of the proposal to the particular issuer, as well as the prescriptiveness of the proposal itself.
3    J.P. Morgan Asset Management (“JPMAM”) is the marketing name of the investment management business of JPMorgan Chase & Co. and its affiliates worldwide. The proxy voting activities of JPMorgan Chase & Co.’s U.S. asset management business are primarily conducted through J.P. Morgan Investment Management Inc. For the sake of simplicity, this response refers to JPMAM.
4    JPMAM has separate guidelines for different regions in which the issuer of a security is organized. In addition, for certain sustainable investing strategies, JPMAM has adopted proxy voting guidelines that replace Environmental and Social Shareholder Issues of the North American Proxy Voting Guidelines and apply only to proxy voting with respect to shares held in accounts whose owners have chosen to invest in certain sustainable strategies.

2024 PROXY STATEMENT	99	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
We believe such guidelines are appropriately tailored to allow JPMAM to review shareholder proposals considering what it believes is in the best long-term interests of its clients. We do not believe that it is in the best interests of our clients to adopt prescriptive guidelines that dictate how JPMAM should vote on every matter. JPMAM is confident that its current approach to voting proxies in accordance with the Guidelines effectively serves its duty to its clients and enhances the long-term value of their accounts. The requested report would not provide shareholders with meaningful additional information, and as such, we do not believe it is necessary.

The Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 9 – REPORT ON DUE DILIGENCE IN CONFLICT-AFFECTED AND HIGH-RISK AREAS
The Sisters of the Presentation of the Blessed Virgin Mary of Aberdeen, South Dakota has advised us that they intend to introduce the following resolution:
RESOLVED: Shareholders request the Board of Directors commission an independent third-party report, at reasonable cost and omitting proprietary information, on JPMorgan Chase’s (JPMC) due diligence process to determine if and how its lending, underwriting, or other services in conflict-affected and high-risk areas (CAHRA) expose it to human rights and other material risks.
Shareholders seek a report that, at board and management discretion:
•Discusses how JPMC assesses, mitigates, and reports human rights and material risks in CAHRA; and
•Evaluates whether additional policies, practices, and governance measures are needed to mitigate risks.
WHEREAS: The World Bank estimates that by 2030 nearly two-thirds of the world’s poor will live in settings characterized by fragility, conflict, and violence,1 and thus may have heightened vulnerability to widespread human rights abuses and violations of national or international law. Given the se endemic risks, the United Nations Guiding Principles on Business and Human Rights and the Equator Principles call on companies to conduct heightened human rights due diligence2 and analyze potential violations of international humanitarian law during human rights assessments.3
CAHRA also include a higher prevalence of material risks.
The International Finance Corporation reports that companies in conflict-affected settings “face business risks that are much greater than those in other emerging markets,” including destruction of physical capital, deaths and injuries, weak state control, and supply-chain disruptions.4 A recent survey of executives indicated 97 percent of respondents altered investment plans and over one-third relocated operations, due to geopolitical volatility.5
Multilateral organizations, states, and accounting bodies are passing legislation on mandatory due diligence6 and sustainable investment reporting in the European Union,7 and calling for companies to report on human rights and conflict as material risks.8 In a 2022 report, “conflict risk” was the second leading environmental, social, and governance criterion among institutional investors representing over $6 trillion assets under management.9
As the world’s largest bank by market capitalization, JPMC has operations and relationships in numerous CAHRA where it has counterparties, partners, or clients that are implicated in corruption, armed conflict, violations of international humanitarian and human rights law, and environmental degradation. Examples include JPMC providing lending and underwriting services for state agencies and affiliated companies in China,10 Guinea,11 Kazakhstan,12 Mozambique,13 Myanmar,14 Russia,15 Saudi Arabia,16 and Venezuela17 – JPMC’s Human Rights Policy18 and Environmental and Social Policy Framework19 notwithstanding.
JPMC trails peers that adopted measures to mitigate these risks, including ABN AMRO Bank N.V.,20 Citi Group,21 and ANZ.22
1    https://www.worldbank.org/en/topic/fragilityconflictviolence/overview
2    https://www.undp.org/publications/heightened-human-rights-due-diligence-business-conflict-affected-contexts-guide
3    https://equator-principles.com/app/uploads/Human_Rights_Assessment_Sept2020.pdf
4    https://www.ifc.org/content/dam/ifc/doc/mgrt/201902-ifc-fcs-study.pdf
5    https://assets.ey.com/content/dam/ey-sites/ey-com/en_us/topics/ceo/ey-ceo-outlook-pulse-survey-january-2023-global-report.pdf
6    https://commission.europa.eu/business-economy-euro/doing-business-eu/corporate-sustainability-due-diligence_en
7    https://finance.ec.europa.eu/sustainable-finance/disclosures/sustainability-related-disclosure-financial-services-sector_en
8    http://www.entegreraporlamatr.org/tr//mailing/25122020/images/Reporting-on-enterprise-value_climate-prototype_Dec20.pdf
9    https://trends2022highlights.com/
10    https://www.bankingonclimatechaos.org/
11    https://www.banktrack.org/project/lefa_gold_mine
12    https://www.business-humanrights.org/en/from-us/extractives-in-eastern-europe-central-asia/investor-summary/
13    https://www.banktrack.org/project/mozambique_lng
14    https://www.banktrack.org/download/investing_in_the_military_cartel_19_international_banks_invest_over_us65_billion_in_companies_linked_to_myanmar_regime_and_atrocities/ 210726_final_investing_in_the_military_cartel_updated_report.pdf
15    https://putin100.org/index.html#ranking
16    https://bankingonclimatechaos.org/
17    https://www.icij.org/investigations/fincen-files/global-banks-defy-u-s-crackdowns-by-serving-oligarchs-criminals-and-terrorists/
18    https://www.jpmorganchase.com/about/our-business/human-rights
19    https://www.banktrack.org/download/environmental_and_social_policy_framework_10/211012_environmentalandsocialpolicyframeworkdatedoct82021.pdf
20    https://assets.ctfassets.net/1u811bvgvthc/DJ2luR6Luk4gy0vpHqXZp/bbae98ca816b61efe381cd8150b9d740/ABN_AMRO_-_Human_Rights_Report_2022.pdf
21    https://www.citigroup.com/rcs/citigpa/storage/public/Global-ESG-Report-2022.pdf
22    https://www.nortonrosefulbright.com/en/knowledge/publications/cac8443e/anz-sets-a-global-precedent-with-adoption-of-human-rights-grievance-mechanism

JPMORGAN CHASE & CO.	100	2024 PROXY STATEMENT

SHAREHOLDER PROPOSALS
BOARD RESPONSE TO PROPOSAL 9
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•JPMorgan Chase supports fundamental principles of human rights across all our lines of business and in each region of the world where we have a presence.
•JPMorgan Chase considers a range of internationally recognized principles to inform the Firm’s approach in managing these risks, as indicated in our ESG Report.
•Part of the Firm’s risk management process includes assessing our clients’ approach to environmental and social (“E&S”) matters, including those related to human rights, where appropriate. We have firmwide policies and standards, including an escalation and due diligence process conducted by E&S subject matter experts when a new or existing client’s transaction is considered to have material risks related to human rights.
•The proposal makes broad, unsubstantiated allegations that the Firm has operations and relationships that are implicated in violations of international humanitarian and human rights law, and cites a number of subjective, inaccurate and biased determinations by sources that are not necessarily aligned with shareholders’ long-term financial interests.
•The Firm has adopted and implemented appropriate policies and practices that address the concerns raised by the proponent. The proponent has not evidenced the need for or potential benefit of the requested report.

JPMorgan Chase supports fundamental principles of human rights across all our lines of business and in each region of the world where we have a presence. We recognize that human rights and social risk issues are a significant global challenge. Some companies and projects within our portfolio may be linked to areas where there are ongoing or potential conflicts arising from geo- and socio-political instability. As these conflicts have the potential to increase risk, the decision to support companies and projects in these areas needs to be considered holistically, including the benefit to communities of continued financial services and support.
JPMorgan Chase considers a range of internationally recognized principles to inform the Firm’s approach in managing these risks, as indicated in our ESG Report.
A part of the Firm’s risk management process includes assessing our clients’ approach to environmental and social (“E&S”) matters, including those related to human rights, where appropriate. We have firmwide policies and standards for the consistent identification, escalation and management of transactions and activities that present increased E&S risk, which include an escalation and due diligence process conducted by E&S subject matter experts when a client’s transaction is considered to have material impacts.
When material risk and impacts related to human rights are identified or due diligence indicates unresolved questions about the existence of such practices, the Firm may engage directly with clients or prospective clients to better understand their commitments, capacities and track records. Engagements may focus on the material issues around environmental and social risk and impacts, including those regarding the client's operations, or otherwise affected by the client’s activities. If significant issues are not resolved, transactions may be escalated, when warranted, to a committee of the senior leaders of the Firm.
The proposal makes broad, unsubstantiated allegations that the Firm has operations and relationships that are implicated in violations of international humanitarian and human rights law and cites a number of subjective determinations by sources that are not necessarily aligned with shareholders’ long-term financial interests. Further, the proponent claims – without providing any detail – that the Firm’s approach to human rights lags behind three other banks. We disagree and believe that our approach to human rights risk management is appropriate and industry-aligned.
The Firm conducts its business based on facts as we strive to meet our responsibility to clients and shareholders. Where there are allegations of human rights violations associated with a client or prospective client’s transaction, our policies require that a review is undertaken and robust diligence conducted to determine the accuracy of the allegations. When concerns are identified, steps are taken to determine factual details, materiality, mitigants and disposition.
The proponent is requesting a report prepared by an independent third-party, but has not explained how a third-party would prepare such a report or how such a report would benefit shareholders. The Board believes that the Firm has already adopted and implemented appropriate policies and practices that meaningfully address the concerns raised by the proponent. Given the expense and administrative resources that would be required to produce the report – and the lack of benefit to shareholders – we recommend against the proposal.

The Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 10 – SHAREHOLDER OPPORTUNITY TO VOTE ON EXCESSIVE GOLDEN PARACHUTES
John Chevedden has advised us that he intends to introduce the following resolution:
Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers' new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to Named Executive Officers.

2024 PROXY STATEMENT	101	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.
Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests.
This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.
This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.
This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.
The topic of this proposal received and between 51% and 65% support at:
FedEx
Spirit AeroSystems
Alaska Air
Fiserv
Please vote yes:
Shareholder Opportunity to Vote on Excessive Golden Parachutes - Proposal 10
BOARD RESPONSE TO PROPOSAL 10
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•The Firm does not provide golden parachute agreements, including any accelerated cash/equity payments or special benefits upon a change in control. There are no employment agreements, and Named Executive Officers (“NEOs”) are not entitled to special severance benefits; all employees participate at the same level of severance that is capped at 52 weeks of salary or $400,000 for U.S. based employees.
•The key terms of the proposal are not compatible with our Firm's compensation program for our NEOs, which is designed to effectively align executive interests with shareholder value. Implementing the proposal would introduce challenges in interpretation and execution, potentially undermining the well-established balance we have achieved in our executive compensation structure. Specifically, the proposal would require shareholder approval of severance packages “that exceed 2.99 times the sum of the executive’s base salary plus target short-term bonus,” which is not appropriate based on the structure of our compensation program. We do not have a separate short-term bonus program, nor do we set target pay levels for our NEOs.
•There are further ambiguities and inconsistencies in the proposal on the definition and treatment of equity awards; the inclusion of equity awards does not align with general market practices, particularly as it relates to the much broader definition of golden parachute as described in the proposal.
•The Firm’s compensation philosophy promotes a fair and well-governed, long-term approach to compensation, including pay-for-performance practices that effectively align the interests of executives and shareholders. Compensation for NEOs is subject to strong Board oversight.
•The Firm conducts an extensive shareholder outreach and engagement program to directly solicit and discuss feedback with our shareholders; during which, our shareholders have not raised specific feedback or concerns relating to the Firm’s severance policies or practices.

JPMORGAN CHASE & CO.	102	2024 PROXY STATEMENT

SHAREHOLDER PROPOSALS

•In addition to our shareholder engagement program, shareholders have a detailed view into our severance policies and have a number of mechanisms to express their views on the Firm’s executive compensation program, including an annual Advisory Vote on Executive Compensation (“Say on Pay”). Furthermore, the Firm’s Long-Term Incentive Plan (“LTIP”) is approved by shareholders and governs the specified provisions in the equity award agreements on the treatment of unvested equity awards under certain termination events.

As described in the Compensation Discussion and Analysis (“CD&A”) in this proxy statement, the Firm does not provide golden parachute agreements, including any accelerated cash/equity payments or special benefits upon a change in control. There are no employment agreements, and NEOs are not entitled to special severance benefits; all employees participate at the same level of severance. All employees, including NEOs, are eligible for the same severance benefits, based on years of service, capped at 52 weeks with a maximum credited salary (i.e., capped at $400,000 for U.S. NEOs, or £275,000 in the case of Ms. Lake). Moreover, NEOs are not entitled to any special benefits upon termination.
NEOs’ potential termination payments, whether for death, retirement, or involuntary termination without cause, are disclosed annually in the proxy statement (see "VII. 2023 Potential Payments Upon Termination or Change in Control" on page 69), and the Firm is required to disclose the material terms of any such agreement and actual termination payments to NEOs. Additionally, the Firm is required to disclose the adoption, amendment, or termination of any material compensation contracts or arrangements with an NEO. All such disclosures are to be made through a Form 8-K filing or as an exhibit to the quarterly or annual report.
The proposal would require the Board to “retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.” We believe this after-the-fact requirement is not as effective as our current practices.
The shareholder proposal should also be rejected due to its inherent ambiguity, which leaves room for misinterpretation and hinders our ability to effectively implement and measure its intended outcomes. This proposal may be limited, as entitled, to “golden parachute” payments that are traditionally awarded in the uncommon event of a change of control – or interpreted to mean that it should apply to payments awarded under any termination trigger, including in the event of retirement, employment termination or resignation. In either case, the proposal is impractical and not founded on the Firm’s practices. For example, whenever there was an NEO departure, the proposal would seemingly require shareholder approval of severance packages “that exceed 2.99 times the sum of the executive’s base salary plus target short-term bonus.” The proponent does not define the reference to a short-term bonus, and thus, it is uncertain what would actually be factored into the proposed 2.99 calculation given that the Firm’s compensation program does not include separate short-term bonuses or targets for short-term bonuses, variable compensation or total compensation. These newly conceived bonuses would supplant the pay decisions and processes of the Compensation & Management Development Committee (“CMDC”) which first determines Operating Committee (“OC”) members’ total compensation levels and then establishes the appropriate variable pay mix between an annual cash award and long-term equity, including PSUs and RSUs.
There are further ambiguities and inconsistencies in the proposal on the definition and treatment of equity awards under different termination scenarios. The inclusion of equity awards does not align with general market practices, particularly as it relates to the much broader definition of golden parachute as described in the proposal. The suggestion that this proposal has passed at other companies is misleading given that the four companies referenced by the proponent all have employment agreements in place that provide for additional severance benefits of the type that do not exist at JPMorgan Chase.
The Firm’s compensation philosophy promotes a fair and well-governed, long-term approach to compensation, including pay-for-performance practices that are designed to attract and retain top talent from all backgrounds, to be responsive to and aligned with shareholders, and to encourage a culture that supports our Purpose, Values, Business Principles and strategic framework. Our pay-for-performance compensation program is designed to align the long-term interests of our employees with those of our shareholders by emphasizing sustained value and reinforcing personal accountability. NEOs’ personal accountability is reinforced through sound pay practices, including: pay that is based on performance linked to shareholder value; a majority of variable pay in deferred equity; strong clawback provisions; risk, controls and conduct considerations; and strong shareholding requirements.
Further, NEO compensation is subject to strong Board oversight. The CMDC assists the Board in its oversight of the Firm’s compensation principles and practices, compensation and qualified benefit programs, and OC performance assessments and compensation, among other responsibilities, and the CMDC holds an annual joint session with the Risk Committee to review Firmwide HR and compensation practices.
The Firm conducts an extensive shareholder outreach and engagement program; during which, our shareholders have not raised specific feedback or concerns relating to the Firm’s severance policies or practices. Shareholders can also voice their support or concerns on the Firm’s executive compensation program through the annual Say on Pay vote. Our Board values the feedback it gets from shareholders through the vote and through engagement, and has a demonstrable history of being responsive. For example, as described in our 2023 Proxy Statement, the Board made several enhancements to our executive compensation program and disclosures in response to our 2022 Say on Pay vote and shareholder feedback from 172 shareholder meetings with 118 shareholders representing 49% of the

2024 PROXY STATEMENT	103	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
Firm’s outstanding common stock. Subsequently, we received strong support for the 2023 Say on Pay proposal, with 89% supporting, and shareholders expressed their continued deep support for the management team and the Firm’s strategy, long-term performance, and pay-for-performance compensation program and practices.
In addition, the Firm’s LTIP is approved by shareholders and governs the specified provisions in the equity award agreements on the treatment of unvested equity awards under certain termination events. The LTIP was last approved by 96% of our shareholders at our 2021 Annual Meeting. Generally, unvested equity awards are forfeited when an employee leaves the Firm. Under limited termination scenarios such as death, retirement and involuntary termination without cause, unvested equity awards continue to vest in accordance with their terms. In very limited scenarios where an employee is going to work in a government office capacity and the role requires them to divest JPM stock because of potential conflicts of interest, the Firm would consider potential accelerated vesting.
We believe the Firm’s current compensation practices effectively align the long-term interests of executives and shareholders. Our shareholders have detailed information about NEO compensation and potential and actual termination payments, including the fact that there are no golden parachute agreements, including any accelerated cash/equity payments or special benefits upon a change in control and severance provisions specifically for NEOs. Shareholders have multiple opportunities to provide feedback concerning compensation practices, and the Board has demonstrated meaningful responses to feedback. We believe the proposed policy is unnecessary and would provide no meaningful additional benefits to shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 11 – REPORT ON RESPECTING WORKFORCE CIVIL LIBERTIES
Bowyer Research Inc. on behalf of The Bahnsen Family Trust Dated July 14th 2003, has advised us that it intends to introduce the following resolution:
SUPPORTING STATEMENT: JPMorgan Chase is one of the largest companies in the United States and employs over 240,000 people. As a major employer, Chase should respect the free speech and religious freedom of its employees. Chase is legally required to comply with many laws prohibiting discrimination against employees on a variety of factors, including religion and sometimes political affiliation.
Respecting diverse views also allows Chase to attract the most qualified talent, promote a healthy and innovative business culture, serve its diverse customer base, and contribute to a healthy economic market and marketplace of ideas.
Despite this, the 2023 Viewpoint Diversity Index,1 in which Chase scored a mere 9%, notes that the Company does not provide its employees with protection against viewpoint discrimination. While the Company expressly condemns and prohibits discrimination based on a variety of characteristics, including race, religious beliefs, gender, and others, it maintains no such protection against employees of diverse political beliefs.
Many companies also alienate their own employees by taking divisive stances on political issues. For example, many companies have adopted radical stances and policies on abortion, Chase included. The Company funds abortion provider Planned Parenthood and has pledged coverage for “medically necessary transition-related care” for its employees and their children. The 2023 Index also found that 78% of scored companies discriminate against religious nonprofits in their charitable giving and 63% give money to legislation that undermines fundamental First Amendment freedoms. According to the Freedom at Work survey, 60% of employees were concerned that their company would punish them for expressing their religious or political views at work, and 54% said they feared the same for sharing these views even on their private social media accounts.2 These concerns become relevant in the case of Chase. As per the 1792 Exchange’s 2023 report,3 Chase has been accused of terminating the accounts of politically4 conservative5 customers6 without disclosing the rationale for such debanking.
Companies may also face additional legal liability for DE&I programs that make distinctions based on race or that discriminate based on religious practices, per the recent Supreme Court decisions in Students for Fair Admission v. Harvard and Groff v DeJoy. In light of these risks, the Company must take immediate steps to assess potential shortcomings and act to remedy these concerns.
RESOLVED: Shareholders request the Board of Directors conduct an evaluation and issue a civil rights and non-discrimination report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how Chase’s policies and practices impact employees and prospective employees based on their religion (including religious views) or political views, and the risks those impacts present to Chase’s business.
1    https://www.viewpointdiversityscore.org/company/jpmorgan-chase
2    https://www.viewpointdiversityscore.org/polling
3    https://1792exchange.com/pdf/?c_id=462
4    https://www.foxbusiness.com/politics/chase-bank-allegedly-shutters-bank-account-religious-freedom-nonprofit-demands-donor-list
5    https://flvoicenews.com/retail-health-company-has-chase-accounts-suddenly-terminated-owner-critical-of-covid-vaccines-fda/
6    https://missouriindependent.com/2021/11/17/donald-trump-jr-event-canceled-after-chase-bank-ends-deal-with-missouri-conservative-group/

JPMORGAN CHASE & CO.	104	2024 PROXY STATEMENT

SHAREHOLDER PROPOSALS
BOARD RESPONSE TO PROPOSAL 11
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•We believe that having an inclusive workforce, a supportive and inclusive work environment where individuals from all backgrounds and geographies feel valued and respected, and creating more equitable access to opportunities in our business pursuits, makes our company stronger, our business more profitable and our institution a better global corporate citizen.
•The Firm has in place a Code of Conduct, Business Principles and anti-discrimination policies that are intended to promote equal opportunity and prevent discrimination and harassment by or against employees.
•The Firm maintains internal processes to create a culture that empowers employees to raise concerns and utilizes various surveys to assess employee sentiment.
•There is no evidence of discrimination based on religion or political views. Producing the requested report would divert resources from the meaningful work the Firm is already doing to create a more diverse and inclusive business and would provide no additional information to shareholders.

At JPMorgan Chase, we believe that having an inclusive workforce, a supportive and inclusive work environment where individuals from all backgrounds and geographies feel valued and respected, and creating more equitable access to opportunities in our business pursuits, makes our company stronger, our business more profitable and our institution a better global corporate citizen. This starts, first and foremost, with taking a broad lens when sourcing talent and building and fostering an inclusive work environment where our employees are respected, trusted and encouraged to bring their most productive selves to work. Across the Firm, we continually work to create and reinforce a culture of respect, equity and inclusion and to leverage the unique perspectives and experiences of our employees to deliver against Firm objectives. In this regard, we are proud of the industry recognition of our culture - including being named one of the Time100 Most Influential Companies of 2023 and being placed in the top five of Fortune’s “World’s Most Admired Companies” list for the second consecutive year.
The Firm’s Code of Conduct (“Code”)7, Business Principles and anti-discrimination policies and practices make it clear that the Firm does not tolerate discrimination. In addition, our Code states that diversity and inclusion are priorities at the Firm. The Code is based upon a recognition that a workforce that includes individuals with diverse backgrounds and perspectives fosters creativity; and that an inclusive work environment that allows all employees, regardless of background, to bring their most productive selves to the workplace enables the Firm to best address a wide variety of needs and opportunities in the marketplace. It also reinforces the Firm’s respect for the right to engage in personal political activity. Our Business Principles further reflect our culture to strive to build an inclusive work environment that draws on and develops the best talent.
Employees and directors of the Firm are subject to the Code. Everyone is required to annually affirm that they have read, understand, and are in compliance with the Code, and they also receive regular conduct and culture trainings. Employees are also required to promptly report any potential or actual violations of the Code, Firm policy, law or regulation related to our business.
The Firm’s Equal Opportunity, Anti-Discrimination and Anti-Harassment Statement (the "Statement") also describes our commitment to maintaining a safe, productive, diverse, inclusive, professional, collegial and secure work environment in which all individuals are treated with respect and dignity. The Statement clearly states that the Firm will not tolerate discrimination, harassment or inappropriate conduct by or against employees. Given the proposal’s concern with religious and political discrimination, we note that the Statement specifically includes “creed, religion and religious affiliation” among the prohibited bases for discrimination.
In addition, the Firm provides reasonable religious accommodations to enable the expression of employees’ religious beliefs, observances and practices, while balancing their work responsibilities and requirements.
The Firm maintains internal processes to create a culture that empowers employees to raise concerns. This provides an opportunity for the Firm to gain insight into concerns about its workplace environment, recognize potential risks, and gauge the effectiveness of policies such as those related to anti-discrimination, anti-harassment, and anti-retaliation.
The proposal misleadingly cites findings of a survey, in which the Firm did not participate. The proposal also raises general accusations that “many companies” alienate their own employees, without specifying their application to the Firm. At JPMorgan Chase, we rely on various surveys to assess employee sentiment, such as employee exit surveys and Employee Opinion Surveys that gather feedback on areas such as employee engagement, operational excellence, and commitment to integrity, fairness, and responsibility. Through these surveys, the Firm receives additional insight into where things are going well and areas presenting opportunities for improvement.
In addition, the Firm is subject to comprehensive supervision of its culture and conduct programs by federal banking supervisory regulators on an ongoing basis. This oversight involves substantive reviews of the Firm’s practices related to manager accountability, performance management, compensation impacts, conduct controls, cultural expectations, employee compliance programs, and other
7    https://www.jpmorganchase.com/content/dam/jpmc/jpmorgan-chase-and-co/documents/code-of-conduct.pdf

2024 PROXY STATEMENT	105	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
processes and procedures. Such oversight adds another layer of accountability for the Firm and its employees and provides additional insights to inform our practices. In requesting a report on the Firm’s respect for employees’ religious and political views, the proposal does not provide any credible evidence that the Firm’s policies and practices have been ineffective. The Supporting Statement misleadingly cites survey results and unfounded allegations of debanking, and references one aspect of our comprehensive employee benefits without any context. It does not make a compelling case that there are actual concerns regarding employee discrimination based on religion or political views. To produce the proposed report based on these allegations, the Firm would have to divert resources from the meaningful work the Firm is already doing to create a more diverse and inclusive business.
We remain focused on fostering a culture that respects and champions all of our employees, including, without limitation, those with diverse backgrounds and perspectives. We believe our policies are transparent and provide for effective accountability. The requested report is not necessary and would not provide our shareholders with meaningful additional information.

The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO.	106	2024 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
Information About the Annual Shareholder Meeting
General
WHY AM I RECEIVING THESE MATERIALS?
You are invited to attend JPMorgan Chase’s Annual Meeting of Shareholders and vote on the proposals described in this proxy statement because you were a JPMorgan Chase shareholder on March 22, 2024 (the “Record Date”). JPMorgan Chase is soliciting proxies for use at the annual meeting, including any postponements or adjournments.
Even if you plan on attending the annual meeting through our virtual meeting site, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the annual meeting.
WHEN AND WHERE IS OUR ANNUAL MEETING?
We will hold our annual meeting on Tuesday, May 21, 2024, at 10:00 a.m. Eastern Time.
The annual meeting will be held in a virtual meeting format only. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/JPM2024 and enter the 16-digit control number included on your proxy card, voting instruction form or Notice you previously received.
If you have any questions about accessing the virtual meeting website for the annual meeting, please contact the Office of the Secretary by sending an email to corporate.secretary@jpmchase.com or calling (212) 270-6000 by May 17, 2024.
If you encounter any technical difficulties with the virtual meeting site on the day of the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.
We encourage you to vote your shares prior to the annual meeting.
WHAT IS INCLUDED IN OUR PROXY MATERIALS?
Our proxy materials, which are available on our website at jpmorganchase.com/ir/annual-report, include:
•Our Notice of 2024 Annual Meeting of Shareholders;
•Our Proxy Statement; and
•Our 2023 Annual Report to Shareholders
If you received printed versions of these materials by mail (rather than through electronic delivery), the materials also included a proxy card or voting instruction form. For further information, see “Information about paper and electronic delivery of proxy materials” on pages 110-111.
Attending and voting at the annual meeting
CAN I ATTEND OUR ANNUAL MEETING?
Shareholders as of the close of business on the Record Date and/or their authorized representatives are permitted to attend our annual meeting virtually by following the procedures in this proxy statement.
HOW CAN I ASK QUESTIONS PERTINENT TO MEETING MATTERS?
Shareholders may submit questions either before the meeting, from May 6 to May 17, 2024, or during a portion of the meeting. If you wish to submit a question before the meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question. Alternatively, if you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/JPM2024 using the 16-digit control number and follow the instructions to submit a question.
Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations. Rules of Conduct including procedures for shareholder questions will be posted on the virtual meeting platform.
WHO CAN VOTE AT OUR ANNUAL MEETING?
You can vote your shares of common stock at our annual meeting if you were a shareholder at the close of business on the Record Date.
At the close of business on the Record Date, there were 2,872,090,542 shares of common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our annual meeting.

2024 PROXY STATEMENT	107	JPMORGAN CHASE & CO.

INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
HOW DO I VOTE?
To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	If you are a shareholder of record	If you are a beneficial owner of shares held in street name
Through the virtual meeting site during the meeting	Complete and submit a ballot online during the meeting at www.virtualshareholdermeeting.com/ JPM2024.	Complete and submit a ballot online during the meeting at www.virtualshareholdermeeting.com/ JPM2024.
Online (24 hours a day) — Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.	Go to www.proxyvote.com and follow the instructions.	Go to www.proxyvote.com and follow the instructions.
By Telephone (24 hours a day) — Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.	1-800-690-6903	1-800-454-8683 The availability of voting by telephone may depend on the voting process of the organization that holds your shares.
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided or return it to JPMorgan Chase & Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Return a properly executed and dated voting instruction form using the method(s) your bank, brokerage firm, broker-dealer or other similar organizations make available.
CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You can revoke your proxy and change your vote at any time before the closing of the polls at our annual meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable.
You can revoke your vote:
•During the virtual meeting. If you attend the annual meeting at www.virtualshareholdermeeting.com/ JPM2024, you may revoke your proxy and change your vote by voting online during the meeting. Your attendance at the annual meeting will not automatically revoke your proxy unless you properly vote at the annual meeting.
•In writing. You may request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting via email to corporate.secretary@jpmchase.com or mail to the Office of the Secretary, JPMorgan Chase & Co., 383 Madison Avenue, 39th Floor, New York, New York 10179.
•Online at www.proxyvote.com. You may change your vote at www.proxyvote.com until 11:59 P.M. Eastern Time the day before the meeting date, in which case only your latest Internet proxy submitted prior to the annual meeting will be counted.
•Telephone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the annual meeting will be counted.
•Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the annual meeting will be counted.
HOW ARE SHARES VOTED?
All shares represented by valid ballots or valid proxies received prior to the taking of the vote at the annual meeting will be voted. If you do not vote at the annual meeting, the persons named as proxies on the proxy card will vote your shares as you have instructed.
HOW WILL MY SHARES BE VOTED IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS?
Shareholder of Record: If you are a shareholder of record and do not return a proxy card, or if you sign, date and return a proxy card but do not give specific voting instructions, then the persons named as proxies on the proxy card will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement. In addition, the proxies may determine in their discretion how to vote your shares regarding any other matters properly presented for a vote at our annual meeting.
Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our annual meeting, if this occurs, the persons named as proxies on the proxy card will vote your shares in favor of such other person or persons as may be recommended by our Governance Committee and designated by the Board.

JPMORGAN CHASE & CO.	108	2024 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner of shares held in street name and the organization holding your shares does not receive specific voting instructions from you, how your shares may be voted will depend on whether the proposal is considered “routine” or “non-routine,” as described below.
Participants in the 401(k) Savings Plan: The trustee of the JPMorgan Chase 401(k) Savings Plan (“Plan”) will vote the shares held in the Common Stock Fund as of the Record Date. If you have an interest in the JPMorgan Chase Common Stock Fund through the Plan, your vote will provide voting instructions to the trustee. If no voting instructions are given, the trustee will vote uninstructed shares in the same proportion as voted shares.
WHICH PROPOSALS ARE CONSIDERED “ROUTINE” OR “NON-ROUTINE”?
The ratification of the appointment of the independent registered public accounting firm is considered to be a “routine” matter under NYSE rules. A bank, brokerage firm, broker-dealer or other similar organization may generally vote in their discretion on routine matters, if specific voting instructions are not received from a beneficial owner.
All other proposals are considered “non-routine” under NYSE rules and are therefore “non-discretionary” matters. This means your bank, brokerage firm, broker-dealer or other similar organization may not vote your shares without instructions from you. If the organization that holds your shares does not receive instructions from you on how to vote on one of these non-routine matters, it will so inform the inspector of election. This is generally referred to as a “broker non-vote.”
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
Shareholder of Record: If your shares of JPMorgan Chase common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” of those shares.
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the organization holding your shares and, as a beneficial owner, you have the right to direct the organization as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.
WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
Quorum Requirement: Before any business can be transacted at our annual meeting, a quorum must be present. Holders of a majority of the shares entitled to vote at the annual meeting, present at the meeting or represented by proxy, will constitute a quorum. Abstentions and broker non-votes are treated as present for quorum purposes.
Requirements for each proposal: What is the voting requirement for each proposal?

Proposal	Voting options	Vote requirement	Effect of abstentions[1]	Effect of broker non-votes[2]
Corporate Governance:
– Election of directors[3]	FOR, AGAINST or ABSTAIN (for each director nominee)	Majority of the votes cast FOR or AGAINST (for each director nominee)	No effect — not counted as a vote cast	No effect — not entitled to vote
Executive Compensation:
– Advisory vote on compensation[4]	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Counts as a vote AGAINST	No effect — not entitled to vote
— Approval of amended and restated long-term incentive plan	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Counts as a vote AGAINST	No effect — not entitled to vote
Audit Matters:
Ratification of independent auditor	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Counts as a vote AGAINST	N/A — the organization that holds shares of beneficial owners may vote in their discretion
Shareholder Proposals:
Voting requirements for each proposal are the same	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Counts as a vote AGAINST	No effect — not entitled to vote
1For election of directors, abstentions have no effect because the required vote is determined as follows: votes FOR divided by the sum of votes FOR plus votes AGAINST. For all other proposals (management and shareholder), abstentions are counted as a vote AGAINST the proposal because the required vote is determined as follows: votes FOR divided by the sum of votes FOR plus votes AGAINST plus votes ABSTAINING.
2For all proposals (management and shareholder) other than ratification of the independent auditor, broker non-votes have no effect because they are not considered shares entitled to vote on the proposal.
3If, in a non-contested election of directors, an incumbent nominee for director is not re-elected by a majority of votes cast, such nominee must tender their resignation, and the Board of Directors, through a process managed by the Governance Committee, will decide whether to accept the resignation at its next regular meeting. Unless the Board decides to reject the offer or to postpone the effective date, the resignation shall become effective 45 days after the date of the election.
4The result of the advisory vote on compensation is not binding on the Board, whether or not the resolution is passed under the standard described above.

2024 PROXY STATEMENT	109	JPMORGAN CHASE & CO.

INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
IS MY VOTE CONFIDENTIAL?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. JPMorgan Chase will not disclose the proxy instructions or ballots of individual shareholders except to those recording the vote, or as may be required in accordance with appropriate legal process, or as authorized by the shareholder.
COULD OTHER MATTERS BE DECIDED AT THE 2024 ANNUAL MEETING?
We do not know of any matters that will be considered at the annual meeting other than those described above. If a shareholder proposal that was properly excluded from this proxy statement or is otherwise not properly presented at the meeting is nevertheless brought before the meeting, the Chair will declare such a proposal out of order, and it will be disregarded. If any other matters arise at the annual meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.
WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
WHO COUNTS THE VOTES CAST AT OUR ANNUAL MEETING?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at our annual meeting, and American Election Services, LLC will act as the independent inspector of election.
WHERE CAN I FIND THE VOTING RESULTS OF OUR ANNUAL MEETING?
We expect to announce the preliminary voting results at our annual meeting. The final voting results will be reported on a Current Report on Form 8-K that will be filed with the SEC and be available on our website.
WHO IS PAYING THE COSTS OF THIS PROXY SOLICITATION?
JPMorgan Chase is paying the costs of the solicitation of proxies. JPMorgan Chase has retained MacKenzie Partners, Inc. to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners of shares. We have agreed to pay MacKenzie Partners a fee of approximately $50,000 plus reimbursement of certain out-of-pocket expenses.
JPMorgan Chase must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:
•Forwarding the Notice of Internet Availability to beneficial owners;
•Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
•Obtaining beneficial owners’ voting instructions.
In addition to solicitations by mail, the persons who will be serving as the proxies and JPMorgan Chase’s directors, officers and employees may solicit, without additional compensation, proxies on JPMorgan Chase’s behalf in person, by phone or by electronic communication.
HOW DO I INSPECT THE LIST OF SHAREHOLDERS OF RECORD?
A list of shareholders of record as of March 22, 2024 will be available for inspection during ordinary business hours at our offices at 383 Madison Avenue, New York, NY 10179, from May 10, 2024, to May 20, 2024. Please contact the Office of the Secretary by sending an email to corporate.secretary@jpmchase.com if you wish to inspect the list prior to the annual meeting.
Information about paper and electronic delivery of proxy materials
JPMorgan Chase uses the SEC rule commonly known as “Notice and Access” that permits companies to furnish proxy materials to our shareholders over the Internet. This process enables us to expedite delivery of materials to our shareholders and reduces the costs to us of printing and mailing paper proxy materials.
In accordance with the Notice and Access rules, on or about April 8, 2024, we sent those current shareholders of record on March 22, 2024, the Record Date for the annual meeting, a Notice. The Notice contains instructions on how to access our proxy statement and annual report online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail.
If you received a Notice, and would like to receive copies of our proxy materials in print by mail, or electronically by email, please follow the instructions in the Notice.
Shareholders who do not receive the Notice will receive copies of our proxy statement and 2023 Annual Report to Shareholders either by mail or email. The copies will be sent on or about April 8, 2024.
HOW CAN I OBTAIN AN ADDITIONAL PROXY CARD?
Shareholders of record can contact the Office of the Secretary by sending an email to corporate.secretary@jpmchase.com or calling (212) 270-6000.
If you hold your shares of common stock in street name, contact your account representative at the bank, brokerage firm, broker-dealer or similar organization through which you hold your shares.

JPMORGAN CHASE & CO.	110	2024 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
HOW DO I SIGN UP FOR ELECTRONIC DELIVERY OF PROXY MATERIALS?
This proxy statement and our 2023 Annual Report to Shareholders are available on our website at: jpmorganchase.com. If you would like to help reduce the environmental impact of our annual meetings and our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold shares in street name at https://enroll. icsdelivery.com/jpm.
Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.
I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS. HOW CAN I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?
JPMorgan Chase has adopted a procedure called “householding.” Under this procedure, JPMorgan Chase may deliver a single copy of the proxy statement and annual report to multiple shareholders who share the same address, unless we have received contrary instructions from one or more of the shareholders. Each shareholder continues to receive a separate proxy card. This procedure reduces the environmental impact of our annual meetings and our printing and mailing costs.
If your household received a single set of proxy materials, but you prefer to receive a separate copy of the proxy statement and 2023 Annual Report, you may contact the Office of the Secretary via email at corporate.secretary@jpmchase.com, via mail at the Office of the Secretary, JPMorgan Chase & Co., 383 Madison Avenue, 39th Floor, New York, New York 10179, or by phone at 212-270-6000 and these documents will be delivered to you promptly upon receiving the request.
Alternatively, if you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact Broadridge Financial Services at 1-866-540-7095. If you are a beneficial owner who holds shares in street name, contact your bank, brokerage firm, broker-dealer or similar organization to request information about householding.
You may change your householding preferences at any time, by contacting Broadridge Financial Services at 1-866-540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by contacting the bank, brokerage firm, broker-dealer or similar organization through which you hold your shares.
Other
HOW DO I OBTAIN MORE INFORMATION ABOUT JPMORGAN CHASE?
The Governance Principles, Code of Conduct, Code of Ethics for Finance Professionals, Business Principles, the Political Engagement and Public Policy Statement, ESG Report, Climate Report, and the By-laws and charters of our principal standing committees are posted on our website at jpmorganchase.com. These documents will also be made available to any shareholder who requests them by writing to the Secretary at corporate.secretary@jpmchase.com, or Office of the Secretary, JPMorgan Chase & Co., 383 Madison Avenue, 39th Floor, New York, New York 10179.
Information that the Firm is required to disclose under Article 20 (Corporate Governance Statement) of Directive 2013/34/EU, as adopted in the European Union and the United Kingdom, may be found in this proxy statement under the headings "Corporate Governance" and "Audit Committee report."

2024 PROXY STATEMENT	111	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2025 ANNUAL MEETING
Shareholder Proposals and Nominations for the 2025 Annual Meeting
HOW DO I SUBMIT A PROPOSAL FOR INCLUSION AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS?
For a shareholder proposal to be included in the proxy materials and be distributed by us in connection with our 2025 Annual Meeting of Shareholders, the proposal must be received by the Secretary of JPMorgan Chase no later than December 9, 2024. Such proposals must comply with all requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission.
HOW CAN I SUBMIT NOMINEES FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2025 ANNUAL MEETING?
The Firm’s By-laws provide for a right of proxy access. This By-law enables shareholders, under specified conditions, to include their nominees for election as directors in the Firm’s proxy statement. Under By-law Section 1.10, a shareholder (or group of up to 20 shareholders) who has continuously owned at least 3% of the Firm’s outstanding shares for at least three consecutive years may nominate up to 20% of the Board (but in any event at least two directors) and have such nominee(s) included in the Firm’s proxy statement, if the shareholder(s) and the nominee(s) satisfy the applicable requirements set forth in the Firm’s By-laws.
If a shareholder is seeking to have one or more nominees included in the Firm’s 2025 proxy statement, the notice required by the Firm’s By-laws must be received by the Secretary of JPMorgan Chase not later than December 9, 2024, and not earlier than November 9, 2024.
HOW DO I SUBMIT NOMINEES FOR ELECTION OF DIRECTORS AT THE 2025 ANNUAL MEETING OTHER THAN THROUGH PROXY ACCESS?
Under our By-laws, nominations for director (other than through proxy access described above) may be made by a shareholder who is entitled to vote and complies with other applicable requirements set forth in the By-laws. The notice by shareholders who intend to nominate directors at the 2025 Annual Meeting of Shareholders must be received by the Secretary of JPMorgan Chase no earlier than January 21, 2025 and no later than the close of business on February 20, 2025. Notice of director nominations must satisfy the provisions in our By-laws relating to director nominations and set forth information required by Rule 14a-19(b) of the Securities Exchange Act of 1934. The advance notice provisions under our By-laws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a nominee included in the proxy statement.
HOW CAN I SUBMIT PROPOSALS AT OUR 2025 ANNUAL MEETING OF SHAREHOLDERS, THAT ARE NOT TO BE INCLUDED IN THE PROXY MATERIALS?
Our By-laws govern the submission of other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but that are not included in JPMorgan Chase’s proxy statement for that meeting.
Under our By-laws, other business proposals to be addressed at our next annual meeting may be made by a shareholder who is entitled to vote and complies with other applicable requirements set forth in the Firm's By-laws. The notice must contain the information required by the Firm's By-laws and must be received by the Secretary of JPMorgan Chase not later than the close of business on February 20, 2025, and not earlier than January 21, 2025.
These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement.
A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance-notice By-law provisions described above, subject to applicable rules of the SEC.
HOW CAN I OBTAIN A COPY OF JPMORGAN CHASE’S BY-LAWS?
Copies of our By-laws are available on our website at: jpmorganchase.com/about/governance or may be obtained by contacting the Office of the Secretary via email at corporate.secretary@jpmchase.com or via mail at the Office of the Secretary, JPMorgan Chase & Co., 383 Madison Avenue, 39th Floor, New York, NY 10179.
WHERE SHOULD A SHAREHOLDER SEND HIS OR HER PROPOSALS?
Shareholder proposals (including nominees for director pursuant to the Firm’s By-laws) should be emailed to the Office of the Secretary at corporate.secretary@jpmchase.com. A copy may be mailed to the Secretary at JPMorgan Chase & Co., Office of the Secretary, 383 Madison Avenue, 39th Floor New York, NY 10179. We strongly encourage you to use email to submit a proposal. If a proposal is sent by means other than email, please provide a copy by email to ensure delivery.
John H. Tribolati
Secretary

JPMORGAN CHASE & CO.	112	2024 PROXY STATEMENT

NOTES ON NON-GAAP FINANCIAL MEASURES
Notes on Non-GAAP Financial Measures
1.TCE, ROTCE, TBVPS and Pre-tax income ex. LLR are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Pre-tax income ex. LLR represents income on a managed basis before income tax expense (pre-tax income) excluding the change in loan loss reserves. This reflects the exclusion of the portion of the provision for credit losses attributable to the change in allowance for credit losses. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity. Pre-tax income ex. LLR is utilized by the Firm to assess the Firm's operating performance and management believes this information helps investors understand the effect on reported results and provides an alternate presentation of the Firm’s performance. The following tables provide reconciliations and calculations of these measures for the periods presented.
2.In addition to analyzing the Firm's results on a reported basis, management reviews Firmwide results on a "managed" basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a “managed” basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the reportable business segments) on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.
Non-GAAP reconciliations

Avg. TCE, ROE and ROTCE	Average for the year ended December 31,
(in millions, except ratio data)	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Common stockholders’ equity	$207,400	$215,690	$224,631	$230,350	$229,222	$232,907	$236,865	$250,968	$253,068	$282,056
Less: Goodwill	48,029	47,445	47,310	47,317	47,491	47,620	47,820	49,584	50,952	52,258
Less: Other intangible assets	1,378	1,092	922	832	807	789	781	876	1,112	2,572
Add: Certain deferred tax liabilities(a)	2,950	2,964	3,212	3,116	2,231	2,328	2,399	2,474	2,505	2,883
Tangible common equity	$160,943	$170,117	$179,611	$185,317	$183,155	$186,826	$190,663	$202,982	$203,509	230,109
Net income applicable to common equity	$20,620	$22,927	$23,086	$22,778	$30,923	$34,844	$27,548	$46,734	$36,081	48,051
Return on common equity(b)	10%	11%	10%	10%	13%	15%	12%	19%	14%	17%
Return on tangible common equity(c)	13	13	13	12	17	19	14	23	18	21
(a)Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.
(b)Represents net income applicable to common equity / average common stockholders’ equity.
(c)Represents net income applicable to common equity / average TCE.

2024 PROXY STATEMENT	113	JPMORGAN CHASE & CO.

NOTES ON NON-GAAP FINANCIAL MEASURES
Non-GAAP reconciliations (continued)

Managed basis Total net revenue	Year ended December 31,
(in millions)	2022	2023
Reported Total net revenue	$128,695	$158,104
Fully taxable-equivalent adjustments(a)	3,582	4,262
Managed basis Total net revenue	$132,277	$162,366
(a)Predominantly recognized in Corporate & Investment Bank, Commercial Banking and Corporate.

BVPS and TBVPS	At December 31, 2023
(in millions, except ratio data)
Common stockholders’ equity	$300,474
Less: Goodwill	52,634
Less: Other intangible assets	3,225
Add: Certain deferred tax liabilities(a)	2,996
Tangible common equity	$247,611
Common shares	2,876.6
Book value per share(b)	$104.45
Tangible book value per share(c)	86.08
(a)Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.
(b)Represents common stockholders’ equity at period-end / common shares at period-end.
(c)Represents TCE at period-end / common shares at period-end.

Pre-tax income ex. LLR
For the year ended December 31, 2023	Pre-tax income ex. LLR			First Republic			Pre-tax income ex. LLR (ex. First Republic)
(in billions)	Firmwide	CCB	CB	Firmwide	CCB	CB	Firmwide	CCB	CB
Reported pre-tax income	$61.6
Fully taxable-equivalent adjustments	4.3
Managed basis pre-tax income	$65.9	$28.4	$8.2	$4.6	$1.6	$0.1	$61.3	$26.8	$8.1
Change in loan loss reserves	3.1	1.6	1.7	1.2	0.5	0.8	1.9	1.1	0.9
Pre-tax income ex. LLR	$69.0	$30.0	$9.9	$5.8	$2.1	$0.9	$63.2	$27.9	$9.0
Additional notes
1.The Basel III common equity Tier 1 (“CET1”) ratio is used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position. Refer to Capital Risk Management on pages 91-101 of the 2023 Form 10-K for additional information on this measure.

JPMORGAN CHASE & CO.	114	2024 PROXY STATEMENT

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
Appendix

JPMORGAN CHASE & CO. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN, EFFECTIVE May 21, 2024

1.Purpose. The JPMorgan Chase & Co. Long-Term Incentive Plan (the “Plan”) is an amendment and restatement, effective May 21, 2024, subject to shareholder approval on that date, of the JPMorgan Chase & Co. Long-Term Incentive Plan as amended and restated effective May 18, 2021. The Plan allows the Company to provide stock-based incentives for designated employees to acquire a proprietary interest in the growth, performance and long-term sustainable health of the Company and to have an increased incentive in contributing to the Company’s future success and prosperity. It is also designed to enhance the Company’s ability to attract, retain and reward employees of exceptional talent and allows the Company to respond to a changing business environment in a flexible manner while aligning employees’ interests with those of the Company’s shareholders. The Plan also provides a mechanism to establish the compensation of Directors.
2.Definitions. For purposes of the Plan, the following terms shall have the meanings set forth in this Section 2:
(a)“Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(b)“Award” shall mean any type of award granted pursuant to the Plan.
(c)“Award Agreement” means the document by which each Award is evidenced, as described in Section 13.
(d)“Board” shall mean the Board of Directors of JPMC; provided that any action taken by a duly authorized committee of the Board within the scope of authority delegated to such committee by the Board shall be considered an action of the Board for purposes of this Plan.
(e)“JPMC” shall mean JPMorgan Chase & Co., and, except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all its assets or otherwise.
(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(g)“Committee” shall mean the Compensation & Management Development Committee of the Board (or any successor committee) or any subcommittee thereof composed of not fewer than two directors, each of whom is a “non-employee director” as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, or any successor definition adopted by the Commission.
(h)“Common Stock” shall mean the common stock of JPMC, par value $1 per share.
(i)“Company” shall mean JPMC and its Subsidiaries.
(j)“Director” shall mean a member of the Board of Directors of JPMC excluding any member who is an officer or Employee of the Company.
(k)“Employee” shall mean any employee of the Company.
(l)“Fair Market Value” shall mean (unless the Committee specifies a different valuation method) per share of Common Stock, the average of high and low sale prices of the Common Stock as reported on the New York Stock Exchange (“NYSE”) composite tape on the applicable date, or, if there are no such sale prices of Common Stock reported on the NYSE composite tape on such date, then the average price of the Common Stock on the last previous day on which high and low sale prices are reported on the NYSE composite tape.
(m)“Other Stock-Based Award” shall mean any of those Awards described in Section 9 hereof.
(n)“Participant” shall mean an Employee or Director who has been granted an Award under the Plan.
(o)“Subsidiary” shall mean any corporation that at the time qualifies as a subsidiary of JPMC under the definition of “subsidiary corporation” in Section 424(f) of the Code, as amended from time to time. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may determine that any entity in which JPMC has a significant equity or other interest is a “Subsidiary.”

2024 PROXY STATEMENT	115	JPMORGAN CHASE & CO.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
3.Shares subject to the Plan.
(a)The stock subject to provisions of the Plan shall be shares of authorized but unissued Common Stock and authorized and issued shares of Common Stock held as treasury shares. Subject to adjustment as provided in Sections 3(b) and 17, the number of shares of Common Stock with respect to which Awards may be granted under the Plan from its term commencing May 21, 2024 and ending May 31, 2028, shall be 81 million shares of Common Stock; provided that not more than 7 million shares may be issued as Awards of incentive stock options as defined by Section 422 of the Code.
(b)In addition to the number of shares of Common Stock provided for in Section 3(a), there shall be available for Awards under the Plan:
(i)shares representing Awards that are canceled, surrendered, forfeited, or terminated (other than shares representing Awards of stock appreciation rights or stock options), shares withheld to satisfy withholding tax obligations of any Award (other than tax withholdings associated Awards of stock appreciation rights and stock options),
(ii)shares granted through assumption of, or in substitution for, outstanding awards previously granted by an employing company to individuals who become Employees as the result of a merger, consolidation, acquisition or other corporate transaction involving the employing company and the Company, or shares granted to such Employees (x) pursuant to contractual obligations with respect to such merger, consolidation, acquisition or other corporate transaction or (y) as retention awards in connection with such transactions, and
(iii)Awards which by their terms may be settled only in cash.
(c)For purposes of calculating the number of shares of Common Stock available for issuance under the Plan, only the maximum number of shares that could be issued under Awards granted in tandem shall reduce the number specified in Section 3(a), provided that the Award Agreement provides that the exercise of one right under an Award reduces the number of shares of Common Stock available under the other Award. For avoidance of doubt, as provided in Section 3(b)(i), with respect to Awards of stock appreciation rights and options, all shares underlying such Awards, whether or not actually issued to plan participants, will count against the share limit.
4.Eligibility. Any Employee selected by the Committee is eligible to be a Participant in the Plan. In addition, as provided in Section 12, any Director shall be eligible to be a Participant in the Plan.
5.Limitations.
(a)The Committee may not grant Awards under the Plan to any Participant in excess of 7.5 million shares, including, but not limited to, the number of shares represented by Awards of stock options and stock appreciation, during the term of the Plan.
(b)Other than Awards to Directors, Awards settled in shares of Common Stock shall have a minimum vesting/exercise schedule of ratably over three years, provided that the Committee can grant Awards of up to 5% of shares authorized under the Plan with a shorter vesting or exercise period but not less than a one-year period. These minimum vesting and exercise periods do not apply to Awards that vest or become exercisable earlier due to (i) circumstances such as death, retirement, or involuntary termination of employment, (ii) the achievement of performance objectives over a period of at least one year, (iii) standard vest date occurring within 10 days of the grant date anniversary, or (iv) a determination by the Firm for regulatory or other considerations to provide an equity award in excess of that which would have been awarded to the individual under the cash equity policy in effect for the performance year.
6.Administration. Unless otherwise determined by the Board, the Plan shall be administered by the Committee. As to the selection of, and Awards to, Participants who are not subject to Section 16 of the Act, the Committee may delegate any or all of its responsibilities to officers or Employees of the Company.
Subject to the provisions of the Plan, the Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) construe, interpret and implement the Plan and all Award Agreements, (b) establish, amend, and rescind any rules and regulations relating to the Plan, (c) grant Awards, (d) determine who shall receive Awards, when such Awards shall be made and the terms and provisions of Award Agreements, (e) establish plans supplemental to this Plan covering Employees residing outside of the United States, (f) provide for mandatory or voluntary deferrals of Awards and (g) make all other determinations in its discretion that it may deem necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan or any such Award Agreement into effect.

JPMORGAN CHASE & CO.	116	2024 PROXY STATEMENT

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
Notwithstanding anything herein to the contrary, the Committee’s determinations under the Plan and the Award Agreements are not required to be uniform. By way of clarification, the Committee shall be entitled to make non-uniform and selective determinations under Awards Agreements and Plan.
The determinations of the Committee in the administration of the Plan, as described herein, shall be final, and the Board and the Committee will have no liability for any action taken under or pursuant to the Plan in good faith (including any action taken under Section 12).
7.Stock options.
(a)Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when Awards of stock options will be made, the number of options to be awarded and all other terms and conditions of such Awards. Such terms and conditions may include one or more of the performance criteria or standards described in Section 10.
(b)In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such requirements as may be prescribed by Section 422 of the Code, and any implementing regulations.
(c)The Committee shall establish the option exercise price at the time each stock option is granted, which exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that the per share exercise price of any Award of stock options may not be decreased after it has been granted (other than as provided for in Section 17); provided, further, that an Award of stock options may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price. Stock options may not be exercisable later than 10 years after their date of grant.
(d)The option exercise price of each share of Common Stock as to which a stock option is exercised shall be paid in full at the time of such exercise. The method and form of such payment shall be determined by the Committee from time to time.
8.Stock appreciation rights.
(a)Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when Awards of stock appreciation rights will be made, the number to be awarded and all other terms and conditions of such Awards. Such terms and conditions may include one or more of the performance criteria or standards described in Section 10.
(b)The Committee shall establish the stock appreciation right exercise price at the time each stock appreciation right is granted, which exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that the per share exercise price of any Award of stock appreciation rights may not be decreased after it has been granted (other than as provided for in Section 17); provided, further, that an Award of stock appreciation rights may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price. Stock appreciation rights may be granted independent of any Award of stock options or in conjunction with all or any part of any Award of stock options, either at the same time as the Award of stock options is granted or at any later time during the term of such options; provided that the exercise price of a stock appreciation right granted in tandem with a stock option shall not be less than 100% of the Fair Market Value at the date of the grant of such option.
(c)Upon exercise, a stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the positive difference between the Fair Market Value of a share of Common Stock on the exercise date of the stock appreciation right and the per share exercise price, multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. The Committee shall determine at the date of grant whether the stock appreciation right shall be settled in cash, Common Stock or a combination of cash and Common Stock.

2024 PROXY STATEMENT	117	JPMORGAN CHASE & CO.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
(d)A stock appreciation right or applicable portion thereof allocated to a stock option shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. Stock appreciation rights may not be exercisable later than 10 years after their date of grant.
9.Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when “Other Stock-Based Awards” will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. Other Stock-Based Awards are Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of Common Stock. Other Stock-Based Awards shall be in such form as the Committee shall determine, including without limitation, (i) shares of Common Stock, (ii) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, (iii) shares of Common Stock issuable upon the completion of a specified period of service, (iv) restricted stock units distributed in the form of shares of Common Stock after the restrictions lapse and (v) conditioning the right to an Award upon the occurrence of an event or the attainment of one or more performance objectives, as more fully described in Section 10. The Committee shall determine at date of grant whether Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.
10.Performance-Based Awards. The Committee may from time to time, establish performance criteria or standards with respect to an Award (a “Performance-Based Award”). The performance goals may be based upon one or more of the following criteria: (i) income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) earnings per share; (iii) return on common equity including return on tangible common equity; (iv) expense management; (v) return on investment; (vi) stock price; (vii) revenue growth; (viii) efficiency ratio; (ix) credit quality; (x) ratio of non-performing assets to performing assets; (xi) shareholder value added; (xii) return on assets; (xiii) profitability or performance of identifiable business units; or (xiv) any other criteria as determined by the Committee in its sole discretion. Additionally, the foregoing criteria may relate to JPMC, one or more of its Subsidiaries or one or more of its divisions or units. In addition, the performance goals may be calculated without regard to extraordinary items.
The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to ascertain the amount of the applicable Performance-Based Award. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.
11.Dividends, equivalents and voting rights. The terms and conditions of Other Stock-Based Awards of restricted stock and restricted stock units may provide the Participant with dividends or dividend equivalents payable prior to vesting; and Awards of Other Stock-Based Awards of restricted stock may provide for voting rights prior to vesting. Notwithstanding the foregoing, with respect to Awards of restricted stock or restricted stock units specifically designated in the award agreement as performance-based, dividends shall be accumulated and shall be paid to the Participants only in an amount based on the number of shares, if any, that vest under the terms of the Award.
12.Director compensation.
(a)For each calendar year for service on the Board, each Director shall receive an annual cash retainer of $110,000 and, if the Director is on the Board at the time when annual performance year equity awards are granted, an annual grant of deferred stock units valued at $265,000. During the term set forth in Section 3(a), with respect to which Awards may be granted under the Plan, the Board is specifically authorized in its discretion to increase the cash retainer and/or the equity award described in this Section 12(a) by a combined total of up to $25,000 or to decrease them.
(b)For each calendar year, each Director who serves in the following designated roles shall receive an annual cash retainer of: (i) $35,000 for serving as the Lead Independent Director; (ii) $25,000 for chairing the JPMorgan Chase Bank, N.A. (“Bank”) board, Audit Committee or Risk Committee; and (iii) $20,000 for chairing any other principal standing committee and for serving on any of the Bank board, Audit Committee or Risk Committee. During the terms set forth in Section 3(a), with respect to which Awards may be granted under the Plan, the Board is authorized in its discretion to increase the designated role cash retainer described in (i) by up to $65,000, and the retainers described in (ii) and (iii) by up to $5,000.

JPMORGAN CHASE & CO.	118	2024 PROXY STATEMENT

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
The Board is authorized to decrease retainers, or to change their form.
(c)The Board may at any time provide any Director with a retainer or other fee in addition to those provided for in Sections 12(a) and (b), including for service on a specific purpose committee or for any other special service, in each case determined in the discretion of the Board. The Board also may decrease any retainer provided for in Sections 12(a) and (b).
(d)Any retainer or fee pursuant to this Section 12 may be payable in the form of cash, an Other Stock-Based Award or any combination, as determined in the discretion of the Board, and shall have such terms and conditions as the Board may specify and any Award of restricted stock units shall provide for dividend equivalents that shall be payable as additional restricted stock units.
(e)Unless the Board determines otherwise in its discretion, the Corporate Governance & Nominating Committee of the Board (or any successor committee) is delegated the authority of the Board under this Section 12.
13.Award agreements. Each Award under the Plan shall be evidenced by a document setting forth the terms and conditions, not inconsistent with the provisions of the Plan, as determined by the Committee, which shall apply to such Award. Such document may be delivered by mail or electronic means, including the internet. The Committee may amend any Award Agreement to conform to the requirements of law.
14.Withholding and right of offset.
(a)The Company shall have the right to deduct from all amounts paid to any Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant may be required to pay, in such form as the Committee may specify, to the Company the amount of any taxes required to be withheld with respect to such Common Stock prior to its receipt, or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld.
(b)To the extent that any amounts hereunder are not deferred compensation within the meaning of Section 409A of the Code, the Company shall have the right to offset against its obligation to deliver shares of Common Stock or cash under the Plan or any Award Agreement any amounts (including, without limitation, travel and entertainment expenses or advances, loans, credit card obligations, repayment obligations under any Awards, or amounts repayable pursuant to tax equalization, housing, automobile or other employee programs), the Participant then owes to the Company. Additionally, in situations where such amounts are owed to the Company or the amount owed has not been determined in full, the Company may preclude a Participant from exercising an Award of stock options or stock appreciation rights until such amount is paid or established in full.
15.Nontransferability. No Award shall be assignable or transferable, and no right or interest of any Participant in any Award shall be subject to any lien, obligation or liability of the Participant, except by will, the laws of descent and distribution, or as otherwise set forth in the Award agreement; provided that with respect to Awards (other than an Award of an incentive stock option), the Committee may, in its sole discretion, permit certain Participants or classes of Participants to transfer Awards of nonqualified stock options and stock appreciation rights or Other Stock-Based Awards to such individuals or entities as the Committee may specify.
16.No right to employment or continued participation in plan. No person shall have any claim or right to the grant of an Award prior to the date that an Award agreement is delivered to such person and the satisfaction of the appropriate formalities specified in the Award agreement, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or to be eligible for any subsequent Awards. Further, the Company expressly reserves the right to dismiss at any time a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

2024 PROXY STATEMENT	119	JPMORGAN CHASE & CO.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
17.Adjustment of and changes in common stock. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders of Common Stock other than regular cash dividends, the Committee will make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including, but not limited to, adjustments with respect to the limitations imposed by Sections 3 and 5 and to make appropriate adjustments (including the number of shares and the exercise price) to outstanding Awards (without regard to the re-pricing restrictions set forth in Sections 7 and 8).
18.Amendment. The Board may amend, suspend or terminate the Plan or any portion hereof at any time without shareholder approval, except to the extent otherwise required by the Act or New York Stock Exchange listing requirements. Notwithstanding the foregoing, except in the case of an adjustment under Section 17, any amendment by the Board shall be conditioned on shareholder approval if it increases (i) the number of shares of Common Stock authorized for grant under Section 3, (ii) the number of shares authorized for grant to individual participants under any form of an Award as set forth in Section 5, or (iii) if such amendment eliminates restrictions applicable to the reduction of the exercise price of an option or stock appreciation right or the surrender of such Award in consideration for a new Award with a lower exercise price as set forth in Sections 7 and 8.
19.Unfunded status of plan. The Plan is intended to constitute an “unfunded” plan for long-term incentive compensation. Nothing herein shall be construed to give any Participant any rights with respect to unpaid Awards that are greater than those of a general unsecured creditor of JPMC.
20.Successors and assigns. The Plan and Awards made thereunder shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
21.Governing law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of laws.
22.Effective date. The effective date of this Plan is May 21, 2024. No Awards shall be granted under the Plan after May 31, 2028, or the date the Plan is earlier terminated by the Board; provided, however, that the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.

JPMORGAN CHASE & CO.	120	2024 PROXY STATEMENT

Glossary of Selected Terms and Acronyms
2023 Form 10-K: JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2023
AUM: Assets under management
AWM: Asset & Wealth Management
Bank: JPMorgan Chase Bank, National Association
BlackRock: BlackRock, Inc. and affiliated entities
BRG: Business Resource Group
BVPS: Book value per share
CAP: Compensation Actually Paid
CCAR: Comprehensive Capital Analysis and Review
CB: Commercial Banking
CCB: Consumer & Community Banking
CD&A: Compensation discussion and analysis
CEO: Chief Executive Officer
CET1: Common equity Tier 1
CFO: Chief Financial Officer
CIB: Corporate & Investment Bank
CMDC: Compensation & Management Development Committee
COO: Chief Operating Officer
DEI: Diversity, equity and inclusion
Designated Employees: Tier 1 Employees, Identified Staff, or other employees who are material risk-takers identified under other similar standards
EPS: Earnings per share
ESG: Environmental, social and governance
E.U.: European Union
ex. LLR: Excluding loan loss reserves
FDIC: Federal Deposit Insurance Corporation
Federal Reserve: Board of Governors of the Federal Reserve System
Firm: JPMorgan Chase & Co.
Governance Committee: Corporate Governance & Nominating Committee
Governance Principles: Corporate Governance Principles
HR: Human Resources
IB: Investment Banking
Identified Staff: Employees who are material risk-takers identified under U.K. and/or European Union standards
IHC: JPMorgan Chase Holdings LLC, an intermediate holding company
JPMorgan Chase: JPMorgan Chase & Co.
LGBTQ+: Lesbian, Gay, Bisexual, Transgender, Queer plus
LOB: Line of business
LTIP: Long-Term Incentive Plan
NEO: Named Executive Officer
Notice: Notice of Internet Availability of Proxy Material
NYSE: New York Stock Exchange
OC: Operating Committee
PAC: Political Action Committee
PCAOB: Public Company Accounting Oversight Board
PRC: Public Responsibility Committee
PSU: Performance share unit
PwC: PricewaterhouseCoopers LLP
ROE: Return on common equity
ROTCE: Return on tangible common equity
RSU: Restricted stock unit
SAR: Stock appreciation right
SCT: Summary compensation table
SDG: United Nations Sustainable Development Goals
SEC: United States Securities and Exchange Commission
TBVPS: Tangible book value per share
TCE: Tangible common equity
Tier 1 Employees: Employees who are material risk-takers identified under Federal Reserve standards
TSR: Total shareholder return
U.K.: United Kingdom
U.S.: United States of America
U.S. GAAP: Accounting principles generally accepted in the U.S.
Vanguard: The Vanguard Group and affiliated entities
WOTM: Women on the Move

2024 PROXY STATEMENT	121	JPMORGAN CHASE & CO.

© 2024 JPMorgan Chase & Co. All rights reserved.
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COMPUTERSHARE P.O. Box 43078 Providence, RI 02940-3078
VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JPMORGAN CHASE & CO.
The Board of Directors recommends you vote FOR the following proposals:							The Board of Directors recommends you vote AGAINST the following shareholder proposals:
1.	Election of directors		For	Against	Abstain			For	Against	Abstain
	1a. Linda B. Bammann		☐	☐	☐	5.	Independent board chairman	☐	☐	☐
	1b. Stephen B. Burke		☐	☐	☐	6.	Humanitarian risks due to climate change policies	☐	☐	☐
	1c. Todd A. Combs		☐	☐	☐	7.	Indigenous peoples' rights indicators	☐	☐	☐
	1d. Alicia Boler Davis		☐	☐	☐	8.	Proxy voting alignment	☐	☐	☐
	1e. James Dimon		☐	☐	☐	9.	Report on due diligence in conflict-affected and high-risk areas	☐	☐	☐
	1f. Alex Gorsky		☐	☐	☐	10.	Shareholder opportunity to vote on excessive golden parachutes	☐	☐	☐
	1g. Mellody Hobson		☐	☐	☐	11.	Report on respecting workforce civil liberties	☐	☐	☐
	1h. Phebe N. Novakovic		☐	☐	☐
	1i. Virgina M. Rometty		☐	☐	☐
	1j. Mark A. Weinberger		☐	☐	☐

2.	Advisory resolution to approve executive compensation		☐	☐	☐

3.	Approval of amended and restated long-term incentive plan effective May 21, 2024		☐	☐	☐

4.	Ratification of independent registered public accounting firm		☐	☐	☐

								Yes	No
						Please indicate if you plan to attend this meeting.		☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must
						sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

JPMorgan Chase & Co.
2024 Annual Meeting of Shareholders
Tuesday, May 21, 2024 10:00 a.m. Eastern Time
www.virtualshareholdermeeting.com/JPM2024

If you plan to attend the meeting at www.virtualshareholdermeeting.com/JPM2024, you will be required to enter the control number found on your proxy card, voting instruction form or Notice you previously received. The Annual Meeting will be held in a virtual meeting format only. For more information see “Information about the annual shareholder meeting” in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at https://www.jpmorganchase.com/ir/annual-report
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E19088-P87837

JPMORGAN CHASE & CO.

    This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of Shareholders of JPMorgan Chase & Co. on May 21, 2024.

    You, the undersigned shareholder, appoint each of John Tribolati and Jeremy Barnum, your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of JPMorgan Chase common stock that you would be entitled to vote at the 2024 Annual Meeting, and any adjournment of the meeting, with all powers that you would have if you were personally present at the meeting. The shares represented by this proxy will be voted as instructed by you on the reverse side of this card with respect to the proposals set forth in the proxy statement, and in the discretion of the proxies on all other matters which may properly come before the 2024 Annual Meeting and any adjournment thereof. If the card is signed but no instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors.

    Participants in the 401(k) Savings Plan: If you have an interest in JPMorgan Chase common stock through an investment in the JPMorgan Chase Common Stock Fund within the 401(k) Savings Plan, your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given, the trustee will vote unvoted shares in the same proportion as voted shares.

    Voting Methods: If you wish to vote by mail, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. If you wish to vote by Internet or telephone, please follow the instructions on the reverse side.

Continued and to be signed on reverse side